The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion dated June 9, 2014.

Preliminary Pricing Supplement No. ETN-13/A† To the Prospectus Supplement dated March 23, 2012 and the Prospectus dated March 23, 2012	Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-180300-03 June 9, 2014
$ * Credit Suisse FI Large Cap Growth Enhanced Exchange Traded Notes (ETNs) due June , 2019** Linked to the Russell 1000® Growth Index Total Return

General

•	The ETNs are designed for investors who seek a leveraged return linked to the performance of the Russell 1000® Growth Index Total Return (the “Index”), an index that seeks to track the performance of the large-cap growth segment of the U.S. equity market. The ETNs are leveraged with respect to the Index and, as a result, investors will benefit from a multiple of any beneficial performance of the Index, and will be exposed to a multiple of any adverse performance of the Index, in each case reduced by the application of the Investor Fee, Exposure Fee and Rebalance Fee, and any applicable Early Redemption Charge and/or Acceleration Fee (collectively, the “ETN Fees”). The ETNs are subject to a leverage factor of 2.0, but the effective leverage will vary with changes in the Closing Indicative Value of the ETNs since the previous Rebalance Event.
•	The ETNs do not guarantee any return of principal. Investors should be willing to forgo interest payments and, if the Index declines, be willing to lose up to 100% of their investment. A Rebalance Event shall occur (1) quarterly, on each Quarterly Rebalance Calculation Date, and (2) if the Closing Indicative Value on any Trading Day is equal to or less than 60% of the then current Rebalanced Indicative Value. Accordingly, the leverage of the ETNs will be reset with each Rebalance Event and a Rebalance Fee will apply. In addition, the ETNs will be subject to automatic acceleration if the Intraday Indicative Value on any Trading Day is equal to or less than 40% of the most recent Rebalanced Indicative Value and an Acceleration Fee will apply. If the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value on that day, and all future days, will be zero. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.
•	The ETNs are senior unsecured obligations of Credit Suisse AG, acting through its Nassau Branch, maturing June , 2019, unless the maturity is extended at our option, as described below.**
•	Investing in the ETNs involves a number of risks not associated with an investment in conventional debt securities. See “Risk Factors” beginning on page PS-27 of this pricing supplement. An investment in the ETNs involves significant risks and is not appropriate for every investor. Investing in the ETNs is not equivalent to investing directly in the Index. The ETNs are designed to reflect a leveraged exposure to the performance of the Index on a quarterly basis, subject to any additional resetting based on the Closing Indicative Value, but their returns over longer periods of time can, and most likely will, differ significantly from two times the return on a direct investment in the Index. The ETNs are very sensitive to changes in the performance of the Index, and returns on the ETNs may be negatively impacted in complex ways by the volatility of the Index. Accordingly, the ETNs should be purchased only by sophisticated knowledgeable investors who understand the terms of the investment in the ETNs and the potential adverse consequences of seeking leveraged investment results by means of securities that reset their notional exposure on a quarterly basis, subject to any additional resetting based on the Closing Indicative Value. Investors should consider the timing of their investment relative to the Inception Date and Rebalance Dates and their investment horizon, as well as the ETN Fees and potential transaction costs when evaluating an investment in the ETNs. Investors should also regularly monitor their holdings of the ETNs to ensure that they remain consistent with their investment strategies.
•	The initial offering price and stated principal amount of each ETN is $100.00. The initial indicative value on the Inception Date is $100.00 (the “Initial Indicative Value”) . Any future issuances of ETNs may be issued at a price that is higher or lower than the stated principal amount, based on the indicative value of the ETNs at that time.
•	The initial issuance of ETNs is expected to price on or about June , 2014 (the “Inception Date”) and is expected to settle on or about June , 2014 (the “Initial Settlement Date”). Delivery of the ETNs in book-entry form only will be made through The Depository Trust Company (“DTC”).
•	The ETNs are subject to early redemption or acceleration in whole or in part at any time, as described under “Specific Terms of the ETNs—Payment Upon Early Redemption” and “—Acceleration at Our Option or Upon an Acceleration Event” in this pricing supplement. Accordingly, you should not expect to be able to hold the ETNs to maturity.

We intend to list the ETNs on NYSE Arca under the ticker symbol “FLGE”. However, there is no assurance that our application will be approved. If an active secondary market in the ETNs develops, we expect that investors will purchase and sell the ETNs primarily in this secondary market through the exchange on which such ETNs are listed. We have no obligation to maintain any listing on any exchange or quotation system.

Investing in the ETNs involves a number of risks not associated with an investment in conventional debt securities. See “Risk Factors” beginning on page PS-27 of this pricing supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these ETNs or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying prospectus supplement and the prospectus. Any representation to the contrary is a criminal offense.

† This amended and restated pricing supplement amends, restates and supersedes Preliminary Pricing Supplement No. ETN-13 dated June 3, 2014. We refer to this amended and restated preliminary pricing supplement as the “pricing supplement.”

* The agent for this offering, Credit Suisse Securities (USA) LLC (“CSSU”), is our affiliate. We intend to sell $             in principal amount on the Inception Date through CSSU and through one or more dealers purchasing as principal through CSSU for $100.00 per ETN, which is the stated principal amount per ETN. We will receive proceeds equal to 100% of the offering price of the ETNs sold and issued on the Initial Settlement Date. Additional ETNs may be offered and sold from time to time through CSSU and one or more dealers at a price that is higher or lower than the stated principal amount, based on the indicative value of the ETNs at that time. Sales of the ETNs after the Inception Date will be made at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. Delivery of the ETNs in book-entry form only will be made through DTC.

** The scheduled Maturity Date is initially June   , 2019, but the maturity of the ETNs may be extended at our option for up to two additional five-year periods, as described herein.

CSSU is expected to charge normal commissions for the purchase of the ETNs. In exchange for providing certain services relating to the distribution of the ETNs, CSSU, a member of the Financial Industry Regulatory Authority (“FINRA”), or another FINRA member may receive all or a portion of the ETN Fees. In addition, if you elect to have your ETNs redeemed by us prior to the Maturity Date or the ETNs are subject to an Automatic Acceleration, a fee equal to the product of (i) up to 0.05% times (ii) the Closing Level of the Index on the Early Redemption Valuation Date or Accelerated Valuation Date, as the case may be, times (iii) the Index Units as of the immediately preceding Trading Day will apply to each ETN that is redeemed prior to the Maturity Date. Please see “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement for more information.

The ETNs are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Credit Suisse

June , 2014

Key Terms

Issuer:	Credit Suisse AG (“Credit Suisse”), acting through its Nassau Branch
Inception Date:	June , 2014
Initial Settlement Date:	June , 2014
Valuation Date***:	June , 2019, or, if such date is not a Trading Day, the next following Trading Day (the “Final Valuation Date”), any Early Redemption Valuation Date and any Accelerated Valuation Date, subject to postponement if such date is not a Trading Day or in the event of a Market Disruption Event or an extension of the maturity date as described herein. If we exercise our option to extend the maturity of the ETNs (as described below), the Final Valuation Date for the ETNs will be the third scheduled Business Day prior to the scheduled maturity date, as extended.
Maturity Date:	If not previously redeemed or accelerated, the ETNs will mature on June , 2019, subject to postponement if such date is not a Business Day, in the event of a Market Disruption Event or an extension of the maturity date as described herein.
Index:	The Russell 1000® Growth Index Total Return. The return on the ETNs is linked to a leveraged participation in the performance of the Index. The Index seeks to track the large cap growth segment of the U.S. equity market and includes those Russell 1000® companies (each, an “Index Component”) that are determined to have higher price-to-book ratios and higher forecasted growth values relative to the equity universe. The intraday level and the official Closing Level of the Index are expected to be reported by the Index Sponsor on Bloomberg page “RU10GRTR <Index>”. At any time on any Trading Day that the intraday level of the Index is not reported by the Index Sponsor on Bloomberg page “RU10GRTR <Index>”, the intraday level of the Index will be determined by the Calculation Agent to be (a) the Closing Level of the Index on the immediately preceding ETN Business Day times (b) the level of the Price Return Index at that time divided by (c) the closing level of the Price Return Index on the immediately preceding ETN Business Day. For more information on the Index and the Price Return Index, see “The Index” in this pricing supplement.
Price Return Index:	The Russell 1000® Growth Index, as published on the Bloomberg page “RLG <Index>” or any successor page, or in the case of any successor thereto, the Bloomberg page or successor page for any such successor index.
Initial Index Level:	, the Closing Level of the Index on the Inception Date.
Closing Level:	The Closing Level of the Index on any ETN Business Day will be the closing level published on Bloomberg under the ticker symbol “RU10GRTR <Index>” or any successor page on Bloomberg or any successor service, as applicable, as determined by the Calculation Agent; provided that if such day is not an Index Business Day, the Closing Level of the Index will be deemed to be the Closing Level as of the immediately preceding Index Business Day, as determined by the Calculation Agent; provided further that in the event a Market Disruption Event exists on a Valuation Date, the Calculation Agent will determine the Closing Level of the Index according to the methodology described below in “Specific Terms of the ETNs—Market Disruption Events.”
CUSIP | ISIN Number:	22542D423 | US22542D4236
Payment at Maturity:	If your ETNs have not previously been redeemed or accelerated, at maturity you will receive for each ETN a cash payment equal to the arithmetic average of the Closing Indicative Value on each of the immediately preceding five Trading Days to and including the Final Valuation Date (the “Final Valuation Period”). Any payment on the ETNs is subject to our ability to pay our obligations as they become due. In no event will the payment at maturity be less than zero.
Closing Indicative Value:	The Closing Indicative Value for the ETNs on the Inception Date will equal $100.00 (the “Initial Indicative Value”). The Closing Indicative Value on any ETN Business Day after the Inception Date will be equal to (1) the Closing Indicative Value on the immediately preceding ETN Business Day plus (2) the Index Amount on the current ETN Business Day minus (3) the Investor Fee on such ETN Business Day minus (4) the Exposure Fee on such ETN Business Day minus (5) the Rebalance Fee on such ETN Business Day, if applicable; provided that if the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value on that day, and all future days, will be zero. See “Description of the ETNs—Intraday Indicative Value” in this pricing supplement.
Rebalanced Indicative Value:	The initial Rebalanced Indicative Value will be the Initial Indicative Value. Thereafter, the Rebalanced Indicative Value will be the Closing Indicative Value on the Rebalance Trigger Date immediately preceding the relevant Rebalance Date.
Stated Principal Amount:	$100.00

*** Any Valuation Date is subject to postponement if such date is not a Trading Day or as a result of a Market Disruption Event; the Maturity Date will be postponed if the scheduled Maturity Date is not a Business Day or if the scheduled Final Valuation Date is not a Trading Day or if a Market Disruption Event occurs or is continuing on any Trading Day during the Final Valuation Period; any Early Redemption Date will be postponed if such date is not a Business Day or a Market Disruption Event occurs or is continuing on the corresponding Valuation Date; and the Acceleration Date will be postponed if the last scheduled Valuation Date in the Accelerated Valuation Period is postponed, as described herein under “Specific Terms of the ETNs—Market Disruption Events.” No interest or additional payment will accrue or be payable as a result of any postponement of any Valuation Date, the Maturity Date, any Early Redemption Date or the Acceleration Date, as applicable.

(Key Terms continued on next page)

Intraday Indicative Value:

The Intraday Indicative Value of the ETNs will be calculated and published every 15 seconds on each ETN Business Day during normal trading hours under the Bloomberg ticker symbol “FLGE.IV” so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape, or other major market vendor. The Intraday Indicative Value at any time is based on the most recent intraday level of the Index. If the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value on that day, and all future days, will be zero. See “Description of the ETNs—Intraday Indicative Value” in this pricing supplement.

Splits; Reverse Splits:	If the ETNs undergo a split or reverse split, the Closing Indicative Value, Rebalanced Indicative Value and Intraday Indicative Value of the ETNs will be adjusted accordingly (see “Description of the ETNs—Split or Reverse Split of the ETNs” in this pricing supplement). None of the Closing Indicative Value, Rebalanced Indicative Value or the Intraday Indicative Value is the same as the closing price or any other trading price of the ETNs in the secondary market. The trading price of the ETNs at any time may vary significantly from the Closing Indicative Value, Rebalanced Indicative Value and Intraday Indicative Value of the ETNs at such time.
Index Amount:	The Index Amount for the ETNs on the Inception Date will equal 0. On any ETN Business Day after the Inception Date, the Index Amount will be equal to the product of (1) the Index Units as of the immediately preceding ETN Business Day times (2) the difference between (a) the Closing Level of the Index on the current ETN Business Day minus (b) the Closing Level of the Index on the immediately preceding ETN Business Day.
Index Units:	On any ETN Business Day from and including the Inception Date to but excluding the first Rebalance Date, the Index Units will be equal to the product of (1) the Leverage Factor times (2) the Initial Indicative Value divided by (3) the Initial Index Level. The Index Units will be adjusted upon the occurrence of each Rebalance Event. From and including each Rebalance Date, the Index Units will equal (1) the Leverage Factor times (2) the Closing Indicative Value on the most recent Rebalance Trigger Date for which the corresponding Rebalance Date falls on or before the current ETN Business Day divided by (3) the Closing Level of the Index on such Rebalance Trigger Date.
Leverage Factor:	2.0
Investor Fee:	On any ETN Business Day following the Inception Date, the Investor Fee will be equal to the product of (1) the Closing Indicative Value as of the previous ETN Business Day times (2) 0.85% times (3) the Day Count Fraction.
Exposure Fee:

On any ETN Business Day following the Inception Date, the Exposure Fee will be equal to the product of (1) (a) the Index Units as of the previous ETN Business Day times (b) 0.5 times (2) the Financing Rate as of the most recent Quarterly Reference Date prior to the current ETN Business Day times (3) the Closing Level of the Index as of the most recent Quarterly Reference Date prior to the current ETN Business Day times (4) the Day Count Fraction.

See “Hypothetical Examples” and “Risk Factors—Even if the Closing Level of the Index on the applicable Valuation Date exceeds the Closing Level of the Index on the date of your investment, you may receive less than your initial investment amount of your ETNs” in this pricing supplement for additional information on how the fees affect the overall value of the ETNs.

Financing Rate:	On any LIBOR Business Day, the Financing Rate will be equal to the Reference Rate applicable on the immediately preceding Quarterly Reference Date, plus a spread of 0.44% (44 basis points).
Reference Rate:	3-month USD LIBOR, which is the London Interbank Offered Rate for three-month deposits in U.S. dollars, which is displayed on Reuters page LIBOR01 (or any successor service or page for the purpose of displaying the London interbank offered rates of major banks, as determined by the Calculation Agent), as of 11:00 a.m., London time, on the relevant Quarterly Reference Date.
Day Count Fraction:	On any ETN Business Day, the Day Count Fraction will be equal to the quotient of (1) the number of calendar days from and including the previous ETN Business Day to but excluding the current ETN Business Day divided by (2) 360.
Quarterly Reference Date:	The first Quarterly Reference Date will be the Inception Date. Following the Inception Date, the Quarterly Reference Date will be on each January 1st, April 1st, July 1st and October 1st beginning on October 1, 2014, or if such date is not a LIBOR Business Day and an Index Business Day, the next succeeding day that is both a LIBOR Business Day and an Index Business Day.
Rebalance Event:

A Rebalance Event shall occur (1) quarterly, on each Quarterly Rebalance Calculation Date, and (2) if the Closing Indicative Value on any Trading Day is equal to or less than 60% of the then current Rebalanced Indicative Value (each such day, a “Deleveraging Calculation Date” and, together with any Quarterly Rebalance Calculation Date, a “Rebalance Trigger Date”). The Trading Day following each Rebalance Trigger Date will be a “Rebalance Date,” subject to postponement in the event of a Market Disruption Event and the Calculation Agent will make adjustments to the Index Amount and Exposure Fee and other relevant terms of the ETNs, as described under “Specific Terms of the ETNs—Rebalance Event.” Upon the occurrence of each Rebalance Event, you will incur a Rebalance Fee on the relevant Rebalance Date.

Each Rebalance Event will have the effect of resetting the then-current leverage to approximately 2.0 based on the Closing Level of the Index as of the Rebalance Trigger Date. Each time a Rebalance Event occurs, you will incur a Rebalance Fee. This fee will reduce the value of your ETNs.

Quarterly Rebalance Calculation Date:	Following the Inception Date, a Quarterly Rebalance Calculation Date will occur on the Trading Day immediately preceding each Quarterly Reference Date.
Rebalance Fee:

On any ETN Business Day that is not a Rebalance Date, the Rebalance Fee will equal zero. On any ETN Business Day that is a Rebalance Date, the Rebalance Fee per ETN will be equal to the product of (1) the Rebalance Rate times (2) the Closing Level of the Index on such Rebalance Date times (3) the absolute value of the difference between (a) the Index Units on the Trading Day immediately preceding the relevant Rebalance Date minus (b) the Index Units on such Rebalance Date.

(Key Terms continued on next page)

Rebalance Rate:	On any Rebalance Date following a Deleveraging Calculation Date, the Rebalance Rate will equal 0.05%. The Rebalance Rate will equal 0.02% on any other Rebalance Date.
Early Redemption:

Prior to maturity, you may, subject to certain restrictions described below, offer at least the applicable minimum number of your ETNs to us for redemption on an Early Redemption Date during the term of the ETNs until       , 2019 (or, if the maturity of the ETNs is extended, five scheduled Trading Days prior to the scheduled Final Valuation Date, as extended). If you elect to offer your ETNs for redemption, and the requirements for acceptance by us are met, you will receive a cash payment per ETN on the Early Redemption Date equal to the Early Redemption Amount. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

You must offer for redemption at least 10,000 ETNs at one time in order to exercise your right to cause us to redeem your ETNs on any Early Redemption Date (the “Minimum Redemption Amount”); provided that we or CSI, as the Calculation Agent, may from time to time reduce, in whole or in part, the Minimum Redemption Amount. Any such reduction will be applied on a consistent basis for all holders of the ETNs at the time the reduction becomes effective. If the ETNs undergo a split or reverse split, the minimum number of ETNs needed to exercise your right to redeem will remain the same.

Early Redemption Valuation Date:	You may exercise your early redemption right by causing your broker or other person with whom you hold your ETNs to deliver a Redemption Notice (as defined herein) to Credit Suisse. If your Redemption Notice is delivered prior to 4:00 p.m. New York City time, on any Business Day, the immediately following Trading Day will be the applicable “Early Redemption Valuation Date.” Otherwise, the second following Trading Day will be the applicable Early Redemption Valuation Date. See “Specific Terms of the ETNs—Redemption Procedures” in this pricing supplement.
Early Redemption Date***:	The third Business Day following an Early Redemption Valuation Date.
Early Redemption Amount:	A cash payment per ETN equal to the greater of (A) zero and (B)(1) the Closing Indicative Value on the applicable Early Redemption Valuation Date minus (2) the Early Redemption Charge.
Early Redemption Charge:	If you elect to have Credit Suisse redeem your ETNs, an Early Redemption Charge equal to the product of (i) up to 0.05% times (ii) the Closing Level of the Index on the Early Redemption Valuation Date times (iii) the Index Units as of the immediately preceding Trading Day will apply.
Acceleration at Our Option or Upon Acceleration Event:	We have the right to accelerate the ETNs in whole or in part on any Business Day occurring after the Inception Date (an “Optional Acceleration”). In addition, if an Acceleration Event (as defined herein) occurs at any time with respect to the ETNs, all of the outstanding ETNs will be subject to automatic acceleration (an “Automatic Acceleration”).
Accelerated Redemption Amount:

Upon an acceleration of all of the outstanding ETNs pursuant to an Optional Acceleration, the Accelerated Redemption Amount will be equal to the arithmetic average of the Closing Indicative Values of such ETNs during the Accelerated Valuation Period.

If all of the outstanding ETNs are accelerated pursuant to an Automatic Acceleration, the Accelerated Redemption Amount will be determined by the Calculation Agent, in its sole discretion, acting in good faith and in a commercially reasonable manner, using the latest publicly available quotations for the intraday prices of the relevant Index Components that are available as soon as practicable following the occurrence of an Acceleration Event. The Calculation Agent will approximate the intraday Index Amount on the basis of such quotations and calculate, in the manner described under “Closing Indicative Value”, a corresponding Intraday Indicative Value minus the Acceleration Fee, which shall be deemed to be the Accelerated Redemption Amount if the ETNs are accelerated pursuant to an Automatic Acceleration.

Upon an acceleration of less than all of the outstanding ETNs pursuant to an Optional Acceleration, the Accelerated Redemption Amount will be equal to the Closing Indicative Value on the applicable Valuation Date. If less than all of the ETNs are to be redeemed pursuant to an Optional Acceleration, the trustee shall select, pro rata, by lot or in such manner as it deems appropriate and fair, the ETNs to be redeemed pursuant to such acceleration. ETNs accelerated in part may be accelerated in multiples of 10,000 ETNs. We will provide at least five Business Days’ notice of any ETNs to be redeemed pursuant to an Optional Acceleration and, in the case of any ETNs selected for partial redemption, the stated principal amount thereof to be redeemed. All provisions relating to the acceleration of less than all of the outstanding ETNs relate to the portion of the stated principal amount of ETNs which has been or is to be redeemed pursuant to these acceleration provisions.

Accelerated Valuation Period:	In the case of an Optional Acceleration of all of the outstanding ETNs, the Accelerated Valuation Period shall be a period of five consecutive Trading Days specified in our notice of Optional Acceleration, the first Trading Day of which shall be at least two Business Days after the date on which we give notice of such Optional Acceleration.
Accelerated Valuation Date:	In the case of an Automatic Acceleration of all of the outstanding ETNs, the Accelerated Valuation Date will be the date of the Acceleration Event. In the case of an Optional Acceleration of less than all of the outstanding ETNs, the Accelerated Valuation Date will be the first Trading Day following the date of our notice of acceleration.
Acceleration Date:	The Accelerated Redemption Amount will be payable on the third Business Day following the Accelerated Valuation Date or the third Business Day following the last Trading Day in the Accelerated Valuation Period, as the case may be (such date the “Acceleration Date”). We will give notice of any acceleration of the ETNs through customary channels used to deliver notices to holders of exchange traded notes.
Acceleration Event:	An Acceleration Event will occur if the Intraday Indicative Value on any Trading Day is equal to or less than 40% of the most recent Rebalanced Indicative Value.
Acceleration Fee:

Upon the occurrence of an Automatic Acceleration, an Acceleration Fee equal to the product of (1) 0.05% times (2) the level of the Index used in determining the Index Amount on the Accelerated Valuation Date times (3) the Index Units as of the immediately preceding ETN Business Day will apply.

(Key Terms continued on next page)

Secondary Market:	We intend to list the ETNs on NYSE Arca under the ticker symbol “FLGE”. If an active secondary market in the ETNs develops, we expect that investors will purchase and sell the ETNs primarily in this secondary market through the exchange on which such ETNs are listed. We have no obligation to maintain any listing on any exchange or quotation system. We may create and issue ETNs in addition to those offered by this pricing supplement having the same terms and conditions as the ETNs. However, we are under no obligation to sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop selling additional ETNs at any time. If we stop selling additional ETNs, the price and liquidity of the ETNs could be materially and adversely affected.
Trading Day:	A day which is (i) an Index Business Day, (ii) an ETN Business Day and (iii) an Index Component Business Day for each of the Index Components.
Index Business Day:	Any day on which the level of the Index is calculated and published.
Index Component Business Day:	With respect to any Index Component, a day on which trading is generally conducted on the primary securities exchange on which such Index Component is traded and any exchange on which equity securities or options contracts relating to such Index Component are traded.
ETN Business Day:	A day on which trading is generally conducted on the New York Stock Exchange, NYSE Arca and Nasdaq.
LIBOR Business Day:	Any trading day other than a day on which banking institutions in the city of London, England are authorized or obligated by law or executive order to be closed.
Business Day:	A Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City or London, England generally are authorized or obligated by law, regulation or executive order to close.
Calculation Agent:	Credit Suisse International (“CSI”).

You should read this pricing supplement together with the accompanying prospectus supplement dated March 23, 2012 and the prospectus dated March 23, 2012, relating to our Medium-Term Notes of which these ETNs are a part. This pricing supplement amends, restates and supersedes Preliminary Pricing Supplement No. ETN-13 dated June 3, 2014 in its entirety. You should rely only on the information contained in this Preliminary Pricing Supplement No. ETN-13/A and in the documents listed below in making your decision to invest in the ETNs. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

Prospectus supplement and Prospectus dated March 23, 2012:

http://www.sec.gov/Archives/edgar/data/1053092/000104746912003186/a2208088z424b2.htm

Our Central Index Key, or CIK, on the SEC website is 1053092.

This pricing supplement, together with the documents listed above, contains the terms of the ETNs and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, fact sheets, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in this pricing supplement and the accompanying prospectus supplement and prospectus, as the ETNs involve risks not associated with conventional debt securities. You should consult your investment, legal, tax, accounting and other advisers before deciding to invest in the ETNs. You should rely only on the information contained in this document or in any documents to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these ETNs. The information in this document may only be accurate on the date of this document.

The distribution of this pricing supplement and the accompanying prospectus supplement and prospectus and the offering of the ETNs in some jurisdictions may be restricted by law. If you possess this pricing supplement, you should find out about and observe these restrictions.

In this pricing supplement and the accompanying prospectus supplement and prospectus, unless otherwise specified or the context otherwise requires, references to “Credit Suisse”, the “Company”, “we”, “us” and “our” are to Credit Suisse AG, acting through its Nassau Branch, and references to “dollars” and “$” are to United States dollars.

i

SUMMARY

The following is a summary of terms of the ETNs, as well as a discussion of risks and other considerations you should take into account when deciding whether to invest in the ETNs. References to the “prospectus” mean our accompanying prospectus, dated March 23, 2012, and references to the “prospectus supplement” mean our accompanying prospectus supplement, dated March 23, 2012.

We may, without providing you notice or obtaining your consent, create and issue ETNs in addition to those offered by this pricing supplement having the same terms and conditions as the ETNs. We may consolidate the additional ETNs to form a single class with the outstanding ETNs. However, we are under no obligation to sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop selling additional ETNs at any time. If we stop selling additional ETNs, the price and liquidity of the ETNs could be materially and adversely affected.

What are the ETNs and how do they work?

The ETNs are medium-term notes of Credit Suisse AG (“Credit Suisse”), the return on which is linked to the performance of the Russell 1000® Growth Index Total Return (the “Index”) on a leveraged basis. The ETNs seek to approximate the return that might be available through a leveraged “long” investment strategy in the components of the Index. A leveraged “long” investment strategy involves the practice of borrowing money from a third-party lender at an agreed-upon rate of interest and using the borrowed money together with investor capital to purchase assets (e.g., equity securities). A leveraged “long” investment strategy terminates with the sale of the underlying assets and repayment of the third-party lender, provided that the proceeds of the sale of underlying assets are sufficient to repay the loan. By implementing a leveraged investment strategy, the leveraged investor seeks to benefit from an anticipated increase in the value of the assets between the purchase and sale of such assets, and assumes that the increase in value of the underlying assets will exceed the cumulative interest due to the third-party lender over the term of the loan. The ETNS seek to replicate a leveraged “long” investment strategy on the Index. The ETNs are subject to a leverage factor of 2.0, but the effective leverage will vary with changes in the Closing Indicative Value of the ETNs since the previous Rebalance Event. The ETNs are designed to reflect a leveraged exposure to the performance of the Index on a quarterly basis, subject to any additional resetting based on the Closing Indicative Value, but their returns over longer periods of time can, and most likely will, differ significantly from two times the return on a direct investment in the Index. The ETNs are very sensitive to changes in the performance of the Index, and returns on the ETNs may be negatively impacted in complex ways by the volatility of the Index and application of the ETN Fees.

The “Index Units” represent an investor’s exposure to movements in the Index. On any ETN Business Day from and including the Inception Date to but excluding the first Rebalance Date, the Index Units will be equal to the product of (1) the Leverage Factor times (2) the Initial Indicative Value divided by (3) the Initial Index Level. The Index Units will be adjusted upon the occurrence of each Rebalance Event. From and including each Rebalance Date, the Index Units will equal (1) the Leverage Factor times (2) the Closing Indicative Value on the most recent Rebalance Trigger Date for which the corresponding Rebalance Date falls on or before the current ETN Business Day divided by (3) the Closing Level of the Index on such Rebalance Trigger Date. Each Day, the Index Units are multiplied by the change in the level of the Index to generate that day’s “Index Amount”. Fees are also assessed on the ETNs, and include the Exposure Fee, the Investor Fee and the Rebalance Fee. The previous day’s Closing Indicative Value, plus the Index Amount, less the ETN Fees, equals the current day’s indicative value.

During the term of your ETNs, the formula that determines the amount payable on your ETNs will reduce the amount of your return (or increase your loss) on the payment at maturity, upon early redemption or acceleration through the application of the ETN Fees. The Exposure Fee is applied to the leveraged exposure of the ETNs and represents, among other things, financing charges for the benefit of Credit Suisse. In order to mitigate the risk to Credit Suisse that the value of the ETNs is not sufficient to repay the principal and interest of the notional loan, an automatic early acceleration of the ETNs will occur if the Intraday Indicative Value on any Trading Day is equal to or less than 40% of the most recent Rebalanced Indicative Value. In such event, an Acceleration Fee will apply, as provided for under the “Acceleration at Our Option or Upon an Acceleration Event” in this pricing supplement.

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We will not pay you interest during the term of the ETNs. The ETNs do not have a minimum payment at maturity, upon early redemption or acceleration and are exposed to any decline in the Index on a leveraged basis.

For a description of how the payment at maturity, upon early redemption or acceleration is calculated, please refer to the “Specific Terms of the ETNs—Payment at Maturity,” “—Payment Upon Early Redemption” and “—Acceleration at Our Option or Upon an Acceleration Event” sections in this pricing supplement.

The initial offering price and stated principal amount of each ETN on the Inception Date is $100.00. Additional ETNs may be offered and sold from time to time through CSSU and one or more dealers at a price that is higher or lower than the stated principal amount, based on the indicative value of the ETNs at that time. Sales of the ETNs after the Inception Date will be made at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. You will not have the right to receive physical certificates evidencing your ownership except under limited circumstances. Instead, we will issue the ETNs in the form of a global certificate, which will be held by DTC or its nominee. Direct and indirect participants in DTC will record beneficial ownership of the ETNs by individual investors. Accountholders in the Euroclear or Clearstream Banking clearance systems may hold beneficial interests in the ETNs through the accounts those systems maintain with DTC. You should refer to the section “Description of Notes—Book-Entry, Delivery and Form” in the accompanying prospectus supplement and the section “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities—Book-Entry System” in the accompanying prospectus.

The ETNs may be subject to a split or reverse split with a corresponding adjustment to the Closing Indicative Value, the Rebalanced Indicative Value, the Intraday Indicative Value and the Payment at Maturity due with respect to each ETN which is subject to a split or reverse split. A split or reverse split of the ETNs will not affect the aggregate stated principal amount of ETNs held by an investor, other than to the extent of any “partial” ETNs, but it will affect the number of ETNs an investor holds, the denominations used for trading purposes and the trading price, and may affect the liquidity, of the ETNs on the exchange. See “Description of the ETNs—Split or Reverse Split of the ETNs.”

An investment in the ETNs involves significant risks and is not appropriate for every investor. Investing in the ETNs is not equivalent to investing directly in the Index. The ETNs are designed to reflect a leveraged exposure to the performance of the Index on a quarterly basis, subject to any additional resetting based on the Closing Indicative Value, but their returns over longer periods of time can, and most likely will, differ significantly from two times the return on a direct investment in the Index. The ETNs are very sensitive to changes in the performance of the Index, and returns on the ETNs may be negatively impacted in complex ways by the volatility of the Index. Accordingly, the ETNs should be purchased only by sophisticated knowledgeable investors who understand the terms of the investment in the ETNs and the potential adverse consequences of seeking leveraged investment results by means of securities that reset their notional exposure on a quarterly basis, subject to any additional resetting based on the Closing Indicative Value. Investors should consider the timing of their investment relative to the Inception Date and Rebalance Dates and their investment horizon, as well as the ETN Fees and potential transaction costs when evaluating an investment in the ETNs. Investors should also regularly monitor their holdings of the ETNs to ensure that they remain consistent with their investment strategies.

What is the Index and who publishes the level of the Index?

The Index provides a benchmark for investors seeking to track the performance of the large-capitalization growth segment of the U.S. equity market. The Index is a total return index. The intraday level and the official closing level of the Index are expected to be reported by the Index Sponsor on Bloomberg page “RU10GRTR <Index>”. At any time on any Trading Day that the intraday level of the Index is not reported by the Index Sponsor on Bloomberg page “RU10GRTR <Index>”, the intraday level of the Index will be determined by the Calculation Agent to be (a) the Closing Level of the Index on the immediately preceding ETN Business Day times (b) the level of the Price Return Index at that time divided by (c) the closing level of the Price Return Index on the immediately preceding ETN Business Day. The Price Return Index will be published on the Bloomberg page “RLG <Index>” or any successor page, or in the case of any successor thereto, the Bloomberg page or successor page for any such successor index.

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How has the Index performed historically?

The following graph sets forth the historical performance of the Index based on the closing level of the Index from June 4, 2004 to June 4, 2014. We obtained the historical information below from Bloomberg, without independent verification. See “The Index” for a description of the methodology applicable to the Index.

The graph below does not represent the actual return you should expect to receive on the ETNs. Historical performance of the Index is not indicative of future performance of the Index or your investment in the ETNs. Because the ETNs are designed to reflect a leveraged exposure to the performance of the Index on a quarterly basis, subject to any additional resetting based on the Closing Indicative Value, their returns over longer periods of time can, and most likely will, differ significantly from two times the return on a direct investment in the Index. The historical Index performance and Index levels therefore do not reflect how a leveraged investment such as the ETNs would have performed over the same period of time and also do not reflect the ETN Fees. The ETNs do not guarantee any return of, or on, your initial investment. Any payment on the ETNs is subject to our ability to satisfy our obligations as they become due.

Will I receive interest on the ETNs?

You will not receive any interest payments on your ETNs. The ETNs are not designed for investors who are looking for periodic cash payments. Instead, the ETNs are designed for investors who are willing to forgo cash payments and, if the Index declines or does not increase enough to offset the effect of the ETN Fees, are willing to lose some or all of their principal.

How will payment at maturity, upon early redemption or acceleration be determined for the ETNs?

Unless your ETNs have been previously redeemed or accelerated, the ETNs will mature on June    , 2019 (the “Maturity Date”), subject to postponement in the event of a Market Disruption Event or an extension of the Maturity Date as described herein “Specific Terms of the ETNs—Payment at Maturity.”

Payment at Maturity

If your ETNs have not previously been redeemed or accelerated, at maturity you will receive for each ETN a cash payment equal to the arithmetic average of the Closing Indicative Value on each of the immediately preceding five Trading Days to and including the Final Valuation Date (the “Final Valuation Period”). Any payment on the ETNs is subject to our ability to pay our obligations as they become due. In no event will the payment at maturity be less than zero.

The “Closing Indicative Value” for the ETNs on the Inception Date will equal $100.00 (the “Initial Indicative Value”). The Closing Indicative Value on any ETN Business Day after the Inception Date will be equal to (1) the Closing Indicative Value on the immediately preceding ETN Business Day plus (2) the Index Amount on

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the current ETN Business Day minus (3) the Investor Fee on such ETN Business Day minus (4) the Exposure Fee on such ETN Business Day minus (5) the Rebalance Fee on such ETN Business Day, if applicable; provided that if the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value of the ETNs is equal to zero on any Trading Day, the Closing Indicative Value on that day, and all future days, will be zero. See “Description of the ETNs—Intraday Indicative Value” in this pricing supplement.

The “Intraday Indicative Value” of the ETNs will be calculated and published every 15 seconds on each ETN Business Day during normal trading hours under the Bloomberg ticker symbol “FLGE.IV” so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape, or other major market vendor. The Intraday Indicative Value at any time is based on the most recent intraday level of the Index. If the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value on that day, and all future days, will be zero. See “Description of the ETNs—Intraday Indicative Value” in this pricing supplement.

If the ETNs undergo a split or reverse split, the Closing Indicative Value, Rebalanced Indicative Value and Intraday Indicative Value of the ETNs will be adjusted accordingly (see “Description of the ETNs—Split or Reverse Split of the ETNs” in this pricing supplement). None of the Closing Indicative Value, Rebalanced Indicative Value or the Intraday Indicative Value is the same as the closing price or any other trading price of the ETNs in the secondary market. The trading price of the ETNs at any time may vary significantly from the Closing Indicative Value, Rebalanced Indicative Value and Intraday Indicative Value of the ETNs at such time.

The “Index Amount” for the ETNs on the Inception Date will equal 0. On any ETN Business Day after the Inception Date, the Index Amount will be equal to the product of (1) the Index Units as of the immediately preceding ETN Business Day times (2) the difference between (a) the Closing Level of the Index on the current ETN Business Day minus (b) the Closing Level of the Index on the immediately preceding ETN Business Day.

The “Index Units,” on any ETN Business Day from and including the Inception Date to but excluding the first Rebalance Date, will be equal to the product of (1) the Leverage Factor times (2) the Initial Indicative Value divided by (3) the Initial Index Level. The Index Units will be adjusted upon the occurrence of each Rebalance Event. From and including each Rebalance Date, the Index Units will equal (1) the Leverage Factor times (2) the Closing Indicative Value on the most recent Rebalance Trigger Date for which the corresponding Rebalance Date falls on or before the current ETN Business Day divided by (3) the Closing Level of the Index on such Rebalance Trigger Date.

The “Investor Fee,” on any ETN Business Day following the Inception Date, will be equal to the product of (1) the Closing Indicative Value as of the previous ETN Business Day times (2) 0.85% times (3) the Day Count Fraction.

The “Exposure Fee,” on any ETN Business Day following the Inception Date, will be equal to the product of (1) (a) the Index Units as of the previous ETN Business Day times (b) 0.5 times (2) the Financing Rate as of the most recent Quarterly Reference Date prior to the current ETN Business Day times (3) the Closing Level of the Index as of the most recent Quarterly Reference Date prior to the current ETN Business Day times (4) the Day Count Fraction. The “Financing Rate,” on any LIBOR Business Day, will be equal to the Reference Rate applicable on the immediately preceding Quarterly Reference Date, plus a spread of 0.44% (44 basis points). The “Day Count Fraction,” on any ETN Business Day, will be equal to the quotient of (1) the number of calendar days from and including the previous ETN Business Day to but excluding the current ETN Business Day divided by (2) 360. The first “Quarterly Reference Date” will be the Inception Date. Following the Inception Date, the “Quarterly Reference Date” will be on each January 1st, April 1st, July 1st and October 1st beginning on October 1, 2014, or if such date is not a LIBOR Business Day and an Index Business Day, the next succeeding day that is both a LIBOR Business Day and an Index Business Day. The “Reference Rate” is 3-month USD LIBOR is the London Interbank Offered Rate for three month deposits in U.S. dollars, which is displayed on Reuters page LIBOR01 (or any successor service or page for the purpose of displaying the London interbank offered rates of major banks, as determined by the Calculation Agent), as of 11:00 a.m., London time, on the relevant Quarterly Reference Date.

The ETNs do not guarantee any return of principal. If the level of the Index decreases or does not increase sufficiently to offset the ETN Fees over the term of the ETNs, you will receive less than the principal amount of your investment at maturity, upon early redemption or acceleration of the ETNs.

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See “Hypothetical Examples” and “Risk Factors—Even if the Closing Level of the Index on the applicable Valuation Date exceeds the Closing Level of the Index on the date of your investment, you may receive less than your initial investment amount of your ETNs” in this pricing supplement for additional information on how the fees affect the overall value of the ETNs.

The “Closing Level” of the Index on any ETN Business Day will be the closing level published on Bloomberg under the ticker symbol “RU10GRTR <Index>” or any successor page on Bloomberg or any successor service, as applicable, as determined by the Calculation Agent; provided that if such day is not an Index Business Day, the Closing Level of the Index will be deemed to be the Closing Level as of the immediately preceding Index Business Day, as determined by the Calculation Agent; provided further that in the event a Market Disruption Event exists on a Valuation Date, the Calculation Agent will determine the Closing Level of the Index according to the methodology described below in “Specific Terms of the ETNs—Market Disruption Events.”

Rebalance Event

A Rebalance Event shall occur (1) quarterly, on each Quarterly Rebalance Calculation Date, and (2) if the Closing Indicative Value on any Trading Day is equal to or less than 60% of the then current Rebalanced Indicative Value (each such day, a “Deleveraging Calculation Date” and, together with any Quarterly Rebalance Calculation Date, a “Rebalance Trigger Date”). The Trading Day following each Rebalance Trigger Date will be a “Rebalance Date,” subject to postponement in the event of a Market Disruption Event and the Calculation Agent will make adjustments to the Index Amount and Exposure Fee and other relevant terms of the ETNs, as described under “Specific Terms of the ETNs—Rebalance Event.” Upon the occurrence of each Rebalance Event, you will incur a Rebalance Fee on the relevant Rebalance Date. On any ETN Business Day that is a Rebalance Date, the “Rebalance Fee” per ETN will be equal to the product of (1) the Rebalance Rate times (2) the Closing Level of the Index on such Rebalance Date times (3) the absolute value of the difference between (a) the Index Units on the Trading Day immediately preceding the relevant Rebalance Date minus (b) the Index Units on such Rebalance Date. On any ETN Business Day that is not a Rebalance Date, the Rebalance Fee will equal zero. The “Rebalance Rate” on any Rebalance Date following a Deleveraging Calculation Date, will equal 0.05%. The Rebalance Rate will equal 0.02% on any other Rebalance Date. Following the Inception Date, a “Quarterly Rebalance Calculation Date” will occur on the Trading Day immediately preceding each Quarterly Reference Date.

Each Rebalance Event will have the effect of resetting the then-current leverage to approximately 2.0 based on the Closing Level of the Index as of the Rebalance Trigger Date. Each time a Rebalance Event occurs, you will incur a Rebalance Fee. This fee will reduce the value of your ETNs.

The “Initial Indicative Value” is $100.00, which represents the initial theoretical leveraged investment in the Index. The initial “Rebalanced Indicative Value” will be the Initial Indicative Value; thereafter, the Rebalanced Indicative Value will be the Closing Indicative Value on the Rebalance Trigger Date immediately preceding the relevant Rebalance Date.

Any payment you will be entitled to receive is subject to our ability to pay our obligations as they become due. For a further description of how your payment at maturity will be calculated, see “Hypothetical Examples” and “Specific Terms of the ETNs” in this pricing supplement.

Payment Upon Early Redemption

Prior to maturity, you may, subject to certain restrictions described below, offer at least the applicable Minimum Redemption Amount or more of your ETNs to us for redemption on an Early Redemption Date during the term of the ETNs until June , 2019 (or, if the maturity of the ETNs is extended, five scheduled Trading Days prior to the scheduled Final Valuation Date, as extended). If you elect to offer your ETNs for redemption, and the requirements for acceptance by us are met, you will receive a cash payment per ETN on the Early Redemption Date equal to the Early Redemption Amount. Any payment you will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due.

You may exercise your early redemption right by causing your broker or other person with whom you hold your ETNs to deliver a Redemption Notice (as defined herein) to Credit Suisse. If your Redemption Notice is delivered prior to 4:00 p.m., New York City time, on any Business Day, the immediately following Trading Day

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will be the applicable “Early Redemption Valuation Date”. Otherwise, the second following Trading Day will be the applicable Early Redemption Valuation Date. Credit Suisse may, at its option, waive the requirement that the Redemption Notice be delivered as set forth above, if confirmed by Credit Suisse that a written indication of an offer for early redemption has otherwise been accepted by Credit Suisse. See “Specific Terms of the ETNs—Redemption Procedures” in this pricing supplement.

You must offer for redemption at least 10,000 ETNs at one time in order to exercise your right to cause us to redeem your ETNs on any Early Redemption Date (the “Minimum Redemption Amount”); provided that we or CSI as the Calculation Agent may from time to time reduce, in whole or in part, the Minimum Redemption Amount. Any such reduction will be applied on a consistent basis for all holders of the ETNs at the time the reduction becomes effective. If the ETNs undergo a split or reverse split, the minimum number of ETNs needed to exercise your right to redeem will remain the same.

The “Early Redemption Date” is the third Business Day following an Early Redemption Valuation Date.

The “Early Redemption Amount” is a cash payment per ETN equal to the greater of (A) zero and (B)(1) the Closing Indicative Value on the applicable Early Redemption Valuation Date minus (2) the Early Redemption Charge.

The “Early Redemption Charge” will equal the product of (i) up to 0.05% times (ii) the Closing Level of the Index on the Early Redemption Valuation Date times (iii) the Index Units as of the immediately preceding Trading Day.

Payment Upon Acceleration

We have the right to accelerate the ETNs in whole or in part on any Business Day occurring after the Inception Date (an “Optional Acceleration”). In addition, if an Acceleration Event occurs at any time with respect to the ETNs, all of the outstanding ETNs will be subject to automatic acceleration (an “Automatic Acceleration”). An Acceleration Event will occur if the Intraday Indicative Value on any Trading Day is equal to or less than 40% of the most recent Rebalanced Indicative Value. Upon the occurrence of an Automatic Acceleration, an Acceleration Fee equal to the product of (1) 0.05% times (2) the level of the Index used in determining the Index Amount on the Accelerated Valuation Date times (3) the Index Units as of the immediately preceding ETN Business Day will apply.

Upon an acceleration of all of the outstanding ETNs pursuant to an Optional Acceleration, the “Accelerated Redemption Amount” will be equal to the arithmetic average of the Closing Indicative Values of such ETNs during the Accelerated Valuation Period. If all of the outstanding ETNs are accelerated pursuant to an Automatic Acceleration, the Accelerated Redemption Amount will be determined by the Calculation Agent, in its sole discretion, acting in good faith and in a commercially reasonable manner, using the latest publicly available quotations for the intraday prices of the relevant Index Components that are available as soon as practicable following the occurrence of an Acceleration Event. The Calculation Agent will approximate the intraday Index Amount on the basis of such quotations and calculate, in the manner described under “Closing Indicative Value”, a corresponding Intraday Indicative Value minus the Acceleration Fee, which shall be deemed to be the Accelerated Redemption Amount if the ETNs are accelerated pursuant to an Automatic Acceleration.

Upon an acceleration of less than all of the outstanding ETNs pursuant to an Optional Acceleration, the Accelerated Redemption Amount will be equal to the Closing Indicative Value on the applicable Accelerated Valuation Date. If less than all of the ETNs are to be redeemed pursuant to an Optional Acceleration, the trustee shall select, pro rata, by lot or in such manner as it deems appropriate and fair, the ETNs to be redeemed pursuant to such acceleration. ETNs accelerated in part may be accelerated in multiples of 10,000 ETNs. We will provide at least five Business Days’ notice of any ETNs to be redeemed pursuant to an Optional Acceleration and, in the case of any ETNs selected for partial redemption, the stated principal amount thereof to be redeemed. All provisions relating to the acceleration of less than all of the outstanding ETNs relate to the portion of the stated principal amount of ETNs which has been or is to be redeemed pursuant to these acceleration provisions.

In the case of an Optional Acceleration of all of the outstanding ETNs, the “Accelerated Valuation Period” shall be a period of five consecutive Trading Days specified in our notice of Optional Acceleration, the first

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Trading Day of which shall be at least two Business Days after the date on which we give notice of such Optional Acceleration. In the case of an Automatic Acceleration of all of the outstanding ETNs, the “Accelerated Valuation Date” will be the date of the Acceleration Event. In the case of an Optional Acceleration of less than all of the outstanding ETNs, the Accelerated Valuation Date will be the first Trading Day following the date of our notice of acceleration.

The Accelerated Redemption Amount will be payable on the third Business Day following the Accelerated Valuation Date or the third Business Day following the last Trading Day in the Accelerated Valuation Period, as the case may be (such date the “Acceleration Date”). We will give notice of any acceleration of the ETNs through customary channels used to deliver notices to holders of exchange traded notes. See “Specific Terms of the ETNs—Acceleration at Our Option or Upon an Acceleration Event” in this pricing supplement. Any ETNs previously redeemed by us at your or our option or accelerated following an Acceleration Event will be cancelled on the Early Redemption Date or the Acceleration Date, as applicable. Consequently, as of such Early Redemption Date or the Acceleration Date, as applicable, the redeemed ETNs will no longer be considered outstanding.

Any payment you will be entitled to receive is subject to our ability to pay our obligations as they become due. For a further description of how your Payment at Maturity or payment upon early redemption or acceleration will be calculated, see “Hypothetical Examples” and “Specific Terms of the ETNs” in this pricing supplement.

What will be the Intraday Indicative Value of the ETNs?

The “Intraday Indicative Value” for the ETNs will be calculated and published every 15 seconds on each ETN Business Day during normal trading hours under the Bloomberg ticker symbol “FLGE.IV” so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape, or other major market vendor. The Intraday Indicative Value at any time is based on the most recent intraday level of the Index. If the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value on that day, and all future days, will be zero. See “Description of the ETNs—Intraday Indicative Value” in this pricing supplement. The Calculation Agent or its affiliate is responsible for computing and disseminating the Intraday Indicative Value.

Neither the Intraday Indicative Value nor the Closing Indicative Value of the ETNs is necessarily the same as the trading price of the ETNs in the secondary market at such time. The trading price of the ETNs at any time is the price at which you may be able to sell your ETNs in the secondary market at such time, if one exists. The trading price of the ETNs at any time may vary significantly from the Intraday Indicative Value and the Closing Indicative Value of the ETNs at such time. Paying a premium purchase price over the Intraday Indicative Value or the Closing Indicative Value of the ETNs could lead to significant losses in the event the investor sells the ETNs at a time when such premium is no longer present in the market place or the ETNs are accelerated (including at our option). We may, without providing you notice or obtaining your consent, create and issue ETNs in addition to those offered by this pricing supplement having the same terms and conditions as the ETNs. However, we are under no obligation to sell additional ETNs at any time, and we may suspend issuance of new ETNs at any time without providing you notice or obtaining your consent. If we stop selling additional ETNs, the price and liquidity of the ETNs could be materially and adversely affected, including an increase in the premium purchase price of the ETNs over the Intraday Indicative Value or the Closing Indicative Value of the ETNs. Before trading in the secondary market, you should compare the Closing Indicative Value and Intraday Indicative Value with the then-prevailing trading price of the ETNs.

How do you sell your ETNs?

We intend to list the ETNs on NYSE Arca under the ticker symbol “FLGE”. However, there is no assurance that our application will be approved. If an active secondary market in the ETNs develops, we expect that investors will purchase and sell the ETNs primarily in this secondary market through the exchange on which such ETNs are listed. We have no obligation to maintain any listing on any exchange or quotation system.

The trading price of the ETNs at any time is the price at which you may be able to sell your ETNs in the secondary market at that time. The trading price of the ETNs at any time may vary significantly from the indicative values of the ETNs at such time. Paying a premium purchase price over the Intraday Indicative Value or the Closing Indicative Value of the ETNs could lead to significant losses in the event you sell your ETNs at a time when such

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premium is no longer present in the market place or your ETNs are repurchased by us (including pursuant to an acceleration at our option), in which case you will be entitled to receive a cash payment based on the Closing Indicative Value on the relevant Valuation Date(s).

How do you offer your ETNs for redemption by Credit Suisse?

If you wish to offer your ETNs to Credit Suisse for redemption, your broker or other person with whom you hold your ETNs must follow the following procedures:

•	Deliver a notice of redemption, in substantially the form as Annex A (the “Redemption Notice”), to Credit Suisse via email or other electronic delivery as requested by Credit Suisse. If your Redemption Notice is delivered prior to 4:00 p.m., New York City time, on any Business Day, the immediately following Trading Day will be the applicable “Early Redemption Valuation Date”. Otherwise, the second following Trading Day will be the applicable Early Redemption Valuation Date. If Credit Suisse receives your Redemption Notice no later than 4:00 p.m., New York City time, on any Business Day, Credit Suisse will respond by sending your broker an acknowledgment of the Redemption Notice accepting your redemption request by 7:30 p.m., New York City time, on the Business Day prior to the applicable Early Redemption Valuation Date. Credit Suisse or its affiliate must acknowledge to your broker or other person with whom you hold your ETNs acceptance of the Redemption Notice in order for your redemption request to be effective;
•	Notwithstanding the foregoing, Credit Suisse may, at its option, waive the requirement that the Redemption Notice be delivered as set forth above, if confirmed by Credit Suisse that a written indication of an offer for early redemption has otherwise been accepted by Credit Suisse. Any such written indication that is delivered after 4:00 p.m., New York City time, on any Business Day, will be deemed to have been made on the following Business Day. For the avoidance of doubt, you may choose to comply with the procedures set forth above in lieu of the procedures in this clause, irrespective of any waiver by Credit Suisse;
•	Cause your DTC custodian to book a delivery versus payment trade with respect to the ETNs on the applicable Early Redemption Valuation Date at a price equal to the applicable Early Redemption Amount, facing us; and
•	Cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. New York City time, on the applicable Early Redemption Date (the third Business Day following the Early Redemption Valuation Date).

You are responsible for (i) instructing or otherwise causing your broker or other person with whom you hold your ETNs to provide the Redemption Notice (unless otherwise waived by Credit Suisse as set forth above) and (ii) your broker satisfying the additional requirements as set forth in the second and third bullets above in order for the redemption to be effected. Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, you should consult the brokerage firm through which you own your interest in the ETNs in respect of such deadlines. If Credit Suisse does not (i) receive the Redemption Notice from your broker by 4:00 p.m. and (ii) deliver an acknowledgment of such Redemption Notice to your broker accepting your redemption request by 7:30 p.m., on the Business Day prior to the applicable Early Redemption Valuation Date, such notice will not be effective for such Business Day and Credit Suisse will treat such Redemption Notice as if it was received on the next Business Day. Any redemption instructions for which Credit Suisse receives a valid confirmation in accordance with the procedures described above will be irrevocable.

What are some of the risks of the ETNs?

An investment in the ETNs involves significant risks. Investing in the ETNs is not equivalent to investing directly in the Index. The ETNs are designed to reflect a leveraged exposure to the performance of the Index on a quarterly basis, subject to any additional resetting based on the Closing Indicative Value, but their returns over longer periods of time can, and most likely will, differ significantly from two times the return on a direct investment in the Index. The ETNs are very sensitive to changes in the performance of the Index, and returns on the ETNs may

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be negatively impacted in complex ways by the volatility of the Index. Some of these risks are summarized here, but we urge you to read the more detailed explanation of risks in “Risk Factors” in this pricing supplement.

•	Potential negative effects of leverage and uncertain principal repayment — The ETNs are leveraged with respect to the Index and, as a result, investors will benefit from a multiple of any beneficial performance of the Index, and will be exposed to a multiple of any adverse performance of the Index, in each case reduced by the application of the ETN Fees. The ETNs are subject to a leverage factor of 2.0, but the effective leverage will vary with changes in the Closing Indicative Value of the ETNs since the previous Rebalance Event. Because your investment in the ETNs is leveraged, any decrease in the level of the Index will result in a significantly greater decrease in the repayment amount than an unleveraged investment and may result in a payment at maturity or upon early redemption or acceleration that is less than your original investment. Moreover, if the level of the Index decreases or does not increase sufficiently to offset the negative effect of the ETN Fees, you may receive less than your original investment in the ETNs.
•	Long holding period risk —The ETNs are designed to reflect a leveraged exposure to the performance of the Index on a quarterly basis, subject to any additional resetting based on the Closing Indicative Value, but their returns over longer periods of time can, and most likely will, differ significantly from two times the return on a direct investment in the Index. The ETNs are very sensitive to changes in the performance of the Index, and returns on the ETNs may be negatively impacted in complex ways by the volatility of the Index on a quarterly basis. Accordingly, the ETNs should be purchased only by sophisticated knowledgeable investors who understand the terms of the investment in the ETNs and the potential adverse consequences of seeking leveraged investment results by means of securities that reset their notional exposure on a quarterly basis, subject to any additional resetting based on the Closing Indicative Value. Investors should consider the timing of their investment relative to the Inception Date and Rebalance Dates and their investment horizon, as well as the ETN Fees and potential transaction costs when evaluating an investment in the ETNs. Investors should also regularly monitor their holdings of the ETNs to ensure that they remain consistent with their investment strategies.
•	The ETN Fees will reduce the amount payable on the ETNs — The fees built into the ETNs will offset any positive performance (and magnify any negative performance) of the Index and reduce the amount payable at maturity, upon early redemption or acceleration. Therefore, if the Index performance is positive, but the increase in the level of the Index is insufficient to offset the applicable ETN Fees, you will have a loss on your investment in the ETNs.
•	Market risk — The return on the ETNs is linked to a leveraged participation in the performance of the Index, which is comprised of equity securities of U.S. companies. Equity security prices may change unpredictably, affecting the level of the Index and, consequently, the value of your ETNs in unforeseeable ways. Because the ETNs provide leveraged exposure to the Index, changes in the level of the Index, including intraday changes, will have a greater impact on the value of the ETNs than a similar unleveraged investment.
•	Upon the occurrence of each Rebalance Event, the leverage of the ETNs will be reset — Each Rebalance Event will have the effect of resetting the then-current leverage to approximately 2.0 based on the Closing Level of the Index as of the Rebalance Trigger Date. If the level of the Index has declined, you may not recover your initial investment even if the level of the Index increases following a Rebalance Date. In addition, each time a Rebalance Event occurs, you will incur a Rebalance Fee which will reduce the value of your ETNs.
•	Whether an Acceleration Event occurs and the value of your ETNs upon an Acceleration Event are based on intraday levels and the payment you will be entitled to receive in such event is subject to a fee — The Index level used to determine whether an Acceleration Event has occurred will be based on intraday levels of the Index. Therefore, because the intraday levels may be less than the Closing Level of the Index, reference to the intraday levels may adversely affect the value of the ETNs, and it is more likely that an Acceleration Event will occur than if such event were based solely on the Closing Level of the
PS-10

Index. Moreover, upon the occurrence of an Acceleration Event, the payment you would be entitled to receive will be subject to the Acceleration Fee.

•	Credit Risk of the Issuer — Any payments you are entitled to receive on your ETNs are subject to the ability of Credit Suisse to pay its obligations as they become due.
•	Historical levels of the Index should not be taken as an indication of the future performance of the Index during the term of the ETNs — It is impossible to predict whether the Index will rise or fall. The actual performance of the Index over the term of the ETNs, as well as the amount payable at maturity or upon redemption, may bear little relation to the historical level of the Index.
•	No interest payments — You will not receive any periodic interest payments on the ETNs.
•	A Trading Market for the ETNs May Not Develop — Although we intend to list the ETNs on NYSE Arca, there is no assurance that our application will be approved. If an active secondary market in the ETNs develops, we expect that investors will purchase and sell the ETNs primarily in this secondary market through the exchange on which such ETNs are listed. We have no obligation to maintain any listing on any exchange or quotation system.
•	The Intraday Indicative Value and the Closing Indicative Value are not the same as the closing price or any other trading price of the ETNs in the secondary market — The Intraday Indicative Value and the Closing Indicative Value of the ETNs are not the same as the closing price or any other trading price of the ETNs in the secondary market. The Closing Indicative Value will be published on each Trading Day under the Bloomberg ticker symbol “FLGE.IV”. The Intraday Indicative Value of the ETNs will be calculated and published every 15 seconds on each ETN Business Day during normal trading hours under the Bloomberg ticker symbol “FLGE.IV” so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape, or other major market vendor. The Intraday Indicative Value at any time is based on the most recent intraday level of the Index, which could adversely affect the value of the ETNs. If the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value of the ETNs is equal to zero on any Trading Day, the Closing Indicative Value on that day, and all future days, will be zero. The trading price of the ETNs at any time is the price at which you may be able to sell your ETNs in the secondary market at such time, if one exists. The trading price of the ETNs at any time may vary significantly from the Intraday Indicative Value of such ETNs at such time.
•	Paying a premium purchase price over the Intraday Indicative Value or the Closing Indicative Value of the ETNs could lead to significant losses in the event one sells such ETNs at a time when such premium is no longer present in the market place or such ETNs are accelerated (including at our option) — Paying a premium purchase price over the Intraday Indicative Value or the Closing Indicative Value of the ETNs could lead to significant losses in the event one sells such ETNs at a time when such premium is no longer present in the market place or such ETNs are accelerated (including at our option) in which case investors will receive a cash payment in an amount based on the Closing Indicative Value of the ETNs. We may, without providing you notice or obtaining your consent, create and issue ETNs in addition to those offered by this pricing supplement having the same terms and conditions as the ETNs. However, we are under no obligation to sell additional ETNs at any time, and we may suspend issuance of new ETNs at any time without providing you notice or obtaining your consent. If we stop selling additional ETNs, the price and liquidity of the ETNs could be materially and adversely affected, including an increase in the premium purchase price of the ETNs over the Intraday Indicative Value or the Closing Indicative Value of the ETNs. Before trading in the secondary market, you should compare the Closing Indicative Value and Intraday Indicative Value with the then-prevailing trading price of the ETNs.
•	Potential conflicts — We and our affiliates play a variety of roles in connection with the issuance of the ETNs, including acting as Calculation Agent and as agent of the Issuer for the offering of the ETNs, and hedging our obligations under the ETNs. Any profit in connection with such hedging activities will be in addition to any other compensation that we and our affiliates receive for the sale of the ETNs, which creates an additional incentive to sell the ETNs to you. The Calculation Agent will, among other things,
PS-11

decide the amount of the return paid out to you on your ETNs at maturity or upon redemption or acceleration. In performing these activities, the economic interests of the Calculation Agent and other affiliates of ours are potentially adverse to your interests as an investor in the ETNs.

•	Many economic and market factors will affect the value of the ETNs — In addition to the level of the Index on any day, the value of the ETNs will be affected by a number of economic and market factors that may either offset or magnify each other, including:
•	the level of the Index at any time,
•	the expected volatility of the Index,
•	prevailing market prices and forward volatility levels of the stock markets on which the Index Components are listed or traded, the Index Components, and prevailing market prices of options on the Index or any other financial instruments related to the Index,
•	economic, financial, regulatory, political, judicial, military and other events that affect the level of the Index or the market price or forward volatility of the stock markets on which the Index Components are listed or traded, the Index Components, and the Index,
•	supply and demand for the ETNs in the secondary market, including but not limited to, inventory positions with any market maker or other person or entity who is trading the ETNs (supply and demand for the ETNs will be affected by the total issuance of ETNs, and we are under no obligation to issue additional ETNs to increase the supply),
•	interest and yield rates and rate spreads in the markets,
•	the time remaining until your ETNs mature, and
•	the actual or perceived creditworthiness of Credit Suisse.
•	Requirements on redemption by Credit Suisse — You must offer at least the applicable Minimum Redemption Amount of your ETNs to Credit Suisse and satisfy the other requirements described herein for your offer for redemption to be considered. On exercise of your right to require Credit Suisse to redeem your ETNs you will incur an Early Redemption Charge which will reduce the value of your ETNs.
•	Your offer for redemption is irrevocable — You will not be able to rescind your offer for redemption after it is received by Credit Suisse, so you will be exposed to market risk in the event market conditions change after Credit Suisse receives your offer.
•	The ETNs may be accelerated at our option, in whole or in part, at any time — Credit Suisse may accelerate your ETNs in whole or in part at any time on or after the Inception Date, and upon any such acceleration you may receive less than, and possibly may lose all of, your original investment in the ETNs.
•	The Maturity Date of the ETNs may be extended at our option — The scheduled Maturity Date is initially June , 2019. We may at our option extend the maturity of the ETNs for up to two additional five-year periods.
•	Uncertain tax treatment — No ruling is being requested from the Internal Revenue Service (“IRS”) with respect to the tax consequences of the ETNs. There is no direct authority dealing with securities such as the ETNs, and there can be no assurance that the IRS will accept, or that a court will uphold, the tax treatment described in this pricing supplement. See “Material United States Federal Income Tax Considerations.” In addition, you should note that the IRS and the U.S. Treasury Department have announced a review of the tax treatment of prepaid financial contracts. Accordingly, no assurance can be given that future tax legislation, regulations or other guidance may not change the tax treatment of the ETNs. Potential investors should consult their tax advisors regarding the United States federal income tax consequences of an investment in the ETNs, including possible alternative treatments.
PS-12

Is this the right investment for you?

The ETNs may be a suitable investment for you if you understand and acknowledge each of the following:

•	You seek an investment with a leveraged return linked to the performance of the Index and understand the potential adverse consequences of seeking leveraged investment results by means of securities that reset their notional exposure on a quarterly basis, subject to any additional resetting based on the Closing Indicative Value.
•	You are willing to accept the risk of an investment that includes a quarterly compounding rebalance feature such that, if the level of the Index declines, you may not be able to recover your initial investment even if the level of the Index subsequently increases back to its level at the time of your initial investment.
•	You are willing to accept the risk of an investment that features an automatic acceleration if the Intraday Indicative Value on any Trading Day is equal to or less than 40% of the most recent Rebalanced Indicative Value, which will likely result in a significant or complete loss of your investment.
•	You believe the level of the Index will increase by an amount sufficient to offset the ETN Fees over your intended holding period of the ETNs and to provide you with a satisfactory return on your investment during the time you hold the ETNs.
•	You understand that the trading price of the ETNs at any time may vary significantly from the Intraday Indicative Value and the Closing Indicative Value of the ETNs at such time and that paying a premium purchase price over the Intraday Indicative Value or the Closing Indicative Value of the ETNs could lead to significant losses in the event you sell the ETNs at a time when such premium is no longer present in the market place or the ETNs are accelerated (including at our option).
•	You are willing to make an investment on a leveraged basis with an Exposure Fee that includes a Financing Rate applied to the leveraged portion of the investment exposure based on 3-month USD LIBOR that resets quarterly.
•	You are willing to actively and frequently monitor your investment in the ETNs.
•	You have sufficient knowledge and experience to evaluate how the ETNs may perform under different conditions and the merits and risks of an investment in the ETNs.
•	You understand the terms of the investment in the ETNs and are familiar with the behavior of the Index and financial markets generally.
•	You accept the risk that Credit Suisse may accelerate all or a portion of your ETNs at any time.
•	You do not seek current income from this investment.
•	You do not seek a guaranteed return of principal and understand that if the Index declines, you may lose up to 100% of your investment.
•	You have sufficient financial resources and liquidity to bear the risks of an investment in the ETNs, including the risk of loss of such investment.
•	You understand that the ETN Fees will reduce your return (or increase your loss) on your investment.
•	You are willing to make an investment in the ETNs, the payments on which depend on the creditworthiness of Credit Suisse, as issuer of the ETNs.
PS-13

The ETNs may not be a suitable investment for you if:

•	You do not seek an investment with a leveraged return linked to the performance of the Index or do not understand the potential adverse consequences of seeking leveraged investment results by means of securities that reset their notional exposure on a quarterly basis, subject to any additional resetting based on the Closing Indicative Value.
•	You are not willing to accept the risk of an investment that includes a quarterly compounding rebalance feature such that, if the level of the Index declines, you may not be able to recover your initial investment even if the level of the Index subsequently increases back to its level at the time of your initial investment.
•	You are not willing to accept the risk of an investment that features an Acceleration Event that results in an automatic redemption of the ETNs if the Intraday Indicative Value on any Trading Day is equal to or less than 40% of the most recent Rebalanced Indicative Value.
•	You believe the level of the Index will decrease or will not increase by an amount sufficient to offset the ETN Fees over your intended holding period of the ETNs.
•	You do not understand that the trading price of the ETNs at any time may vary significantly from the Intraday Indicative Value and the Closing Indicative Value of the ETNs at such time and that paying a premium purchase price over the Intraday Indicative Value or the Closing Indicative Value of the ETNs could lead to significant losses in the event you sell the ETNs at a time when such premium is no longer present in the market place or the ETNs are accelerated (including at our option).
•	You are not willing to make an investment on a leveraged basis with an Exposure Fee that includes a Financing Rate applied to the leveraged portion of the investment exposure based on 3-month USD LIBOR that resets quarterly.
•	You are not willing to actively and frequently monitor your investment in the ETNs.
•	You do not have sufficient knowledge and experience to evaluate how the ETNs may perform under different conditions or the merits and risks of an investment in the ETNs.
•	You do not understand the terms of the investment in the ETNs or are not familiar with the behavior of the Index or financial markets generally.
•	You are not willing to accept the risk that Credit Suisse may accelerate all or a portion of your ETNs at any time.
•	You seek current income from your investment.
•	You seek a guaranteed return of principal.
•	You do not have sufficient financial resources and liquidity to bear the risks of an investment in the ETNs, including the risk of loss of such investment, and prefer the lower risk and therefore accept the potentially lower returns of unleveraged, fixed income investments with comparable maturities and credit ratings.
•	You do not want to pay the ETN Fees which apply to the ETNs and will reduce your return (or increase your loss) on your investment.
•	You are not willing to be exposed to the credit risk of Credit Suisse, as issuer of the ETNs.

Investors considering purchasing ETNs should reach an investment decision only after carefully considering, with their advisers, the suitability of the ETNs in light of their particular circumstances.

PS-14

Does an investment in the ETNs entitle you to any ownership interests in any of the underlying equity securities that comprise the Index?

No. An investment in the ETNs does not entitle you to any ownership interest or rights in the underlying equity securities that comprise the Index. Any amounts due on your ETNs will be paid in cash, and you will have no right to receive any payment or delivery of any Index Component or amounts relating to any Index Component.

Will the ETNs be distributed by our affiliates?

Our affiliate, Credit Suisse Securities (USA) LLC (“CSSU”), a member of the Financial Industry Regulatory Authority (“FINRA”) will participate in the initial distribution of the ETNs on the Initial Settlement Date and will likely participate in any future distribution of the ETNs. CSSU is expected to charge normal commissions for the purchase of any ETNs and may also receive all or a portion of the ETN Fees. Any offering in which CSSU participates will be conducted in compliance with the requirements set forth in Rule 5121 of the Conduct Rules of FINRA regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with Rule 5121 of the Conduct Rules of FINRA, CSSU may not make sales in offerings of the ETNs to any of its discretionary accounts without the prior written approval of the customer. Please see the section entitled “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement.

What is the United States federal income tax treatment of an investment in the ETNs?

Please refer to “Material United States Federal Income Tax Considerations” in this pricing supplement for a discussion of material United States federal income tax considerations for making an investment in the ETNs.

What is the role of our affiliates?

Our affiliate, CSSU, is the underwriter for the offering and sale of the ETNs. After the initial offering, CSSU and/or other of our affiliated dealers currently intend, but are not obligated, to buy and sell the ETNs to create a secondary market for holders of the ETNs, and may engage in other activities described in the section “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement, the accompanying prospectus supplement and prospectus. However, neither CSSU nor any of these affiliates will be obligated to engage in any market-making activities, or continue those activities once it has started them.

Our affiliate, CSI, will act as the Calculation Agent for the ETNs. As the Calculation Agent, CSI will make determinations with respect to the ETNs. The determinations may be adverse to you. You should refer to “Risk Factors—We or our affiliates may have economic interests adverse to those of the holders of the ETNs” in this pricing supplement.

Can you tell me more about the effect of Credit Suisse’s hedging activity?

We expect to hedge our obligations under the ETNs through one or more of our affiliates. This hedging activity will likely involve purchases or sales of equity securities included in the Index, listed or over-the-counter options, equity securities, swaps or other derivative instruments relating to the Index or the equity securities included in the Index. We or our affiliates will maintain, adjust or unwind our hedge by, among other things, purchasing or selling any of the foregoing, at any time and from time to time, including on or before any Valuation Date or Rebalance Date. We, our affiliates or third parties with whom we transact may also enter into, maintain, adjust and unwind hedging transactions relating to other securities whose returns are linked to the Index or the Index Components. Any of these hedging activities could affect the value of the equity securities included in the Index, and accordingly the value of your ETNs and the amount we will pay on the ETNs determined on the Final Valuation Date, or, in the case of early redemption or acceleration of the ETNs, the relevant Valuation Date. Moreover, this hedging activity may result in our or our affiliates’ or third parties’ receipt of a profit, even if the market value of the ETNs declines. You should refer to “Risk Factors—Trading and other transactions by us, our affiliates or third parties with whom we transact in securities or financial instruments relating to the Index may impair the value of your ETNs” and “Risk Factors—We or our affiliates may have economic interests adverse to those of the holders of the ETNs” and “Supplemental Use of Proceeds and Hedging” in this pricing supplement.

PS-15

Do ERISA or the Code impose any limitations on purchases of the ETNs?

Employee benefit plans subject to ERISA (as defined below), entities the assets of which are deemed to constitute the assets of such plans, governmental or other plans subject to laws substantially similar to ERISA and retirement accounts (including Keogh, SEP and SIMPLE plans, individual retirement accounts and individual retirement annuities) are permitted to purchase the ETNs as long as either (A)(1) no CSSU affiliate or employee is a fiduciary to such plan or retirement account that has or exercises any discretionary authority or control with respect to the assets of such plan or retirement account used to purchase the ETNs or renders investment advice with respect to those assets, and (2) in connection with the purchase of the ETNs, such plan or retirement account is paying no more, and receiving no less, than adequate consideration (within the meaning of Section 408(b)(17) of ERISA or Section 4975(f)(10) of the Code (as defined below)) or (B) its acquisition and holding of the ETNs is not prohibited under ERISA or the Code or any substantially similar laws or is exempt from any such prohibition. However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the ETNs if the account, plan or annuity is for the benefit of an employee of CSSU or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of ETNs by the account, plan or annuity. Please refer to the section “Benefit Plan Investor Considerations” in this pricing supplement for further information.

PS-16

HYPOTHETICAL EXAMPLES

The table below depicts a hypothetical example of movements in the Closing Level of the Index and the effect on the ETN Closing Indicative Value on each day over the course of 6 ETN Business Days, assuming a 2-day weekend between ETN Business Day 2 and 3, for the purpose of illustrating the calculation of each of the individual column amounts. In the table below, we have assumed a Financing Rate equal to 1.00% (which assumes a LIBOR rate of 0.56% plus the spread of 0.44%), an Initial Index Level of 800, an initial Closing Indicative Value of $100, initial Index Units equal to 0.2500, a Quarterly Rebalance Calculation Date on Day 5 below, and no prior rebalance. The final row in the table below sets forth the amounts on a cumulative basis for the 6 ETN Business Day period. These hypothetical examples are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results. The figures in these examples have been rounded for convenience.

For information relating to the historical performance of the Index, please refer to “The Index—Historical Information” in this pricing supplement. Any payment you will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due.

A	B	C	D	E	F	G	H	I
ETN Business Day	Closing Level	Index Units[1]	Index Amount ($)[2]	Exposure Fee ($)[3]	Investor Fee ($)[4]	Rebalance Fee ($)[5]	Closing Indicative Value ($)[6]	Redemption Amount ($)[7]
1	800.00	0.2500	-	-	-	-	100.00	99.90
2	880.00	0.2500	20.00	0.0028	0.0024	0.0000	119.99	119.88
[weekend]	-	-	-	-	-	-	-	-
3	600.00	0.2500	-70.00	0.0083	0.0085	0.0000	49.98	49.90
4	660.00	0.1666	15.00	0.0028	0.0012	0.0275	64.95	64.86
5	700.00	0.1666	6.66	0.0019	0.0015	0.0000	71.61	71.55
6	800.00	0.2046	16.66	0.0019	0.0017	0.0061	88.26	88.19
cumulative			-11.68	0.0176	0.0153	0.0336

1.	The Index Units are assumed to be set equal to 0.2500 on the Inception Date. The Index Units will be rebalanced (1) quarterly, following each Quarterly Rebalance Calculation Date, and (2) if the Closing Indicative Value falls below $60 (60% of the Rebalanced Indicative Value). On Day 3 in the table above, the Closing Indicative Value fell below $60 and constituted a Deleveraging Calculation Date. On ETN Business Day 4, a Rebalance Date following a Deleveraging Calculation Date, the Index Units were reset to equal the Leverage Factor times the Closing Indicative Value on ETN Business Day 3 divided by the Closing Level of the Index on Day 3 calculated as 2 * 49.98/600 = 0.1666. Day 5 in the table above is assumed to be a Quarterly Rebalance Calculation Date. On ETN Business Day 6, a Rebalance Date, the Index Units were reset to equal the Leverage Factor times the Closing Indicative Value on ETN Business Day 5 divided by the Closing Level of the Index on Day 3 calculated as 2 * 71.61/700 = 0.2046.
2.	The Index Amount for any day is calculated as the Index Units on the previous ETN Business Day multiplied by the difference between Closing Level of the Index on the current ETN Business Day and the Closing Level of the Index on the immediately preceding ETN Business Day. On ETN Business Day 2, the Index Amount was equal to 0.2500 * (880.00-800.00) = 20.
3.	The Exposure Fee is calculated as the product of one-half of the Index Units as of the previous ETN Business Day, the Financing Rate (as of the most recent Quarterly Reference Date prior to the current ETN Business Day), the Closing Level of the Index (as of the most recent Quarterly Reference Date prior to the current ETN Business Day) times the Day Count Fraction. On ETN Business Day 3, the Exposure Fee was equal to 0.2500*.5 * 1% * 800 * (3/360) (assuming a weekend consisting of 2 non-ETN Business Days) = 0.0083.
4.	The Investor Fee is equal to the product of the Closing Indicative Value as of the previous ETN Business Day times 0.85% times the Day Count Fraction. On ETN Business Day 3, the Investor Fee was equal to 119.99 * 0.85% * (3/360) (assuming a weekend consisting of 2 non-ETN Business Days) = 0.0085.
5.	On any Rebalance Date following a Deleveraging Calculation Date, the Rebalance Rate equals 0.05%. The Rebalance Rate equals 0.02% on any other Rebalance Date. The Rebalance Fee is equal to zero on any day that is not a Rebalance Date. Accordingly, on ETN Business Day 4, which was a Rebalance Date following a Deleveraging Calculation Date, the Rebalance Fee is equal to 0.05% times the Closing Level of the Index on the Rebalance Date times the absolute value of the change in Index Units. On ETN Business Day 4 the Rebalance Fee was equal to 0.05% * 660 * (0.2500-0.1666) = 0.0275. On ETN Business Day 6, which was a Rebalance Date, the Rebalance Fee was equal to 0.02% * 800 * the absolute value of (0.1666-0.2046) = 0.0061.
6.	The Closing Indicative Value on any ETN Business Day after the Inception Date is equal to the Closing Indicative Value on the immediately preceding ETN Business Day plus the Index Amount on the current ETN Business Day, less the Exposure Fee, the Investor Fee, and the Rebalance Fee on such ETN Business Day, if applicable. On ETN Business Day 6, the Closing Indicative Value was equal to 71.61 + 16.66 – 0.0019 – 0.0017 – 0.0061 = 88.26.
7.	The Early Redemption Amount that would apply in the case of a redemption at your option is equal to the Closing Indicative Value on the applicable Early Redemption Valuation Date, less the Early Redemption Charge, which in this example is equal to the product of 0.05%, the Closing Level of the Index on the Early Redemption Valuation Date, and the Index Units as of the preceding Trading Day. For an Early Redemption Valuation Date of ETN Business Day 6, the Early Redemption Amount was equal to 88.26 – (0.05% * 800.00 * 0.1666) = 88.19.
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The following examples show how the ETNs would perform in hypothetical circumstances over a five year (20 quarter) period, with quarters divided according to calendar months, no weekends or holidays, a hypothetical Closing Indicative Value of $100 on the Inception Date, a hypothetical Initial Index Level of 800 and no extension of the Maturity Date. For purposes of the examples below, each year is assumed to have 365 or 366 days, as applicable, and 3-month USD LIBOR is assumed to be constant. The information in the examples reflects hypothetical rates of return on the ETNs assuming that they are purchased on the Inception Date at the Closing Indicative Value and redeemed at the end of the relevant quarter. We have not considered repurchase of the ETNs at our option or any partial redemptions at your option for simplicity. The Redemption Amount is based on the Closing Indicative Value of the ETNs on the applicable valuation date, less the Early Redemption Charge. No Early Redemption Charge is applied on the Maturity Date. The examples below assume no Market Disruption Event occurs. Also, the hypothetical rates of return shown below do not take into account the effects of applicable taxes.

These hypothetical examples are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results. No single example can easily capture all the possible influences on the value of your ETNs. The figures in these examples have been rounded for convenience.

Three of the most important factors that will affect the value of your ETNs are the directional change in the in the level of the Index (either up or down), the variable Financing Rate reflected in the Exposure Fee, and the volatility of the returns on the Index from quarter to quarter. We therefore provide examples below that reflect different scenarios related to these three factors. Many other factors may affect the value of your ETNs, and these examples are provided for purposes of illustration only.

For information relating to the historical performance of the Index, please refer to “The Index—Historical Information” in this pricing supplement. Any payment you will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due.

PS-18

Example 1. Hypothetical assumptions: This example assumes an Initial Index Level of 800, an initial Closing Indicative Value of $100, quarterly Rebalance Events, that quarter zero is January 1st and the Inception Date and each quarter consists of 3 complete months, that the Financing Rate is equal to 1.00% (which assumes a LIBOR rate of 0.56% plus the spread of 0.44%), the level of the Index has increased 1.00% per quarter from the Inception Date of the ETNs to the end of quarter 20 (five years) and there has been no Rebalance Event other than the quarterly Rebalance Events. In this scenario, the Index has increased by 22.15% over 20 quarters (five years). The return on the ETNs is equal to 35.75% over the same period, resulting in an annualized return on the ETNs of 6.30%.

A	B	C	D	E	F	G	H	I	J
Quarter	Closing Level	Index Units	Rebalanced Indicative Value (Rebalance Trigger Date)	Cumulative Index Amount ($)	Cumulative Exposure Fee ($)	Cumulative Investor Fee ($)	Cumulative Rebalance Fee ($)	Closing Indicative Value (Rebalance Date) ($)	Redemption Amount ($)
0	800.00	0.2500	100.00					100.00	99.90
1	807.93	0.2513	101.50	1.98	0.2500	0.2141	0.0002	101.52	101.42
2	816.03	0.2526	103.06	4.02	0.5066	0.4339	0.0004	103.08	102.97
3	824.29	0.2540	104.66	6.11	0.7700	0.6595	0.0006	104.68	104.57
4	832.65	0.2553	106.28	8.23	1.0375	0.8886	0.0009	106.30	106.19
5	840.99	0.2567	107.91	10.36	1.3062	1.1187	0.0011	107.93	107.82
6	849.42	0.2580	109.57	12.52	1.5790	1.3524	0.0013	109.59	109.48
7	858.03	0.2594	111.27	14.74	1.8590	1.5923	0.0016	111.29	111.18
8	866.72	0.2608	113.00	17.00	2.1434	1.8359	0.0018	113.02	112.90
9	875.31	0.2621	114.71	19.24	2.4259	2.0778	0.0020	114.73	114.62
10	884.08	0.2635	116.47	21.54	2.7159	2.3262	0.0023	116.49	116.38
11	893.04	0.2649	118.28	23.90	3.0136	2.5812	0.0025	118.30	118.18
12	902.09	0.2663	120.12	26.29	3.3159	2.8401	0.0028	120.14	120.02
13	911.03	0.2677	121.94	28.68	3.6163	3.0973	0.0030	121.96	121.84
14	920.16	0.2691	123.81	31.12	3.9245	3.3614	0.0033	123.83	123.71
15	929.49	0.2706	125.73	33.63	4.2410	3.6324	0.0036	125.75	125.63
16	938.90	0.2720	127.68	36.18	4.5623	3.9077	0.0038	127.70	127.58
17	948.21	0.2734	129.62	38.71	4.8815	4.1811	0.0041	129.64	129.51
18	957.71	0.2749	131.61	41.31	5.2092	4.4617	0.0044	131.63	131.50
19	967.42	0.2763	133.65	43.97	5.5456	4.7498	0.0047	133.67	133.54
20	977.22	0.2778	135.73	46.68	5.8872	5.0424	0.0050	135.75	135.75
	Annualized Index Return:				4.08%	Index Return:			22.15%
	Annualized Return on the ETNs:				6.30%	Return on the ETNs:			35.75%

PS-19

Example 2. Hypothetical assumptions: This example assumes an Initial Index Level of 800, an initial Closing Indicative Value of $100, quarterly Rebalance Events, that quarter zero is January 1st and the Inception Date and each quarter consists of 3 complete months, that the Financing Rate is equal to 1.00% (which assumes a LIBOR rate of 0.56% plus the spread of 0.44%), the level of the Index has experienced alternating increases and decreases in the level of the Index: 5.00% increases per quarter, followed by 3.00% decreases per quarter, each quarter from the Inception Date of the ETNs to the end of quarter 20 (five years) and there has been no Rebalance Event other than the quarterly Rebalance Events. In this scenario, the Index has increased by 21.92% over 20 quarters (five years). The return on the ETNs is equal to 31.09% over the same period, resulting in an annualized return on the ETNs of 5.56%.

Example 2 shows the effect of volatility of the Index, for a similar increase in the level of the Index over a 20 quarter period, as compared to Example 1. This example highlights that the path followed by the Index may result in a lower return on the ETNs. Different levels of volatility as measured by the range and frequency of the movements in the level of the Index could result in greater differences between the performance of the Index and the return on the ETNs over comparable periods.

A	B	C	D	E	F	G	H	I	J
Quarter	Closing Level	Index Units	Rebalanced Indicative Value (Rebalance Trigger Date)	Cumulative Index Amount ($)	Cumulative Exposure Fee ($)	Cumulative Investor Fee ($)	Cumulative Rebalance Fee ($)	Closing Indicative Value (Rebalance Date) ($)	Redemption Amount ($)
0	800.00	0.2500	100.00					100.00	99.90
1	840.43	0.2608	109.53	10.11	0.2500	0.2225	0.0018	109.63	109.53
2	815.65	0.2518	102.74	3.65	0.5270	0.4507	0.0033	102.67	102.56
3	857.81	0.2628	112.67	14.26	0.7895	0.6845	0.0052	112.79	112.68
4	832.25	0.2537	105.62	7.55	1.0776	0.9216	0.0067	105.54	105.43
5	874.79	0.2647	115.71	18.34	1.3445	1.1592	0.0086	115.83	115.72
6	849.00	0.2556	108.55	11.51	1.6371	1.4002	0.0101	108.47	108.35
7	892.89	0.2668	119.04	22.73	1.9144	1.6472	0.0121	119.16	119.04
8	866.28	0.2575	111.59	15.63	2.2188	1.8978	0.0137	111.50	111.39
9	910.06	0.2685	122.13	26.91	2.4977	2.1459	0.0157	122.25	122.13
10	883.23	0.2593	114.56	19.70	2.8066	2.4003	0.0174	114.48	114.36
11	928.88	0.2707	125.64	31.54	3.0992	2.6610	0.0195	125.76	125.64
12	901.21	0.2613	117.77	24.05	3.4205	2.9255	0.0212	117.68	117.56
13	946.75	0.2724	128.90	35.95	3.7148	3.1874	0.0233	129.02	128.90
14	918.84	0.2631	120.91	28.35	4.0408	3.4558	0.0250	120.82	120.70
15	966.33	0.2746	132.60	40.84	4.3497	3.7310	0.0272	132.73	132.61
16	937.54	0.2651	124.30	32.93	4.6888	4.0101	0.0290	124.21	124.08
17	984.92	0.2764	136.04	45.49	4.9994	4.2865	0.0312	136.18	136.05
18	955.88	0.2669	127.62	37.47	5.3435	4.5699	0.0330	127.52	127.39
19	1005.29	0.2786	139.95	50.66	5.6695	4.8603	0.0354	140.09	139.96
20	975.34	0.2689	131.19	42.31	6.0274	5.1548	0.0373	131.09	131.09
	Annualized Index Return:				4.04%	Index Return:			21.92%
	Annualized Return on the ETNs:				5.56%	Return on the ETNs:			31.09%

PS-20

Example 3. Hypothetical assumptions: This example assumes an Initial Index Level of 800, an initial Closing Indicative Value of $100, quarterly Rebalance Events, that quarter zero is January 1st and the Inception Date and each quarter consists of 3 complete months, that the Financing Rate is equal to 5.00% (which assumes a LIBOR rate of 4.56% plus the spread of 0.44%), the level of the Index has experienced alternating increases and decreases in the level of the Index: 5.00% increases per quarter, followed by 3.00% decreases per quarter, each quarter from the Inception Date of the ETNs to the end of quarter 20 (five years) and there has been no Rebalance Event other than the quarterly Rebalance Events. In this scenario, the Index has increased by 21.92% over 20 quarters (five years). The return on the ETNs is equal to 7.16% over the same period, resulting in an annualized return on the ETNs of 1.39%.

Example 3 shows the effect of a different Financing Rate on the same increase in the level of the Index over a 20 quarter period, as compared to Example 2. This example highlights that the ETN Fees may result in a lower return (or may increase the loss) on the ETNs.

A	B	C	D	E	F	G	H	I	J
Quarter	Closing Level	Index Units	Rebalanced Indicative Value (Rebalance Trigger Date)	Cumulative Index Amount ($)	Cumulative Exposure Fee ($)	Cumulative Investor Fee ($)	Cumulative Rebalance Fee ($)	Closing Indicative Value (Rebalance Date) ($)	Redemption Amount ($)
0	800.00	0.2500	100.00					100.00	99.90
1	840.43	0.2584	108.54	10.11	1.2500	0.2215	0.0014	108.63	108.53
2	815.65	0.2469	100.72	3.70	2.6225	0.4464	0.0033	100.63	100.53
3	857.81	0.2553	109.43	14.11	3.9091	0.6744	0.0047	109.53	109.42
4	832.25	0.2437	101.46	7.59	5.3081	0.9035	0.0067	101.37	101.26
5	874.79	0.2519	110.13	17.96	6.5900	1.1307	0.0081	110.23	110.12
6	849.00	0.2407	102.20	11.46	7.9827	1.3588	0.0100	102.11	102.00
7	892.89	0.2488	111.03	22.02	9.2881	1.5902	0.0115	111.13	111.02
8	866.28	0.2376	102.95	15.40	10.7077	1.8227	0.0134	102.86	102.75
9	910.06	0.2455	111.64	25.80	11.9941	2.0505	0.0148	111.74	111.64
10	883.23	0.2345	103.60	19.22	13.4059	2.2819	0.0168	103.51	103.40
11	928.88	0.2425	112.56	29.92	14.7293	2.5164	0.0183	112.66	112.55
12	901.21	0.2315	104.36	23.21	16.1683	2.7521	0.0202	104.27	104.16
13	946.75	0.2392	113.18	33.76	17.4724	2.9831	0.0217	113.28	113.17
14	918.84	0.2285	105.03	27.08	18.9037	3.2176	0.0237	104.94	104.83
15	966.33	0.2363	114.11	37.93	20.2452	3.4554	0.0252	114.21	114.10
16	937.54	0.2256	105.80	31.13	21.7041	3.6943	0.0272	105.70	105.59
17	984.92	0.2331	114.73	41.82	23.0261	3.9284	0.0286	114.84	114.73
18	955.88	0.2227	106.47	35.05	24.4770	4.1661	0.0306	106.38	106.27
19	1005.29	0.2303	115.67	46.05	25.8370	4.4072	0.0321	115.78	115.67
20	975.34	0.2199	107.25	39.16	27.3159	4.6494	0.0342	107.16	107.16
	Annualized Index Return:				4.04%	Index Return:			21.92%
	Annualized Return on the ETNs:				1.39%	Return on the ETNs:			7.16%

PS-21

Example 4. Hypothetical assumptions: This example assumes an Initial Index Level of 800, an initial Closing Indicative Value of $100, quarterly Rebalance Events, that quarter zero is January 1st and the Inception Date and each quarter consists of 3 complete months, that the Financing Rate is equal to 1.00% (which assumes a LIBOR rate of 0.56% plus the spread of 0.44%), the level of the Index has decreased 1.00% per quarter from the Inception Date of the ETNs to the end of quarter 20 (five years) and there has been no Rebalance Event other than the quarterly Rebalance Events. In this scenario, the Index has decreased by 18.14% over 20 quarters (five years). The return on the ETNs is equal to -39.22% over the same period, resulting in an annualized return on the ETNs of -9.48%.

A	B	C	D	E	F	G	H	I	J
Quarter	Closing Level	Index Units	Rebalanced Indicative Value (Rebalance Trigger Date)	Cumulative Index Amount ($)	Cumulative Exposure Fee ($)	Cumulative Investor Fee ($)	Cumulative Rebalance Fee ($)	Closing Indicative Value (Rebalance Date) ($)	Redemption Amount ($)
0	800.00	0.2500	100.00					100.00	99.90
1	792.15	0.2464	97.60	-1.96	0.2500	0.2099	0.0006	97.58	97.48
2	784.29	0.2428	95.21	-3.90	0.4967	0.4171	0.0011	95.19	95.09
3	776.42	0.2392	92.85	-5.81	0.7400	0.6213	0.0017	92.83	92.73
4	768.63	0.2356	90.55	-7.67	0.9773	0.8205	0.0022	90.53	90.44
5	761.00	0.2321	88.33	-9.47	1.2061	1.0126	0.0028	88.31	88.22
6	753.45	0.2287	86.17	-11.22	1.4294	1.2000	0.0033	86.14	86.06
7	745.89	0.2253	84.03	-12.95	1.6496	1.3849	0.0038	84.01	83.92
8	738.41	0.2219	81.95	-14.64	1.8643	1.5651	0.0043	81.93	81.85
9	731.16	0.2187	79.97	-16.25	2.0692	1.7371	0.0048	79.94	79.86
10	723.91	0.2155	78.01	-17.83	2.2713	1.9068	0.0052	77.98	77.90
11	716.64	0.2123	76.07	-19.40	2.4706	2.0741	0.0057	76.05	75.97
12	709.45	0.2091	74.19	-20.92	2.6650	2.2373	0.0061	74.17	74.09
13	702.49	0.2061	72.39	-22.38	2.8504	2.3930	0.0066	72.37	72.30
14	695.52	0.2030	70.62	-23.82	3.0334	2.5466	0.0070	70.60	70.52
15	688.54	0.2000	68.87	-25.23	3.2138	2.6981	0.0074	68.85	68.78
16	681.63	0.1970	67.16	-26.62	3.3898	2.8458	0.0078	67.14	67.07
17	674.94	0.1942	65.53	-27.93	3.5577	2.9868	0.0082	65.51	65.45
18	668.25	0.1913	63.93	-29.23	3.7233	3.1258	0.0086	63.91	63.84
19	661.54	0.1885	62.34	-30.52	3.8867	3.2629	0.0090	62.33	62.26
20	654.91	0.1856	60.80	-31.77	4.0460	3.3967	0.0093	60.78	60.78
	Annualized Index Return:				-3.92%	Index Return:			-18.14%
	Annualized Return on the ETNs:				-9.48%	Return on the ETNs:			-39.22%

PS-22

Example 5. Hypothetical assumptions: This example assumes an Initial Index Level of 800, an initial Closing Indicative Value of $100, quarterly Rebalance Events, that quarter zero is January 1st and the Inception Date and each quarter consists of 3 complete months, that the Financing Rate is equal to 1.00% (which assumes a LIBOR rate of 0.56% plus the spread of 0.44%), the level of the Index has experienced alternating increases and decreases in the level of the Index: 5.00% decreases per quarter, followed by 3.00% increases per quarter, from the Inception Date of the ETNs to the end of quarter 20 (five years) and there has been no Rebalance Event other than the quarterly Rebalance Events. In this scenario, the Index has decreased by 18.01% over 20 quarters (five years).  The  return  on  the  ETNs  is  equal  to -41.00% over the same period, resulting in an annualized return on the ETNs of -10.01%.

Example 5 shows the effect of volatility of the Index, for similar decrease in the level of the Index over a 20 quarter period, as compared to Example 4. This example highlights that the path followed by the Index may result in a lower return on the ETNs. Different levels of volatility as measured by the range and frequency of the movements in the level of the Index could result in greater differences between the performance of the Index and the return on the ETNs over comparable periods.

A	B	C	D	E	F	G	H	I	J
Quarter	Closing Level	Index Units	Rebalanced Indicative Value (Rebalance Trigger Date)	Cumulative Index Amount ($)	Cumulative Exposure Fee ($)	Cumulative Investor Fee ($)	Cumulative Rebalance Fee ($)	Closing Indicative Value (Rebalance Date) ($)	Redemption Amount ($)
0	800.00	0.2500	100.00					100.00	99.90
1	761.49	0.2363	90.03	-9.63	0.2500	0.2018	0.0021	89.92	89.82
2	784.62	0.2420	94.90	-4.16	0.4775	0.4004	0.0030	94.96	94.86
3	746.03	0.2285	85.29	-13.50	0.7201	0.5960	0.0050	85.18	85.09
4	768.94	0.2340	89.95	-8.26	0.9379	0.7862	0.0058	90.01	89.92
5	731.53	0.2212	80.94	-17.02	1.1654	0.9698	0.0077	80.84	80.75
6	753.74	0.2265	85.32	-12.11	1.3698	1.1483	0.0085	85.37	85.28
7	716.68	0.2138	76.67	-20.50	1.5879	1.3242	0.0103	76.58	76.50
8	738.68	0.2190	80.87	-15.80	1.7838	1.4952	0.0111	80.91	80.84
9	703.13	0.2071	72.85	-23.58	1.9860	1.6585	0.0128	72.76	72.68
10	724.48	0.2121	76.79	-19.16	2.1700	1.8191	0.0135	76.84	76.76
11	688.85	0.2003	69.01	-26.72	2.3664	1.9774	0.0151	68.93	68.85
12	710.00	0.2051	72.79	-22.48	2.5426	2.1313	0.0158	72.83	72.76
13	675.83	0.1939	65.57	-29.49	2.7247	2.2783	0.0173	65.49	65.42
14	696.35	0.1986	69.12	-25.51	2.8903	2.4229	0.0179	69.16	69.09
15	662.11	0.1875	62.12	-32.31	3.0670	2.5654	0.0194	62.04	61.97
16	682.44	0.1921	65.52	-28.50	3.2257	2.7040	0.0200	65.55	65.49
17	649.59	0.1816	59.02	-34.81	3.3895	2.8363	0.0214	58.95	58.88
18	669.31	0.1860	62.21	-31.22	3.5386	2.9664	0.0220	62.25	62.19
19	636.40	0.1756	55.91	-37.34	3.6977	3.0947	0.0233	55.84	55.78
20	655.94	0.1799	58.97	-33.91	3.8405	3.2194	0.0238	59.00	59.00
	Annualized Index Return:				-3.89%	Index Return:			-18.01%
	Annualized Return on the ETNs:				-10.01%	Return on the ETNs:			-41.00%

PS-23

Example 6. Hypothetical assumptions: This example assumes an Initial Index Level of 800, an initial Closing Indicative Value of $100, quarterly Rebalance Events, that quarter zero is January 1st and the Inception Date and each quarter consists of 3 complete months, that the Financing Rate is equal to 1.00% (which assumes a LIBOR rate of 0.56% plus the spread of 0.44%) and a Rebalance Event occurs based on changes in the Closing Indicative Value. The level of the Index decreased 1.00% per quarter from the Inception Date of the ETNs to the end of quarter 5. During quarter 6 the index decreased 21.78%. On one Trading Day during quarter 6, the Closing Indicative Value was less than 60% of the most recent Rebalanced Indicative Value. Accordingly, a Rebalance Event occurred in the middle of quarter 6. Following quarter 6, the Index continued to decline 1% per quarter until the end of quarter 10. From the beginning of quarter 11 to the end of quarter 20, the Index increased 3.35% per quarter. In this scenario, the Index performance has been essentially flat as measured from the start to the end of five years (a decrease of 0.01% over 20 quarters). However, the return on the ETNs is equal to -16.80% over the same period, resulting in an annualized return on the ETNs of -3.61%.

Example 6 shows the effect of a Rebalance Event following a Deleveraging Calculation Date. Although the level of the Index is almost unchanged after five years, the return on the ETNs may be adversely impacted by Rebalance Events.

A	B	C	D	E	F	G	H	I	J
Quarter	Closing Level	Index Units	Rebalanced Indicative Value (Rebalance Trigger Date)	Cumulative Index Amount ($)	Cumulative Exposure Fee ($)	Cumulative Investor Fee ($)	Cumulative Rebalance Fee ($)	Closing Indicative Value (Rebalance Date) ($)	Redemption Amount ($)
0	800.00	0.2500	100.00					100.00	99.90
1	792.15	0.2464	97.60	-1.96	0.2500	0.2099	0.0006	97.58	97.48
2	784.29	0.2428	95.21	-3.90	0.4967	0.4171	0.0011	95.19	95.09
3	776.42	0.2392	92.85	-5.81	0.7400	0.6213	0.0017	92.83	92.73
4	768.63	0.2356	90.55	-7.67	0.9773	0.8205	0.0022	90.53	90.44
5	761.00	0.2321	88.33	-9.47	1.2061	1.0126	0.0028	88.31	88.22
6	595.29	0.1669	49.70	-47.74	1.3977	1.1584	0.0220	49.68	49.63
7	589.32	0.1645	48.46	-48.74	1.5247	1.2650	0.0223	48.45	48.40
8	583.41	0.1620	47.26	-49.71	1.6485	1.3690	0.0226	47.25	47.20
9	577.68	0.1597	46.12	-50.64	1.7667	1.4682	0.0229	46.11	46.06
10	571.95	0.1573	44.99	-51.55	1.8833	1.5661	0.0231	44.98	44.93
11	591.59	0.1617	47.82	-48.46	1.9982	1.6668	0.0237	47.85	47.80
12	611.91	0.1663	50.87	-45.18	2.1205	1.7740	0.0242	50.91	50.86
13	632.46	0.1710	54.05	-41.76	2.2477	1.8855	0.0248	54.08	54.03
14	653.95	0.1758	57.46	-38.08	2.3844	2.0053	0.0254	57.50	57.44
15	676.41	0.1808	61.13	-34.14	2.5313	2.1342	0.0261	61.17	61.11
16	699.64	0.1860	65.04	-29.93	2.6875	2.2712	0.0268	65.08	65.02
17	723.14	0.1912	69.10	-25.56	2.8502	2.4138	0.0276	69.14	69.08
18	747.70	0.1966	73.46	-20.87	3.0249	2.5669	0.0284	73.51	73.44
19	773.38	0.2022	78.15	-15.82	3.2127	2.7316	0.0293	78.21	78.13
20	799.94	0.2080	83.15	-10.45	3.4125	2.9069	0.0302	83.20	83.20
	Annualized Index Return:				0.00%	Index Return:			-0.01%
	Annualized Return on the ETNs:				-3.61%	Return on the ETNs:			-16.80%

PS-24

Example 7. Hypothetical assumptions: This example assumes an Initial Index Level of 800, an initial Closing Indicative Value of $100, quarterly Rebalance Events, that quarter zero is January 1st and the Inception Date and each quarter consists of 3 complete months, that the Financing Rate is equal to 5.00% (which assumes a LIBOR rate of 4.56% plus the spread of 0.44%) and a Rebalance Event occurs based on changes in the Closing Indicative Value. The level of the Index decreased 1.00% per quarter from the Inception Date of the ETNs to the end of quarter 5. During quarter 6 the index decreased 21.78%. On one Trading Day during quarter 6, the Closing Indicative Value was less than 60% of the most recent Rebalanced Indicative Value. Accordingly, a Rebalance Event occurred in the middle of quarter 6. Following quarter 6, the Index continued to decline 1% per quarter until the end of quarter 10. From the beginning of quarter 11 to the end of quarter 20, the Index increased 3.35% per quarter. In this scenario, the Index performance has been essentially flat as measured from the start to the end of five years (a decrease of 0.01% over 20 quarters). However, the return on the ETNs is equal to -32.23% over the same period, resulting in an annualized return on the ETNs of -7.49%.

Example 7 shows the effect of a Rebalance Event following a Deleveraging Calculation Date and a greater Financing Rate, as compared to Example 6.

A	B	C	D	E	F	G	H	I	J
Quarter	Closing Level	Index Units	Rebalanced Indicative Value (Rebalance Trigger Date)	Cumulative Index Amount ($)	Cumulative Exposure Fee ($)	Cumulative Investor Fee ($)	Cumulative Rebalance Fee ($)	Closing Indicative Value (Rebalance Date) ($)	Redemption Amount ($)
0	800.00	0.2500	100.00					100.00	99.90
1	792.15	0.2439	96.62	-1.96	1.2500	0.2089	0.0010	96.58	96.48
2	784.29	0.2378	93.27	-3.88	2.4710	0.4129	0.0019	93.23	93.14
3	776.42	0.2318	90.01	-5.75	3.6627	0.6119	0.0029	89.97	89.88
4	768.63	0.2260	86.86	-7.56	4.8126	0.8039	0.0037	86.82	86.73
5	761.00	0.2203	83.85	-9.28	5.9103	0.9873	0.0046	83.82	83.73
6	595.29	0.1560	46.45	-45.60	6.8162	1.1249	0.0234	46.43	46.38
7	589.32	0.1521	44.82	-46.54	7.4097	1.2240	0.0239	44.81	44.76
8	583.41	0.1483	43.26	-47.44	7.9824	1.3196	0.0243	43.24	43.19
9	577.68	0.1446	41.77	-48.28	8.5230	1.4099	0.0247	41.76	41.72
10	571.95	0.1410	40.33	-49.11	9.0509	1.4981	0.0252	40.31	40.27
11	591.59	0.1436	42.45	-46.34	9.5662	1.5880	0.0255	42.48	42.44
12	611.91	0.1463	44.73	-43.43	10.1088	1.6827	0.0258	44.76	44.71
13	632.46	0.1489	47.08	-40.42	10.6682	1.7803	0.0261	47.10	47.06
14	653.95	0.1517	49.58	-37.22	11.2634	1.8841	0.0265	49.60	49.56
15	676.41	0.1545	52.24	-33.81	11.8972	1.9947	0.0269	52.27	52.22
16	699.64	0.1574	55.04	-30.22	12.5649	2.1112	0.0273	55.07	55.02
17	723.14	0.1603	57.93	-26.53	13.2532	2.2313	0.0277	57.96	57.90
18	747.70	0.1632	61.00	-22.59	13.9856	2.3591	0.0281	61.04	60.98
19	773.38	0.1663	64.28	-18.40	14.7654	2.4951	0.0286	64.31	64.25
20	799.94	0.1694	67.73	-13.98	15.5870	2.6385	0.0291	67.77	67.77
	Annualized Index Return:				0.00%	Index Return:			-0.01%
	Annualized Return on the ETNs:				-7.49%	Return on the ETNs:			-32.23%

PS-25

Example 8. Hypothetical Assumptions: This example assumes an Initial Index Level of 800, an initial Closing Indicative Value of $100, quarterly Rebalance Events, that quarter zero is January 1st and the Inception Date and each quarter consists of 3 complete months, that the Financing Rate is equal to 1.00% (which assumes a LIBOR rate of 0.56% plus the spread of 0.44%) and that an Acceleration Event occurs. The level of the Index decreased 2.00% per quarter from the Inception Date through the end of the 8th quarter. In this example, an Acceleration Event occurs on the second day of the 9th quarter based on the Intraday Indicative Value of the ETN. An Acceleration Event will occur if the Intraday Indicative Value on any Trading Day (26.42 in this scenario) is equal to or less than 40% of the most recent Rebalanced Indicative Value (40% x 69.61 = 27.84 in this scenario). In this scenario, the Intraday Indicative Value is $26.42 on the second day of the 9th quarter as a result of intraday price movements. An Acceleration Event has occurred and the ETNs are subject to Automatic Acceleration and an Acceleration Fee. All of the outstanding ETNs will be accelerated pursuant to an Automatic Acceleration and the Accelerated Redemption Amount will be calculated by the Calculation Agent based on its estimate of the indicative value of the ETNs. In this example, the hypothetical Accelerated Redemption Amount would be approximately $26.372 based on the Intraday Indicative Value of $26.42, minus the Acceleration Fee of $0.048.

Example 8 shows the effect of an automatic acceleration following an Acceleration Event.

A	B	C	D	E	F	G	H	I	J
Quarter	Closing Level	Index Units	Rebalanced Indicative Value (Rebalance Trigger Date)	Cumulative Index Amount ($)	Cumulative Exposure Fee ($)	Cumulative Investor Fee ($)	Cumulative Rebalance Fee ($)	Closing Indicative Value (Rebalance Date) ($)	Redemption Amount ($)
0	800.00	0.2500	100.00					100.00	99.90
1	784.37	0.2439	95.68	-3.91	0.2500	0.2079	0.0010	95.63	95.54
2	768.88	0.2378	91.46	-7.69	0.4918	0.4089	0.0019	91.41	91.32
3	753.53	0.2319	87.38	-11.34	0.7255	0.6030	0.0028	87.33	87.24
4	738.49	0.2260	83.48	-14.82	0.9487	0.7886	0.0037	83.43	83.35
5	723.90	0.2204	79.79	-18.12	1.1597	0.9639	0.0045	79.75	79.67
6	709.60	0.2149	76.27	-21.27	1.3614	1.1315	0.0052	76.23	76.15
7	695.44	0.2095	72.86	-24.32	1.5562	1.2934	0.0060	72.83	72.75
8	681.55	0.2042	69.61	-27.23	1.7424	1.4481	0.0067	69.58	69.51

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RISK FACTORS

The ETNs are senior unsecured debt obligations of Credit Suisse AG (“Credit Suisse”). The ETNs are Senior Medium-Term Notes as described in the accompanying prospectus supplement and prospectus and are riskier than ordinary unsecured debt securities. The return on the ETNs will be based on the leveraged performance of the Index. Investing in the ETNs is not equivalent to investing directly in the Index Components or the Index itself. See “The Index” below for more information on the Index.

This section describes the most significant risks relating to an investment in the ETNs. We urge you to read the following information about these risks, together with the other information in this pricing supplement and the accompanying prospectus supplement and prospectus before investing in the ETNs.

Risks Relating to the Return on the ETNs

The ETNs do not have a minimum redemption or repurchase amount and you may lose all or a significant portion of your investment in the ETNs

The ETNs do not have a minimum payment at maturity or daily repurchase value and you may receive less, and possibly significantly less, at maturity or upon repurchase than the amount you originally invested. Our cash payment on your ETNs at maturity or upon repurchase or acceleration of the ETNs will be based primarily on any increase or decrease in the level of the Index, and will be reduced by the ETN Fees. You may lose all or a significant amount of your investment in the ETNs if the level of the Index decreases. Any payment you will be entitled to receive is subject to our ability to pay our obligations as they become due.

The Intraday Indicative Value will be published under the Bloomberg ticker symbol “FLGE.IV”. The trading price of the ETNs in the secondary market at any time may vary significantly from their Intraday Indicative Value at such time. The trading price of the ETNs at any time is the price at which you may be able to sell your ETNs in the secondary market at such time, if one exists.

The indicative value calculation will be provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale or termination of your ETNs, nor will it reflect hedging or transaction costs, credit considerations, market liquidity or bid offer spreads.

The Index is calculated, maintained and published by Russell Investments (the “Index Sponsor”), a subsidiary of Russell Investment Group. As of the date of this pricing supplement, the Index is reported on Bloomberg under the ticker symbol “RU10GRTR <Index>”. For further information on the Index, see “The Index” in this pricing supplement.

As discussed in “Specific Terms of the ETNs—Payment Upon Early Redemption” below, you may, subject to certain restrictions, choose to offer your ETNs for redemption by Credit Suisse on any Business Day during the term of the ETNs beginning on June     , 2014 (for an anticipated June     , 2014 Early Redemption Valuation Date and an Early Redemption Date of June     , 2014) through            , 2019 (or, if the maturity of the ETNs is extended, five scheduled Trading Days prior to the scheduled Final Valuation Date, as extended) for an anticipated            , 2019 Early Redemption Valuation Date and an anticipated Early Redemption Date of June     , 2019 (or, if the maturity of the ETNs is extended, an Early Redemption Valuation Date four scheduled Trading Days prior to the scheduled Final Valuation Date, as extended, and an Early Redemption Date one scheduled Business Day prior to the scheduled Final Valuation Date, as extended). If you elect to offer your ETNs to Credit Suisse for repurchase, you must offer at least the applicable minimum repurchase amount at one time for repurchase by Credit Suisse on any repurchase date. In addition, we have the right to repurchase the ETNs, in whole or in part, on any Business Day during the term of the ETNs. The last date on which Credit Suisse will repurchase your ETNs will be June     , 2019 (or, if the maturity of the ETNs is extended, one Business Day prior to the Final Valuation Date, as extended). As such, you must offer your ETNs for repurchase no later than            , 2019 (or, if the maturity of the ETNs is extended, five Trading Days prior to the Final Valuation Date, as extended). The daily repurchase feature is intended to induce arbitrageurs to counteract any trading of the ETNs at a premium or discount to their indicative value, although there can be no assurance that arbitrageurs will employ the repurchase feature in this manner.

PS-27

The ETNs do not pay interest nor guarantee any return of principal

The terms of the ETNs differ from those of ordinary debt securities in that the ETNs neither pay interest nor guarantee payment of the stated principal amount at maturity, upon early redemption or acceleration, and may incur a loss of principal due to fluctuations in the Closing Indicative Value. Because the payment due at maturity may be less than the amount originally invested in the ETNs, the return on the ETNs (the effective yield to maturity) may be negative. Even if it is positive, the return payable on the ETNs may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

The Early Redemption Amount, Accelerated Redemption Amount and Payment at Maturity, as applicable (each, a “Redemption Amount”), will each depend on the change in the level of the Index on a leveraged basis, subject to applicable fees. You may lose all or a significant amount of your investment in the ETNs if the level of the Index decreases or does not increase sufficiently. Additionally, any payment on the ETNs will be reduced if the level of the Index decreases or does not increase sufficiently to offset the ETN Fees, over the term of the ETNs. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

Even if the amount payable on your ETNs on the Early Redemption Date, Acceleration Date or the Payment at Maturity, as applicable, is greater than the price you paid for your ETNs, it may not compensate you for a loss in value due to inflation and other factors relating to the value of money over time. Thus, even in those circumstances, the overall return you earn on your ETNs may be less than what you would have earned by investing in a debt security that bears interest at a prevailing market rate.

Leverage increases the sensitivity of your ETNs to changes in the level of the Index

Because your exposure to the Index is leveraged, changes in the level of the Index will have a greater impact on the payout on your ETNs than on a payout on securities that are not so leveraged. In particular, any decrease in the level of the Index will result in a significantly greater decrease in your payment at maturity or upon redemption or acceleration, and you will suffer losses on your investment in the ETNs substantially greater than you would if the ETNs did not contain a leverage factor.

The ETNs do not seek to provide investors a return based on a fixed multiple of the daily performance of the Index. Instead, the ETNs are designed to provide a leveraged exposure to the Index that is compounded on a quarterly basis. The ETNs are subject to a leverage factor of 2.0, but the effective leverage will vary with changes in the Closing Indicative Value of the ETNs since the previous Rebalance Event. The ETNs include a quarterly rebalancing feature that will have the effect of resetting the then-current leverage to approximately 2.0 based on the Closing Level of the Index as of each Quarterly Rebalance Date. In addition, the leverage of the ETNs will reset to approximately 2.0 if the Closing Indicative Value on any Trading Day is equal to or less than 60% of the then current Rebalanced Indicative Value. Each time a Rebalance Event occurs, you will incur a Rebalance Fee. It is possible for the level of the Index to increase over time while the market value of the ETNs declines over time.

The ETNs may not be suitable for investors with long-term investment objectives

The ETNs are designed to achieve their stated investment objective on a quarterly basis, subject to any additional resetting based on the Closing Indicative Value, but their performance over longer periods of time can differ significantly from their stated quarterly objective because the relationship between the level of the Index and the Closing Indicative Value of the ETNs will diverge as the length of an investor’s holding period increases. The ETNs are not long-term substitutes for long and/or short positions in the index components underlying the Index.

Investors should carefully consider whether the ETNs are appropriate for their investment portfolio. As discussed above, because the ETNs are meant to provide leveraged exposure that is reset periodically, their performance over quarters or years can differ significantly from the performance of the Index during the same period of time. Therefore, it is possible that you will suffer significant losses even if the long-term performance of the Index is positive. It is possible for the level of the Index to increase over time while the market value of the ETNs declines over time. You should proceed with extreme caution in considering an investment in the ETNs.

PS-28

The ETNs seek to provide a leveraged return based on the performance of the Index, less the ETN Fees. The ETNs do not attempt to, and should not be expected to, provide returns that reflect leverage on the return of the Index over any particular period of time. The ETNs rebalance their notional exposure to the Index both on a quarterly basis, increasing exposure in response to that quarter’s gains or reducing exposure in response to that quarter’s losses, as well as deleveraging in the event the level of the Index declines below 60% of the most recent Rebalanced Indicative Value.

This periodic rebalancing will impair the performance of the ETNs if the Index experiences volatility from quarter to quarter or significant declines during any quarterly period and such performance will be dependent on the path of quarterly returns during the holder’s holding period. At higher ranges of volatility, there is a significant chance of a complete loss of the value of the ETNs even if the performance of the Index is flat. The ETNs should be purchased only by sophisticated knowledgeable investors who understand the terms of the investment in the ETNs and the potential adverse consequences of seeking leveraged investment results by means of securities that reset their notional exposure. The ETNs may not be appropriate for investors who intend to hold positions in an attempt to generate returns over longer periods of time.

In addition, quarterly rebalancing will result in leverage relative to the ETN closing indicative value that may be greater or less than the stated leverage factor if the ETN closing indicative value has changed since the beginning of the quarter in which you purchase the ETNs.

Exposure to the Index will fluctuate during the term of your ETNs

The ETNs do not seek to keep a constant ratio between the value of each ETN and the exposure to the Index. Since the ETNs do not rebalance daily, the extent to which your ETNs participate in the performance of the Index, as measured by multiples of daily percentage returns or, equivalently, as measured by the ratio between the notional exposure to the performance of the Index and the value of each ETN, will vary. Consequently, both on any given day and over longer periods, your investment in the ETNs may underperform compared to a comparable investment where the daily return tracks a fixed multiple of the daily performance of the underlying reference asset.

The ETNs are not suitable for all investors. The ETNs should be purchased only by investors who intend to actively monitor and manage their investments and who understand the effect of seeking leveraged investment results

The ETNs are intended for sophisticated investors. Because your investment in the ETNs is leveraged, changes in the Closing Level of the Index will have a greater impact on the amount payable on your ETNs than if the exposure to the Index were not leveraged. Since this leverage increases the exposure to increases and decreases in the level of the Index, any changes in the Closing Level of the Index will result in a larger change in the amount you will be entitled to receive in respect of the ETNs. In addition, the ETN Fees will reduce the payment due on the ETNs. If the Index performance is negative, you will suffer a loss on your investment in the ETNs substantially greater than you would if your securities did not contain a leverage component.

The ETNs should be purchased only by sophisticated knowledgeable investors who understand the terms of the investment in the ETNs and the potential adverse consequences of seeking leveraged investment results by means of securities that reset their notional exposure. Investors should consider the timing of their investment relative to the Inception Date and Rebalance Dates and their investment horizon, as well as the ETN Fees and potential transaction costs when evaluating an investment in the ETNs. Investors should also regularly monitor their holdings of the ETNs to ensure that they remain consistent with their investment strategies. Investing in the ETNs is not equivalent to a direct investment in the Index. The impact of any significant adverse performances of the Index on your ETNs may not be offset by any subsequent beneficial performances of the Index.

The Financing Rate component of the Exposure Fee is applied to the leveraged portion of the exposure to the Index and is based upon a floating rate that may increase significantly during the term of the ETNs

The Financing Rate component of the Exposure Fee is calculated based upon the Reference Rate of 3-Month USD LIBOR. Because 3-Month USD LIBOR is a floating rate, the Reference Rate will fluctuate. The Financing Rate will accrue on the leveraged portion of the ETNs exposure to the Index on each calendar day at a per

PS-29

annum rate equal to 3-Month USD LIBOR set quarterly and will be calculated based upon quarterly compounding. Therefore, an increase in the 3-Month USD LIBOR in respect of any Quarterly Reference Date will cause the Financing Rate to accrue at a higher rate resulting in a greater deduction from the Index Amount and a reduction in the amount payable on the ETNs.

The ETNs are subject to the credit risk of Credit Suisse

Although the return on the ETNs will be based on the performance of the Index, the payment of any amount due on the ETNs, including any payment at maturity, upon early redemption or acceleration, is subject to the credit risk of Credit Suisse. Investors are dependent on Credit Suisse’s ability to pay all amounts due on the ETNs, and therefore investors are subject to our credit risk. In addition, any decline in our credit ratings, any adverse changes in the market’s view of our creditworthiness or any increase in our credit spreads is likely to adversely affect the market value of the ETNs prior to maturity.

Your payment at maturity, upon early redemption or acceleration will be reduced by the ETN Fees

The value of the Index used to calculate the payment at maturity, upon early redemption or acceleration will be reduced by the Exposure Fee, Investor Fee, the Rebalance Fee, and the Early Redemption Fee and Acceleration Fee, if applicable. These costs are built into the calculation of the indicative value, Early Redemption Amount and Accelerated Redemption Amount of the ETNs, as the case may be.

Application of the ETN Fees will reduce the amount of your payment at maturity, upon early redemption or acceleration, and therefore the level of the Index must increase by an amount sufficient to offset these fees in order for you to receive at least your initial investment in the ETNs at maturity, upon early redemption or acceleration. If the level of the Index decreases or does not increase sufficiently to offset the impact of the fees, you will receive less, and possibly significantly less, than the initial amount of your investment in the ETNs.

Changes in the method pursuant to which LIBOR is determined may adversely affect the value of your ETNs

Beginning in 2008, concerns were raised that some of the member banks surveyed by the British Bankers’ Association (the “BBA”) in connection with the calculation of LIBOR across a range of maturities and currencies may have been under-reporting or otherwise manipulating the inter-bank lending rate applicable to them. A number of BBA member banks have entered into settlements with their regulators and law enforcement agencies with respect to alleged manipulation of LIBOR, and investigations are ongoing by regulators and governmental authorities in various jurisdictions (including in the United States, United Kingdom, European Union, Japan and Canada). If manipulation of LIBOR or another inter-bank lending rate occurred, it may have resulted in that rate being artificially lower (or higher) than it otherwise would have been.

In September 2012, the U.K. government published the results of its review of LIBOR (commonly referred to as the “Wheatley Review”). The Wheatley Review made a number of recommendations for changes with respect to LIBOR including the introduction of statutory regulation of LIBOR, the transfer of responsibility for LIBOR from the BBA to an independent administrator, changes to the method of compilation of lending rates and new regulatory oversight and enforcement mechanisms for rate-setting. Based on the Wheatley Review, final rules for the regulation and supervision of LIBOR by the Financial Conduct Authority (the “FCA”) were published and came into effect on April 2, 2013 (the “FCA Rules”). In particular, the FCA Rules include requirements that (1) an independent LIBOR administrator monitor and survey LIBOR submissions to identify breaches of practice standards and/or potentially manipulative behavior, and (2) firms submitting data to LIBOR establish and maintain a clear conflicts of interest policy and appropriate systems and controls. In addition, in response to the Wheatley Review recommendations, ICE Benchmark Administration Limited (the “ICE Administration”) has been appointed as the independent LIBOR administrator, effective February 1, 2014.

It is not possible to predict the effect of the FCA Rules, any changes in the methods pursuant to which the LIBOR rates are determined and any other reforms to LIBOR that will be enacted in the U.K. and elsewhere, which may adversely affect the trading market for LIBOR-based securities. In addition, any changes announced by the FCA, the BBA, the ICE Administration or any other successor governance or oversight body, or future changes adopted by such body, in the method pursuant to which the LIBOR rates are determined may result in a sudden or prolonged increase or decrease in the reported LIBOR rates. If that were to occur and to the extent that the value of

PS-30

your ETNs is affected by reported LIBOR rates in determining the Financing Rate, the value of the ETNs may be affected. Further, uncertainty as to the extent and manner in which the Wheatley Review recommendations will continue to be adopted and the timing of such changes may adversely affect the current trading market for LIBOR-based securities and the value of your ETNs.

Upon the occurrence of a Rebalance Event, the leverage of the ETNs will be reset, which may have an adverse impact on the performance of your ETNs

Each Rebalance Event will have the effect of resetting the then-current leverage to approximately 2.0 based on the Closing Level of the Index as of the Rebalance Trigger Date. If the level of the Index has declined prior to the Rebalance Trigger Date, the Rebalance Event will decrease the Index Units, which will decrease your exposure. As a result, an increase in the level of the Index will have a lesser positive effect on the value of your ETNs relative to before the Rebalance Event. This means that you would not recover your investment even if the level of the Index were to increase back to the Initial Index Level (or the level of the Index on the previous Rebalance Trigger Date). If the level of the Index has increased prior to the Rebalance Trigger Date, the Rebalance Event may increase the Index Units, which would increase your exposure. As a result, a decrease in the level of the Index will have a greater negative effect on the value of your ETNs relative to before the Rebalance Event. This means that you would suffer a loss if the level of the Index were to decrease back to the Initial Index Level (or the level of the Index on the previous Rebalance Trigger Date).

Each time a Rebalance Event occurs, you will incur a Rebalance Fee which will reduce the amount of (potentially increasing your loss on) your payment at maturity, upon early redemption or acceleration. You should regularly monitor your holdings of the ETNs to ensure that they remain consistent with your investment strategies.

The ETNs are subject to an acceleration upon an Acceleration Event that does not allow for participation in any future performance of the Index

The ETNs will be subject to automatic acceleration if the Intraday Indicative Value on any Trading Day is equal to or less than 40% of the most recent Rebalanced Indicative Value (an “Acceleration Event”) and an Acceleration Fee will apply. Following the occurrence of an Acceleration Event, you will not benefit from any subsequent increase in the level of the Index even if such increase occurs prior to the redemption date. Instead, you will receive a payment on the relevant redemption date equal to the Accelerated Redemption Amount applicable to an Automatic Acceleration as determined by the Calculation Agent.

In that case, you will receive an Accelerated Redemption Amount that will likely be significantly less than the principal amount of your ETNs and could be zero if the Closing Level of the Index declines precipitously as of the applicable Accelerated Valuation Date. You will not be entitled to any further payments after the Acceleration Date, including any payment at maturity, even if the Index level increases substantially subsequent to the Accelerated Valuation Date.

In addition, if the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value on that day, and all future days, will be zero.

Whether an Acceleration Event occurs and the value of your ETNs upon an Acceleration Event are based on the Intraday Indicative Value of the ETNs

Whether an Acceleration Event has occurred will be based on the Intraday Indicative Value of the ETNs and, accordingly, intraday levels of the Index. Therefore, because the intraday levels may be less than the Closing Level of the Index, reference to the intraday levels may adversely affect the value of the ETNs, and it is more likely that an Acceleration Event will occur than if the Acceleration Event were based solely on the Closing Indicative Value. Additionally, if the intraday level of the Index is not reported by the Index Sponsor on Bloomberg page “RU10GRTR <Index>”, the intraday level of the Index will be determined by the Calculation Agent to be (a) the Closing Level of the Index on the immediately preceding ETN Business Day times (b) the level of the Price Return Index at that time divided by (c) the closing level of the Price Return Index on the immediately preceding ETN Business Day. This determination of the intraday level of the Index may result in a lower Intraday Indicative Value, which may increase the likelihood that an Acceleration Event will occur.

PS-31

In addition, the Accelerated Redemption Amount will be not be based on the Closing Indicative Value but rather will be determined by the Calculation Agent, in its sole discretion, acting in good faith and in a commercially reasonable manner, using the latest publicly available quotations for the intraday prices of the relevant Index Components that are available as soon as practicable following the occurrence of an Acceleration Event and will include a deduction of the Acceleration Fee.

Automatic Acceleration may adversely affect the value of, and the ability to sell or redeem, your ETNs

As discussed above, we will automatically accelerate and redeem the ETNs (in whole only, but not in part) upon the occurrence of an Acceleration Event. The payment you will be entitled to receive following the acceleration of your ETNs upon an Acceleration Event will be significantly less than the stated principal amount of your ETNs and, if the level of the Index decreases from the occurrence of the Acceleration Event to the time at which the calculation agent determines the Accelerated Redemption Amount, may equal $0. The Automatic Acceleration of the ETNs upon the occurrence of an Acceleration Event may adversely impact your ability to sell your ETNs, and/or the price at which you may be able to sell your ETNs. Additionally, if you elect to have your ETNs redeemed by Credit Suisse and an Acceleration Event occurs after your election but prior to the close of business on the applicable Valuation Date, your election to redeem will be deemed ineffective, and your ETNs will be automatically redeemed on the relevant redemption date at an amount equal to the Accelerated Redemption Amount.

If an Acceleration Event occurs, your payment on the Acceleration Date may be less than the Intraday Indicative Value at the time of the Acceleration Event

As discussed above, we will automatically accelerate and redeem the ETNs (in whole only, but not in part) if the Intraday Indicative Value is equal to or less than the applicable Automatic Acceleration trigger. The Intraday Indicative Value at any time is based on the most recent intraday level of the Index, which could adversely affect the value of the ETNs. After the occurrence of an Acceleration Event, the calculation agent will determine the Accelerated Redemption Amount payable in its sole discretion, acting in good faith and in a commercially reasonable manner, using the latest publicly available quotations for the intraday prices of the relevant Index Components that are available as soon as practicable following the occurrence of an Acceleration Event. At the time when an Acceleration Event occurs, certain equity markets on which the Index Components are traded may be closed, in which case intraday prices of certain Index Components may not be available. In such case, the Calculation Agent, in its sole discretion, may not be able to determine the Accelerated Redemption Amount until such time as all the exchanges on which such Index Components are traded have opened for trading. As a result, there may be a delay, perhaps a significant one, between the time at which an Acceleration Event occurs and the determination of the Accelerated Redemption Amount. It is possible that the market prices of the relevant Index Components may vary significantly between when the Acceleration Event occurs and the time at which the Calculation Agent determines the Accelerated Redemption Amount, including potentially as a result of our trading activities during this period, as described further under “Trading and other transactions by us, our affiliates or third parties with whom we transact in securities or financial instruments relating to the Index may impair the value of your ETNs”. As a result, you may receive a payment following an Acceleration Event that is significantly less than the Intraday Indicative Value at the time of the Acceleration Event. You could lose your entire investment following the occurrence of an Acceleration Event.

If the ETNs are automatically accelerated following the occurrence of an Acceleration Event, you will not benefit from any subsequent increase in the level of the Index

If an Acceleration Event occurs, the ETNs will be automatically accelerated and the Accelerated Redemption Event will be determined in the sole discretion of the Calculation Agent as described above. You will not benefit from any subsequent increase in the level of the Index even if such increase occurs prior to the Acceleration Date. Instead, you will receive a payment on the relevant redemption date equal to the Accelerated Redemption Amount, which may be less than that of a comparable investment in securities with lower fees and costs and which will be less than the stated principal amount of your investment in the ETNs. This will be true even if the level of the Index as of some date or dates prior to the applicable Valuation Date would have been sufficiently high to provide the ETNs with a value equal to or greater than the stated principal amount of the ETNs.

PS-32

The ETNs may not be a suitable investment for you

The ETNs may not be a suitable investment for you if:

•	You do not seek an investment with a leveraged return linked to the performance of the Index or do not understand the potential adverse consequences of seeking leveraged investment results by means of securities that reset their notional exposure on a quarterly basis, subject to any additional resetting based on the Closing Indicative Value.
•	You are not willing to accept the risk of an investment that includes a quarterly compounding rebalance feature such that, if the level of the Index declines, you may not be able to recover your initial investment even if the level of the Index subsequently increases back to its level at the time of your initial investment.
•	You are not willing to accept the risk of an investment that features an Acceleration Event that results in an automatic redemption of the ETNs if the Intraday Indicative Value on any Trading Day is equal to or less than 40% of the most recent Rebalanced Indicative Value.
•	You believe the level of the Index will decrease or will not increase by an amount sufficient to offset the ETN Fees over your intended holding period of the ETNs.
•	You do not understand that the trading price of the ETNs at any time may vary significantly from the Intraday Indicative Value and the Closing Indicative Value of the ETNs at such time and that paying a premium purchase price over the Intraday Indicative Value or the Closing Indicative Value of the ETNs could lead to significant losses in the event you sell the ETNs at a time when such premium is no longer present in the market place or the ETNs are accelerated (including at our option).
•	You are not willing to make an investment on a leveraged basis with an Exposure Fee that includes a Financing Rate applied to the leveraged portion of the investment exposure based on 3-month USD LIBOR that resets quarterly.
•	You are not willing to actively and frequently monitor your investment in the ETNs.
•	You do not have sufficient knowledge and experience to evaluate how the ETNs may perform under different conditions or the merits and risks of an investment in the ETNs.
•	You do not understand the terms of the investment in the ETNs or are not familiar with the behavior of the Index or financial markets generally.
•	You are not willing to accept the risk that Credit Suisse may accelerate all or a portion of your ETNs at any time.
•	You seek current income from your investment.
•	You seek a guaranteed return of principal.
•	You do not have sufficient financial resources and liquidity to bear the risks of an investment in the ETNs, including the risk of loss of such investment, and prefer the lower risk and therefore accept the potentially lower returns of unleveraged, fixed income investments with comparable maturities and credit ratings.
•	You do not want to pay the ETN Fees which apply to the ETNs and will reduce your return (or increase your loss) on your investment.
•	You are not willing to be exposed to the credit risk of Credit Suisse, as issuer of the ETNs.
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Investors considering purchasing ETNs should reach an investment decision only after carefully considering, with their advisers, the suitability of the ETNs in light of their particular circumstances.

Credit Suisse may accelerate the ETNs, in whole or in part, at any time

We have the right to accelerate the ETNs in whole or in part on any Business Day occurring after the Inception Date. In addition, an Acceleration Event will occur if the Intraday Indicative Value on any Trading Day is equal to or less than 40% of the most recent Rebalanced Indicative Value and an Acceleration Fee will apply. Following the occurrence of an acceleration of the ETNs, you will not benefit from any subsequent increase in the level of the Index even if such increase occurs prior to the Acceleration Date. Instead, upon an acceleration of all of the outstanding ETNs pursuant to an Optional Acceleration, the Accelerated Redemption Amount will be equal to the arithmetic average of the Closing Indicative Values of such ETNs during the Accelerated Valuation Period. If all of the outstanding ETNs are accelerated pursuant to an Automatic Acceleration, the Accelerated Redemption Amount you will be entitled to receive will be a payment equal to the Accelerated Redemption Amount determined by the Calculation Agent, in its sole discretion, acting in good faith and in a commercially reasonable manner, using the latest publicly available quotations for the intraday prices of the relevant Index Components that are available as soon as practicable following the occurrence of an Acceleration Event. The Calculation Agent will approximate the intraday Index Amount on the basis of such quotations and calculate, in the manner described under “Closing Indicative Value”, a corresponding Intraday Indicative Value minus the Acceleration Fee, which shall be deemed to be the Accelerated Redemption Amount if the ETNs are accelerated pursuant to an Automatic Acceleration.

We may extend the scheduled Maturity Date for up to two additional five-year periods

The scheduled Maturity Date is initially June    , 2019. We may at our option extend the maturity of the ETNs for up to two additional five-year periods. We may only extend the scheduled Maturity Date for five years at a time. If we exercise our option to extend the maturity of the ETNs, we will notify DTC (the holder of the global note for the ETNs) and the trustee at least 45 but not more than 60 calendar days prior to the then-scheduled Maturity Date. We will provide such notice to DTC and the trustee in respect of each five-year extension of the scheduled Maturity Date that we choose to effect.

Even if the Closing Level of the Index on the applicable Valuation Date exceeds the Closing Level of the Index on the date of your investment, you may receive less than your initial investment amount of your ETNs

Because the fees applicable to the ETNs reduce the amount due to you upon early redemption, acceleration or at maturity of the ETNs, the level of the Index must increase significantly in order for you to receive at least your initial investment amount upon early redemption, acceleration or maturity of your ETNs. If the level of the Index decreases or does not increase sufficiently to offset the effect of the ETN Fees, you will receive less than the amount of your initial investment upon early redemption, acceleration or maturity of your ETNs. For more information on how the fees affect the value of the ETNs, see “Hypothetical Examples.”

The Exposure Fee may be greater than financing costs that you would incur if you borrowed funds from a third-party

The Exposure Fee includes a variable component that seeks to compensate us for, among other things, providing investors with the potential to receive a leveraged participation in movements in the level of the Index and is intended to include an approximation of the financing costs that investors may have otherwise incurred had they sought to borrow funds at a similar rate from a third-party to invest in the Index. However, there is no guarantee that the Exposure Fee reflects the lowest level of financing costs that may be available to you. If the cumulative effect of the Exposure Fee exceeds the financing costs and any associated fees you would otherwise incur or accrue from borrowing available funds from a third-party for the same time period, your return on the ETNs may be less than your return on an investment in a different instrument linked to the performance of the Index where you used funds borrowed on more favorable terms from the third-party to leverage your investment in such instrument.

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The cumulative effect of the ETN Fees may be greater than the charges and fees you would incur in connection with an alternative investment

The price to public of the ETNs includes the agent’s discounts or commissions and may include transaction costs such as expenses incurred to create, document and market the ETNs and the cost of hedging our risks as issuer of the securities through one or more of our affiliates (which includes a projected profit). These costs will be effectively borne by you as an investor in the ETNs. These amounts will be retained by Credit Suisse or our affiliates in connection with our structuring and offering of the ETNs (except to the extent discounts or commissions are reallowed to other broker-dealers or any costs are paid to third parties).

The Closing Indicative Value of the ETNs is reduced by the cumulative effect of the ETN Fees, including the Exposure Fee and Investor Fee as well as any Rebalance Fee and Early Redemption Charge and Acceleration Fee, if applicable. See “Your payment at maturity, upon early redemption or acceleration will be reduced by the ETN Fees” above. If the cumulative effect of the ETN Fees is greater than the charges and fees you may have otherwise incurred or accrued in connection with an alternative investment in the Index or the Index Components over the same term, your return on the ETNs may be less than your return would have been on such alternative investment.

There are restrictions on the minimum number of ETNs you may redeem and on the dates on which you may redeem them

You must redeem at least 10,000 ETNs, the Minimum Redemption Amount at one time, and may redeem multiples of 10,000 ETNs in excess of the Minimum Redemption Amount. In addition, you must cause your broker or other person with whom you hold your ETNs to deliver a notice of redemption, substantially in the form of Annex A (the “Redemption Notice”), to Credit Suisse via email or other electronic delivery as requested by Credit Suisse. If your Redemption Notice is delivered prior to 4:00 p.m., New York City time, on any Business Day, the immediately following Trading Day will be the applicable “Early Redemption Valuation Date”. Otherwise, the second following Trading Day will be the applicable Early Redemption Valuation Date. If Credit Suisse receives your Redemption Notice no later than 4:00 p.m., New York City time, on any Business Day, Credit Suisse will respond by sending your broker an acknowledgment of the Redemption Notice accepting your redemption request by 7:30 p.m., New York City time, on the Business Day prior to the applicable Early Redemption Valuation Date. Credit Suisse or its affiliate must acknowledge to your broker or other person with whom you hold your ETNs acceptance of the Redemption Notice in order for your redemption request to be effective.

Notwithstanding the foregoing, Credit Suisse may, at its option, waive the requirement that the Redemption Notice be delivered as set forth above, if confirmed by Credit Suisse that a written indication of an offer for early redemption has otherwise been accepted by Credit Suisse. Any such written indication that is delivered after 4:00 p.m., New York City time, on any Business Day, will be deemed to have been made on the following Business Day. For the avoidance of doubt, you may choose to comply with the procedures set forth above in lieu of the procedures in this clause, irrespective of any waiver by Credit Suisse.

Also, because of the timing requirements of your offer for early redemption, settlement of any early redemption by us will be prolonged when compared to a sale and settlement in the secondary market. As your Redemption Notice is irrevocable, this will subject you to market risk in the event the market fluctuates after Credit Suisse receives your offer.

The redemption feature is intended to induce arbitrageurs to counteract any trading of the ETNs at a premium or discount to their indicative value. There can be no assurance that arbitrageurs will employ the redemption feature in this manner.

An Early Redemption Charge or Acceleration Fee will apply to any payment on the ETNs prior to maturity as a result of your election to have Credit Suisse redeem the ETNs or the occurrence of an Acceleration Event, as the case may be

In connection with any offer by you of your ETNs for redemption, a fee equal to the product of (i) up to 0.05% times (ii) the number of Index Units times (iii) the Closing Level of the Index on the Early Redemption Valuation Date (or a fee equal to 0.05% x Index Units x the level of the Index on the Accelerated Valuation Date as determined by the Calculation Agent in the case of an Acceleration Event) will apply. The imposition of this fee will reduce the amount of the Closing Indicative Value upon an early redemption or Acceleration Event.

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You will not know the Early Redemption Amount for any ETNs you elect to redeem prior to maturity at the time you make such election

In order to exercise your right to redeem your ETNs prior to maturity, you must cause your broker or other person with whom you hold your ETNs to deliver a Redemption Notice (as defined herein) to Credit Suisse (as defined herein) by no later than 4:00 p.m., New York City time, on the Business Day prior to your desired Valuation Date. The Early Redemption Amount cannot be determined until the Valuation Date, and as such you will not know the Early Redemption Amount for your ETNs at the time you make an irrevocable election to redeem your ETNs. The Early Redemption Amount for your ETNs on the relevant Valuation Date may be substantially less than it would have been on the prior day and may be zero.

The occurrence of a Market Disruption Event will affect the calculation of the Index Amount, certain valuations and delay certain payments under the ETNs

If a Market Disruption Event occurs or is continuing on any Trading Day, the Calculation Agent will determine the Index Amount on such Trading Day using an appropriate Closing Level of the Index for such Trading Day taking into account the nature and duration of such Market Disruption Event. In addition, if the Final Valuation Date or the Valuation Date corresponding to an Early Redemption Date is postponed, due to a Market Disruption Event or otherwise, the Maturity Date, the corresponding Early Redemption Date or the Acceleration Date, as the case may be, will be postponed until the date three (3) Business Days following such Valuation Date, as postponed. No interest or additional payment will accrue or be payable as a result of any postponement of the Maturity Date, any Early Redemption Date or the Acceleration Date. See “Specific Terms of the ETNs—Market Disruption Events” in this pricing supplement.

The Maturity Date may be postponed

In addition to the postponement for Market Disruption Events described above, if the scheduled Maturity Date is not a Business Day, the Maturity Date will be postponed to the first Business Day following the scheduled Maturity Date. If the scheduled Final Valuation Date is not a Trading Day, the Final Valuation Date will be postponed to the next following Trading Day, in which case the Maturity Date will be postponed to the third Business Day following the Final Valuation Date as so postponed. No interest or additional payment will accrue or be payable as a result of any postponement of the Maturity Date. We may also, at our option, extend the maturity of the ETNs for up to two additional five-year periods following the originally scheduled Maturity Date of June , 2019.

Risks Relating to the Index

You will not have any rights in any of the underlying equity securities that comprise the Index

An investment in the ETNs does not entitle you to any ownership interest or rights in the underlying equity securities that comprise the Index. Your ETNs will be paid in cash, and you will have no right to receive any payment or delivery of any Index Component or amounts relating to any Index Component.

The return on your ETNs will not reflect the return you would realize if you actually invested in the Index Components included in the Index, or exchange-traded or over-the-counter instruments based on the Index. You will not have any rights that holders of such assets or instruments have.

Equity security prices can exhibit high and unpredictable volatility, which could lead to high and unpredictable volatility in the Index

Stock markets can be volatile and equity security prices can change substantially. Equity security prices may rise or fall because of changes in the broad market or changes in an equity security’s issuer financial condition, sometimes rapidly or unpredictably. Equity security prices can be adversely affected by poor management on the part of the equity security’s issuer, shrinking product demand and other business risks. These may affect single companies as well as groups of companies. In addition, movements in financial markets may adversely affect an equity security’s price, regardless of how well the company performs. Equity security prices are subject to “stock market risk” meaning that equity prices in general may decline over short or extended periods of time.

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Historical performance of the Index is not indicative of future performance of the Index.

The market prices of the Index Components will determine the levels of the Index. The historical performance of the Index should not be taken as an indication of the future performance of the Index. As a result, it is impossible to predict whether the level of the Index will rise or fall. Market prices of the Index Components will be influenced by complex and interrelated economic, financial, regulatory, political, judicial, military and other events that affect the level of the Index or the market price or forward volatility of the stock markets on which the Index Components are listed or traded, the Index Components, and the Index.

You will not benefit from any increase in the level of the Index if such increase is not sufficient to offset applicable fees and reflected in the level of the Index on the applicable Valuation Date(s)

If the Index does not increase by an amount sufficient to offset the effect of the ETN Fees between the Inception Date and the applicable Valuation Date(s), we will pay you less than the stated principal amount of the ETNs. This will be true even if the level of the Index as of some date or dates prior to the relevant Valuation Date would have been sufficiently high to offset the effect of the such fees.

Past performance of the Index is not indicative of future performance

The actual performance of the Index over the term of the offered ETNs, as well as the amount payable on the relevant Early Redemption Date, Acceleration Date or the Maturity Date, may bear little relation to the historical values of the Index or to the hypothetical return examples set forth elsewhere in this pricing supplement. We cannot predict the future performance of the Index.

Credit Suisse and its affiliates have no affiliation with the Index Sponsor and are not responsible for its public disclosure of information, which may change over time

We and our affiliates are not affiliated with the Index Sponsor in any way and have no ability to control or predict its actions, including any errors in, or discontinuation of disclosure regarding methods or policies relating to the calculation of the Index in its capacity as the Index Sponsor. The Index Sponsor is not under any obligation to continue to calculate the Index or required to calculate any successor index. If the Index Sponsor discontinues or suspends the calculation of the Index, it may become difficult to determine the value of the ETNs or the amount payable at maturity or upon redemption. The Calculation Agent may designate a successor index selected in its sole discretion. If the Calculation Agent determines in its sole discretion that no successor index comparable to the Index exists, the amount you receive at maturity or upon redemption of the ETNs will be determined by the Calculation Agent in its sole discretion. Substantially all disclosure in this pricing supplement regarding the Index, including its make-up, method of calculation and changes in its components, is derived from publicly available information. We have not independently verified this information. You, as an investor in the ETNs, should make your own investigation into the Index and the Index Sponsor. The Index Sponsor has no obligation to consider your interests as a holder of the ETNs.

The policies of the Index Sponsor and changes that affect the Index could affect the payment due on your ETNs and their market value

The policies of the Index Sponsor concerning the calculation of the level of the Index and the manner in which changes affecting the equity securities included in the Index or options or equity securities relating to the Index or the equity securities included in the Index are reflected in the level of the Index could affect the payment due on your ETNs on the relevant Early Redemption Date, Acceleration Date or the Maturity Date and the market value of your ETNs prior to that date. The Redemption Amount of your ETNs and their market value could also be affected if the Index Sponsor changes these policies, for example by changing the manner in which it calculates the level of the Index, by adding, deleting or substituting the equity securities composing the Index, or if the Index Sponsor discontinues or suspends calculation or publication of the level of the Index, in which case it may become difficult to determine the market value of your ETNs. The changing of Index Components may affect the Index, as a newly added equity security may perform significantly better or worse than the Index Component it replaces. Additionally, the Index Sponsor may alter, discontinue or suspend calculation or dissemination of the Index. Any of these actions could adversely affect the value of ETNs linked to the Index. The Index Sponsor has no obligation to consider your interests in calculating or revising the Index. If events such as these occur, or if the level of the Index

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is not available because of a Market Disruption Event or for any other reason, the Calculation Agent may determine the level of the Index on the Valuation Date (including, without limitation, any Valuation Date in the Accelerated Valuation Period or Final Valuation Period or Early Redemption Valuation Date) or Rebalance Date, as the case may be.

Risks Relating to Liquidity and the Secondary Market

The Intraday Indicative Value and the Closing Indicative Value are not the same as the closing price or any other trading price of the ETNs in the secondary market

The Intraday Indicative Value and the Closing Indicative Value of the ETNs are not the same as the closing price or any other trading price of the ETNs in the secondary market. The Closing Indicative Value on any ETN Business Day after the Inception Date will be equal to (1) the Closing Indicative Value on the immediately preceding ETN Business Day plus (2) the Index Amount on the current ETN Business Day minus (3) the Investor Fee on such ETN Business Day minus (4) the Exposure Fee on such ETN Business Day minus (5) the Rebalance Fee on such ETN Business Day, if applicable; provided that if the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value of the ETNs is equal to zero on any Trading Day, the Closing Indicative Value on that day, and all future days, will be zero. The Closing Indicative Value will never be less than zero. The Closing Indicative Value will be zero on and subsequent to any calendar day on which the Intraday Indicative Value is equal to or less than zero at any time or the Closing Indicative Value equals zero. The Closing Indicative Value will be published on each Trading Day under the Bloomberg ticker symbol “FLGE.IV.” If your ETNs have not previously been redeemed or accelerated, at maturity you will receive for each ETN a cash payment equal to the arithmetic average of the Closing Indicative Value on each of the immediately preceding five Trading Days to and including the Final Valuation Date (the “Final Valuation Period”). Any payment on the ETNs is subject to our ability to pay our obligations as they become due. In no event will the payment at maturity be less than zero.

The Intraday Indicative Value of the ETNs will be calculated and published every 15 seconds on each ETN Business Day during normal trading hours under the Bloomberg ticker symbol “FLGE.IV” so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape, or other major market vendor. The Intraday Indicative Value at any time is based on the most recent intraday level of the Index, which could adversely affect the value of the ETNs. If the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value on that day, and all future days, will be zero.

The trading price of the ETNs at any time is the price at which you may be able to sell your ETNs in the secondary market at such time, if one exists. The trading price of the ETNs at any time may vary significantly from the Intraday Indicative Value of such ETNs at such time. Paying a premium purchase price over the Intraday Indicative Value or the Closing Indicative Value of the ETNs could lead to significant losses in the event the investor sells such ETNs at a time when such premium is no longer present in the market place or such ETNs are accelerated (including at our option), in which case investors will receive a cash payment based on the Closing Indicative Value. We may, without providing you notice or obtaining your consent, create and issue ETNs in addition to those offered by this pricing supplement having the same terms and conditions as the ETNs. However, we are under no obligation to sell additional ETNs at any time, and we may suspend issuance of new ETNs at any time without providing you notice or obtaining your consent. If we stop selling additional ETNs, the price and liquidity of the ETNs could be materially and adversely affected, including an increase in the premium purchase price of the ETNs over the Intraday Indicative Value or the Closing Indicative Value of the ETNs. Before trading in the secondary market, you should compare the Closing Indicative Value and Intraday Indicative Value with the then-prevailing trading price of the ETNs.

Any decline in our credit ratings may affect the market value of your ETNs

Our credit ratings are an assessment of our ability to pay our obligations, including those on the offered ETNs. Consequently, actual or anticipated declines in our credit ratings may affect the market value of your ETNs.

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We may sell additional ETNs at different prices but we are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop selling additional ETNs at any time

In our sole discretion, we may decide to issue and sell additional ETNs from time to time at a price that is higher or lower than the stated principal amount, based on the indicative value of the ETNs at that time. The price of the ETNs in any subsequent sale may differ substantially (higher or lower) from the issue price paid in connection with any other issuance of such ETNs. Additionally, any ETNs held by us or an affiliate in inventory may be resold at prevailing market prices or lent to market participants who may have made short sales of the ETNs. However, we are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop selling additional ETNs at any time. If we start selling additional ETNs, we may stop selling additional ETNs for any reason, which could materially and adversely affect the price and liquidity of such ETNs in the secondary market.

The market value of your ETNs may be influenced by many unpredictable factors

The market value of your ETNs will fluctuate between the date you purchase them and the applicable Valuation Date. You may also sustain a significant loss if you sell the ETNs in the secondary market. In addition to others, the following factors, many of which are beyond our control, will influence the market value of your ETNs:

•	the level of the Index at any time,
•	the expected volatility of the Index,
•	prevailing market prices and forward volatility levels of the stock markets on which the Index Components are listed or traded, the Index Components, and prevailing market prices of options on the Index or any other financial instruments related to the Index,
•	economic, financial, regulatory, political, judicial, military and other events that affect the level of the Index or the market price or forward volatility of the stock markets on which the Index Components are listed or traded, the Index Components, and the Index,
•	supply and demand for the ETNs in the secondary market, including but not limited to, inventory positions with any market maker or other person or entity who is trading the ETNs (supply and demand for the ETNs will be affected by the total issuance of ETNs, and we are under no obligation to issue additional ETNs to increase the supply),
•	interest and yield rates and rate spreads in the markets,
•	the time remaining until your ETNs mature, and
•	the actual or perceived creditworthiness of Credit Suisse.

You cannot predict the future performance of the Index based on the historical performance of the options or equity securities relating to the Index or the Index Components. The factors above interrelate in complex ways, and the effect of one factor on the market value of your ETNs may offset or enhance the effect of another factor.

The liquidity of the market for the ETNs may vary materially over time

As stated on the cover of this pricing supplement, we intend to sell a portion of the ETNs on the Inception Date, and additional ETNs will be offered and sold from time to time through CSSU, an affiliate of ours. Also, the number of ETNs outstanding could be reduced at any time due to early redemption or acceleration of the ETNs as described in this pricing supplement. Accordingly, the liquidity of the market for the ETNs could vary materially over the term of the ETNs. While you may redeem your ETNs prior to maturity, such redemption is subject to the restrictive conditions and procedures described elsewhere in this pricing supplement, including the condition that you must offer at least the applicable Minimum Redemption Amount to Credit Suisse at one time for redemption on any Early Redemption Date.

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There may not be an active trading market for your ETNs

Although we plan to list the ETNs on NYSE Arca, there is no assurance that our application for listing will be approved, or that a trading market for the offered ETNs will develop. Even if there is a secondary market for your ETNs, it may not be sufficiently liquid to enable you to sell your ETNs readily and you may suffer substantial losses and/or sell your ETNs at prices substantially less than their Intraday Indicative Value or Closing Indicative Value, including being unable to sell them at all or only for a price of zero in the secondary market.

No assurance can be given as to the approval of the offered ETNs for listing or, if listed, the continuation of the listing for the life of the offered ETNs, or the liquidity or trading market for the offered ETNs. We are not required to maintain any listing of your ETNs on NYSE Arca or any quotation system and the liquidity of the market for the ETNs could vary materially over the term of the ETNs.

Risks Relating to Conflicts of Interest and Hedging

There are potential conflicts of interest between you and the Calculation Agent

If the Index Sponsor were to discontinue or suspend calculation or publication of the Index, it may become difficult to determine the market value of the ETNs. If events such as these occur, or if the level of the Index is not available or cannot be calculated for any reason, the Calculation Agent may be required to make a good faith estimate in its sole discretion of the level of the Index or to postpone the relevant valuation date or the maturity date. The Calculation Agent will exercise its judgment when performing its functions. Since determinations by the Calculation Agent may affect the market value of the ETNs, the Calculation Agent may have a conflict of interest if it needs to make any such determination.

The Calculation Agent may modify the Index or adjust the method of its calculation if it determines that the publication of the Index is discontinued and there is no successor index. In that case, the Calculation Agent will determine the level of the Index, including any intraday level, and thus the payment due on the ETNs, using a computation methodology that the Calculation Agent determines will as closely as reasonably possible replicate the Index. Any modification to the Index or adjustment to its method of calculation will affect the amount you will receive upon early redemption, acceleration or maturity and will result in the ETNs having a value different (higher or lower) from the value they would have had if there had been no such modification or adjustment. Additionally, if the intraday level of the Index is not reported by the Index Sponsor, the intraday level of the Index will be determined by the Calculation Agent, which may result in a lower Intraday Indicative Value and increase the likelihood that an Acceleration Event will occur.

The Calculation Agent will have the authority to make determinations that could affect the market value of your ETNs and the amount you receive at maturity

The Calculation Agent will have discretion in making various determinations that affect your ETNs, including the Closing Indicative Value, the Redemption Amount, the occurrence and effects of a Rebalance Event or an Acceleration Event and the existence and effects of Market Disruption Events. The exercise of this discretion by the Calculation Agent could adversely affect the value of your ETNs and may present the Calculation Agent with a conflict of interest of the kind described below under “—We or our affiliates may have economic interests adverse to those of the holders of the ETNs.”

Trading and other transactions by us, our affiliates or third parties with whom we transact in securities or financial instruments relating to the Index may impair the value of your ETNs

We expect to hedge our obligations relating to the ETNs by purchasing or selling short the equity securities included in the Index, listed or over-the-counter options, equity securities, swaps, or other derivative instruments relating to the Index or the equity securities included in the Index, or other instruments linked to the Index or the equity securities included in the Index, and adjust the hedge by, among other things, purchasing or selling any of the foregoing, at any time and from time to time, and to unwind the hedge by selling any of the foregoing, perhaps on or before the Valuation Date. We, our affiliates, or third parties with whom we transact, may also enter into, adjust and unwind hedging transactions relating to other securities whose returns are linked to the Index. Any of these hedging activities may adversely affect the level of the Index—directly or indirectly by affecting the price of the equity

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securities included in the Index or listed or over-the-counter options, equity securities, swaps or other derivative instruments relating to the Index or the equity securities included in the Index—and therefore, the market value of your ETNs and the amount we will pay on your ETNs on the relevant Early Redemption Date, Acceleration Date or the Maturity Date. It is possible that we, our affiliates or third parties with whom we transact could receive substantial returns with respect to these hedging activities while the value of your ETNs declines or becomes zero. Any profit in connection with such hedging activities will be in addition to any other compensation that we and our affiliates receive for the sale of the ETNs, which creates an additional incentive to sell the ETNs to you.

We, our affiliates or third parties with whom we transact may also engage in trading in the equity securities included in the Index, or listed or over-the-counter options, equity securities, swaps or other derivative instruments relating to the Index or the equity securities included in the Index, or instruments whose returns are linked to the Index or the equity securities included in the Index or listed or over-the-counter options, equity securities, swaps or other derivative instruments relating to the Index or the equity securities included in the Index for our or their proprietary accounts, for other accounts under our or their management or to facilitate transactions, including block transactions, on behalf of customers. Any of these activities could adversely affect the level of the Index—directly or indirectly by affecting the price of the equity securities included in the Index or listed or over-the-counter options, equity securities, swaps or other derivative instruments relating to the Index or the equity securities included in the Index—and therefore, the market value of your ETNs and the amount we will pay on your ETNs on the relevant Early Redemption Date, Acceleration Date or the Maturity Date. We may also issue, and we, our affiliates or third parties with whom we transact may also issue or underwrite, other ETNs or financial or derivative instruments with returns linked to changes in the level of the Index or the equity securities included in the Index or listed or over-the-counter options, equity securities, swaps or other derivative instruments relating to the Index or the equity securities included in the Index. By introducing competing products into the marketplace in this manner, we, our affiliates or third parties with whom we transact could adversely affect the market value of your ETNs and the amount we will pay on your ETNs on the relevant Early Redemption Date, Acceleration Date or the Maturity Date.

We or our affiliates may have economic interests adverse to those of the holders of the ETNs

CSI will act as the Calculation Agent for the ETNs. As Calculation Agent, CSI will make determinations with respect to the ETNs. Among other things, CSI or one of its affiliates is responsible for computing and disseminating the Intraday Indicative Value and Closing Indicative Value and in certain circumstances the intraday level of the Index. The determinations may be adverse to you.

As noted above, we, our affiliates or third parties with whom we transact, may engage in trading activities relating to the Index and Index Components or listed or over-the-counter options, equity securities, swaps or other derivative instruments relating to the Index or the Index Components. These trading activities may present a conflict between your interest in your ETNs and the interests we, our affiliates or third parties with whom we transact will have in our or their proprietary accounts, in facilitating transactions, including block trades, for our or their customers and in accounts under our or their management. These trading activities, if they influence the level of the Index, could be adverse to your interests as a beneficial owner of your ETNs.

We, our affiliates or third parties with whom we transact, the Calculation Agent and their affiliates may have published, and in the future may publish, research reports with respect to the Index Components and with respect to the Index. Any of these activities by us, our affiliates or third parties with whom we transact, the Calculation Agent or any of their affiliates may affect the levels of the Index and, therefore, the market value of your ETNs and the amount we will pay on your ETNs on the relevant Early Redemption Date, Acceleration Date or the Maturity Date. Moreover, any such research reports should not be viewed as a recommendation or endorsement of the Index Components, the Index or the ETNs in any way, and investors must make their own independent investigation of the merits of this investment.

In our sole discretion, we may decide to issue and sell additional ETNs from time to time at a price that is higher or lower than the stated principal amount, based on the indicative value of the ETNs at that time, and any ETNs held by us or an affiliate in inventory may be resold at prevailing market prices or lent to market participants who may have made short sales of the ETNs. See “—We may sell additional ETNs at different prices but we are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop selling additional ETNs at any time” above.

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Risks Relating to Tax Treatment

The United States federal income tax treatment on the ETNs is uncertain and the terms of the ETNs require you to follow the treatment that we will adopt

The United States federal income tax consequences of an investment in your ETNs are uncertain, both as to the timing and character of any inclusion in income in respect of your ETNs. Some of these consequences are summarized below but you should read the more detailed discussion in “Material United States Federal Income Tax Considerations” in this pricing supplement and in the accompanying prospectus supplement and prospectus and also consult your tax advisor as to the tax consequences of investing in the ETNs.

By purchasing an ETN, you and we agree, in the absence of a change in law, an administrative determination or a judicial ruling to the contrary, to characterize such ETN for all tax purposes as a pre-paid financial contract with respect to the Index. Under this characterization of the ETNs, you generally should recognize capital gain or loss upon the sale, redemption or maturity of your ETNs in an amount equal to the difference between the amount you receive at such time and the amount you paid for the ETNs.

Notwithstanding our agreement to treat the ETNs as a pre-paid financial contract with respect to the Index, the Internal Revenue Service (“IRS”) could assert that the ETNs should be taxed in a manner that is different than described in this pricing supplement. As discussed further below, the IRS has issued a notice indicating that it and the Treasury Department (“Treasury”) are actively considering whether, among other issues, you should be required to accrue ordinary income over the term of an instrument such as the ETNs even though you will not receive any payments with respect to the ETNs until maturity and whether all or part of the gain you may recognize upon sale or maturity of an instrument such as the ETNs could be treated as ordinary income. The outcome of this process is uncertain and could apply on a retroactive basis.

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THE INDEX

All disclosures in this pricing supplement regarding the Index and the Price Return Index (each, a “Russell 1000 Growth Index”), including, without limitation, their make-up, method of calculation and changes in their components, have been derived from publicly available sources, which we have not independently verified. Additional information on the Russell 1000 Growth Indices is available at the following website: http://www.russell.com. Such information reflects the policies of, and is subject to change by Russell Investments (“Russell,” or the “Index Sponsor”), a subsidiary of Russell Investment Group. Information contained on the website is not incorporated by reference in, and should not be considered part of, this pricing supplement or the accompanying prospectus supplement and prospectus.

The Russell 1000 Growth Indices are style indices designed to track the performance of the growth companies included in the Russell 1000® Index.

The Russell 1000® Index measures the performance of the large-cap segment of the U.S. equity universe. It is a subset of the Russell 3000® Index and includes approximately 1000 of the largest securities based on a combination of their market cap and current index membership. The Russell 1000® Index represents approximately 92% of the U.S. equity market.

Russell base indices, including the Russell 1000® Index, are broken out by market capitalization and style. The Russell 1000® Growth Index is a style index which measures the performance of the Russell 1000® Index’s growth segment, including companies with higher growth potential, companies with higher price-to-book ratios and higher forecasted growth values. The Russell 1000® value index seeks the performance of the Russell 1000® Index’s value segment and includes companies that are considered more value oriented relative to the overall market, companies with lower price-to-book ratios and lower expected growth values. Roughly 70% of the available market capitalization is classified as either growth or value style. The remaining 30% of stocks have some portion of their market value in either the value or the growth style, depending on their relative distance from the median value score.

Two versions of the Russell 1000® Growth Index are calculated: (a) the Russell 1000® Growth Index, a price return index (the “Price Return Index”) and (b) the Russell 1000® Growth Index Total Return, a total return index (the “Index”). The Price Return Index is ordinarily calculated without regard to cash dividends on Russell 1000® Growth Index securities. The Index reinvests cash dividends on the ex-date. Both the Index and the Price Return Index reinvest extraordinary cash distributions.

Methodology for the Russell U.S. Indices

Companies which Russell assigns to the U.S. equity market are included in the Russell U.S. indices. If a company incorporates, has a stated headquarters location, and also trades in the same country (ADR’s and ADS’s are not eligible), the company is assigned to the equity market of its country of incorporation. If any of the three do not match, Russell then defines three Home Country Indicators (“HCI”): country of Incorporation, country of Headquarters, and country of the most liquid exchange as defined by two-year average daily dollar trading volume (“ADDTV”) from all exchanges within a country. Using the HCIs, Russell cross-compares the primary location of the company’s assets with the three HCIs. If the primary location of assets matches any of the HCIs, then the company is assigned to its primary asset location. However, if there is not enough information to conclude a company’s primary country of assets, Russell uses the primary location of the company’s revenue for the same cross-comparison and assigns the company to its home country in a similar fashion. If conclusive country details cannot be derived from assets or revenue, Russell assigns the company to the country where its headquarters are located unless the country is a Benefit Driven Incorporation (BDI) country; in which case, the company will be assigned to the country of its most liquid stock exchange. Russell lists the following countries as BDIs: Anguilla, Antigua and Barbuda, Bahamas, Barbados, Belize, Bermuda, Bonaire, British Virgin Islands, Cayman Islands, Channel Islands, Cook Islands, Curacao, Faroe Islands, Gibraltar, Isle of Man, Liberia, Marshall Islands, Panama, Saba, Sint Eustatius, Sint Maarten, and Turks and Caicos Islands. For any companies incorporated or headquartered in a U.S. territory, including countries such as Puerto Rico, Guam, and the U.S. Virgin Islands, a U.S. HCI is assigned.

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Preferred and convertible preferred stock, redeemable shares, participating preferred stock, warrants and rights and trust receipts are not eligible for inclusion in the Russell U.S. Indices. Royalty trusts, limited liability companies, closed-end investment companies (business development companies are eligible), blank check companies, special purpose acquisition companies, limited partnerships and companies that generate or have historically generated unrelated business taxable income (“UBTI”) and have not taken steps to block UBTI from equity holders are also not eligible for inclusion in the Russell U.S. Indices. Over-the-counter, bulletin board and pink sheet securities that are traded on a major U.S. exchange are not eligible for inclusion. Stocks must trade at or above $1.00 on their primary exchange on the last trading day in May to be eligible for inclusion during annual reconstitution. However, in order to reduce unnecessary turnover, if an existing member’s closing price is less than $1.00 on the last day of May, it will be considered eligible if the average of the daily closing prices (from its primary exchange) during the month of May is equal to or greater than $1.00. Initial public offerings must have a closing price at or above $1.00 on the last day of their eligibility period in order to qualify for index inclusion. If a stock, new or existing, does not have a closing price at or above $1.00 (on its primary exchange) on the last trading day in May, but does have a closing price at or above $1.00 on another major U.S. exchange, that stock will be eligible for inclusion. Companies with a total market capitalization of less than $30 million are not eligible. Similarly, companies with only 5% or less of their shares available in the marketplace are not eligible.

The primary criterion used to determine the initial list of securities eligible for the Russell U.S. Indices is total market capitalization, which is determined by multiplying total outstanding shares by the market price as of the last trading day in May for those securities being considered at annual reconstitution.

Common stock, non-restricted exchangeable shares that may be exchanged at any time at the holder’s option on a one-for-one basis for common stock, and partnership units/membership interests (in certain cases, described below) are used to determine market capitalization for a company. Russell includes membership or partnership units/interests as part of total market capitalization when the company in question is merely a holding company of an underlying entity that issues membership or partnership units/interests and these units are the company’s sole assets. If multiple share classes of common stock exist, they are combined. In cases where the common stock share classes act independently of each other, each class is considered for inclusion separately. On the last trading day of May of each year, all eligible securities are ranked by their total market capitalization. Reconstitution occurs on the last Friday in June. However, at times this date precedes a long U.S. holiday weekend, when liquidity is low. In order to ensure proper liquidity in the markets, when the last Friday in June is the 28th, 29th or 30th, reconstitution will occur on the preceding Friday. In addition, Russell adds initial public offerings on a quarterly basis based on market capitalization guidelines established during the most recent reconstitution.

Once the market capitalization for each security is determined by use of total shares and price, each security is placed in the appropriate Russell market capitalization based index. The largest 4,000 securities become members of the Russell 3000E™ Index.

After the initial market capitalization breakpoints are determined by the ranges listed above, new members are assigned on the basis of the breakpoints and existing members are reviewed to determine if they fall within a cumulative 5% market capitalization range around these new market capitalization breakpoints. If an existing member’s market capitalization falls within this cumulative 5% of the market capitalization breakpoint, it will remain in its current index rather than be moved to a different market capitalization–based Russell index.

Selection of stocks underlying the Russell 1000 Growth Indices

Russell Investments uses a “non-linear probability” method to assign stocks to the growth and value style indices. The term “probability” is used to indicate the degree of certainty that a stock is value or growth based on its relative book-to-price (B/P) ratio, I/B/E/S forecast medium-term growth (2 year) and sales per share historical growth (5 year). This method allows stocks to be represented as having both growth and value characteristics, while preserving the additive nature of the indices.

The process for assigning growth and value weights is applied separately to the stocks in the Russell 1000® Index. The stocks in the Russell 1000® Index are ranked by their adjusted book-to-price ratio (B/P), their I/B/E/S forecast medium-term growth (2 year) and sales per share historical growth (5 year). These rankings are converted to standardized units and combined to produce a Composite Value Score (CVS). Stocks are then ranked by their CVS, and a probability algorithm is applied to the CVS distribution to assign growth and value weights to each

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stock. In general, stocks with a lower CVS are considered growth, stocks with a higher CVS are considered value, and stocks with a CVS in the middle range are considered to have both growth and value characteristics, and are weighted proportionately in the growth and value index. Stocks are always fully represented by the combination of their growth and value weights, e.g., a stock that is given a 20% weight in a Russell value index will have an 80% weight in the same Russell growth index.

The growth and value probabilities will always sum to 100%. Hence, the sum of a stock’s market capitalization in the growth and value index will always equal its market capitalization in the Russell 1000® Index.

The quartile breaks are calculated such that approximately 25% of the available market capitalization lies in each quartile. Stocks at the median are divided 50% in each style index. Stocks below the first quartile are 100% in the growth index. Stocks above the third quartile are 100% in the value index. Stocks falling between the first and third quartile breaks are in both indexes to varying degrees depending on how far they are above or below the median and how close they are to the first or third quartile breaks.

Roughly 70% of the available market capitalization is classified as all growth or all value. The remaining 30% have some portion of their market value in either the value or growth index, depending on their relative distance from the median value score. Note that there is a small position cutoff rule. If a stock’s weight is more than 95% in one style index, its weight is increased to 100% in the index. This rule eliminates many small weightings and makes passive management easier.

The Russell 1000 Growth Indices, along with the Russell 1000® Index, are reconstituted annually to reflect changes in the marketplace. The list of companies is ranked based on May 31 total market capitalization, with the actual reconstitution effective on the first trading day following the final Friday of June each year. Changes in the constituents are preannounced and subject to change if any corporate activity occurs or if any new information is received prior to release.

Capitalization Adjustments

After membership is determined, a security’s shares are adjusted to include only those shares available to the public, which is often referred to as “free float.” The purpose of this adjustment is to exclude from market calculations the capitalization that is not available for purchase and is not part of the investable opportunity set. Stocks are weighted in the Russell 1000 Growth Indices by their available market capitalization, which is calculated by multiplying the primary closing price by the available shares. Adjustments to shares are reviewed at reconstitution and for major corporate actions such as mergers.

The following types of shares are considered unavailable and are removed from total market capitalization to arrive at free float or available market capitalization:

•	ESOP or LESOP shares that comprise 10% or more of the shares outstanding are adjusted;
•	Corporate cross-owned shares — shares held by another member of a Russell index (including Russell Global Indexes) are considered cross-owned shares, and all such shares will be adjusted regardless of percentage held;
•	Large private and corporate shares — large private and corporate holdings are defined as those shares held by an individual, a group of individuals acting together or a corporation not in the index that own 10% or more of the shares outstanding. However, not to be included in this class are institutional holdings, which are: investment companies, partnerships, insurance companies, mutual funds, banks or venture capital firms unless these firms have a direct relationship to the company, such as board representation, in which case they are considered strategic holdings and are included with the officers/directors group;
•	Unlisted share classes — classes of common stock that are not traded on a U.S. securities exchange;
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•	Initial public offering lock-ups — shares locked-up during an initial public offering are not available to the public and will be excluded from the market value at the time the initial public offering enters the index; and
•	Government holdings:
o	Direct government holders — holdings listed as “government of” are considered unavailable and will be removed entirely from available shares;
o	Indirect government holders — shares held by government investment boards and/or investment arms will be treated similar to large private holdings and removed if the holding is greater than 10%; and
o	Government pensions — holdings by government pension plans are considered institutional holdings and will not be removed from available shares.

Corporate Actions Affecting the Russell 1000 Growth Indices

Depending upon the time an action is determined to be final, Russell will either (1) apply the action before the open on the ex-date, or (2) apply the action providing appropriate notice, referred to as “delayed action.” The following describes the treatment of the most common corporate actions within the Russell Indexes.

•	“No Replacement” Rule: Securities that leave a Russell U.S. Index for any reason (e.g., mergers, acquisitions or other similar corporate activity) are not replaced. Thus, the number of securities in a Russell U.S. Index over the year will fluctuate according to corporate activity.
•	Mergers and Acquisitions: Mergers and Acquisitions (M&A) result in changes to the membership and to the weighting of members within a Russell U.S. Index. M&A activity is applied to a Russell U.S. Index after the action is determined to be final, providing appropriate notice. If both companies involved are included in the Russell 3000E™ Index or the Russell Global Index, the acquired company is deleted and its market capitalization is moved to the acquiring company’s stock, according to the M&A terms. If only one company is included in the Russell 3000E™ Index, there may be two forms of merger or acquisition: if the acquiring company is a member, the acquiring company’s shares will be adjusted at month end, and if the acquiring company is not a member, the acquired company will be deleted after the action is determined as final.
•	Cross-border M&A: In the event of a merger or acquisition in which the acquiring company and the acquired company are in different countries, Russell applies the action when the M&A is determined as final. The acquired company is deleted from its local country index and the company’s market capitalization moves to the acquiring stock according to the M&A terms.
•	Reverse Mergers: When a Russell 3000 Index member is acquired or merged with a private, non-publicly-traded company or OTC company, Russell will review the action to determine whether it is considered a reverse merger. If it is determined that the action is a reverse merger, the newly formed entity will be placed in the appropriate market capitalization index after the close of the day following the completion of the merger and the acquired company will be simultaneously removed from the current index.
•	Reincorporations: Members of the U.S. Russell Indexes that are reincorporated in another country are reassigned to the corresponding Russell Global Indexes the following year during the reconstitution period as long as they continue to trade in the U.S. Conversely, companies that reincorporate and no longer trade in the U.S. are immediately deleted from the U.S. Russell Indexes and placed in the appropriate country within the Russell Global Index.
•	Reclassification: For members that have multiple classes of securities, the class of security included in the Russell 1000 Growth Indices will not be assessed or changed outside of a reconstitution period unless the currently included class ceases to exist.
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•	Rights offerings: Russell will not apply poison pill rights or entitlements that give shareholders the right to purchase ineligible securities such as convertible debt. Russell will only adjust the index to account for a right if the subscription price of the right is at a discount to the market price of the stock. Provided Russell is aware of the rights offer prior to the ex-date, a price adjustment will be applied before the open on the ex-date to account for the value of the rights, and shares will be increased according to the terms of the offering. If Russell is unable to provide prior notice, the price adjustment and share increase will be delayed until appropriate notice is given. In these circumstances the price of the stock involved is adjusted to delay the performance due to the rights issue.
•	Changes to shares outstanding: Changes to shares outstanding due to buybacks (including Dutch auctions), secondary offerings, merger activity with a non-index member and other potential changes are updated at the end of the month in which the change is reflected in vendor-supplied updates and are verified by Russell by use of an SEC filing. For a change in shares to occur, the cumulative change to available shares must be greater than 5%. These share changes are communicated three trading days prior to month-end and include shares provided by the vendor and verified by Russell four days prior to month-end. The float factor determined at reconstitution is applied to the new shares issued or bought back.
•	Spin-offs:
o	Domestic spin-offs: Spin-off companies are added to the Russell Indexes at the time they are spun-off from their parent company, subject to the following rules: (1) The spun-off company meets all index eligibility requirements and its market capitalization is larger than the market adjusted total market capitalization of the smallest company in the Russell 3000E at the latest reconstitution. (If the spun-off company is to become a member of the Global Indexes, the smallest stock in the Russell Global Indexes will be used as the basis of eligibility.); (2) The newly formed entity will be placed in the parent’s index on the completion date and d the spun-off company’s style index is determined by the style index membership of the parent entity. (3) The parent company’s market value will be reduced simultaneously on the Russell effective date.
o	Cross-border spin-offs: If the parent company spins off an entity that is incorporated in a different country, the spun-off company will be assigned to the new country according to the country-assignment rules and may become a member of the Russell Global Indexes. Otherwise, the same rules apply between domestic or cross-border spin-off additions.
•	Tender offers: In the case of a cash tender offer, the target company will be removed from the index when: the offer period completes (initial, extension or subsequent); shareholders have validly tendered, not withdrawn, and the shares have been accepted for payment; all regulatory requirements have been fulfilled; and the acquiring company is able to finalize the acquisition via short-form merger, top-up option or other compulsory mechanism. If the requirements have been fulfilled except where the acquirer is unable to finalize the acquisition through a compulsory mechanism, an adjustment will be applied the target company’s float-adjusted shares if they have decreased by 30% or more, and the tender offer has fully complete and closed. If the acquiring company is issuing stock as part of the tender offer, the float-adjusted shares of that company will be increased concurrently with the decrease in the target company’s float-adjusted shares. The adjustment will occur on a date pre-announced by Russell.
•	Delisting: Only companies listed on U.S. exchanges are included in the Russell U.S. Indices. Therefore, when a company is delisted from a U.S. exchange and moved to OTC, the company is removed from the Russell U.S. Index either at the close of the current day or the following day.
•	Bankruptcies and Voluntary Liquidations: Companies filing for Chapter 7 bankruptcy or that have filed a liquidation plan will be removed from the Russell U.S. Indices at the time of filing. Companies filing for Chapter 11 reorganization bankruptcy will remain members of the Russell U.S. Indices, unless the companies are delisted from the primary exchange and then normal delisting rules will apply.
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•	Change of Company Structure: In the event a company changes its corporate designation from that of a Business Development Company, Russell will remove the member as ineligible for index inclusion and provide two-days’ notice of its removal.
•	Stock Distributions: Stock distributions can take two forms: (1) a stated amount of stock distributed on the ex-date, or (2) an undetermined amount of stock based on earnings and profits to be distributed at a future date. In both cases, a price adjustment is done on the ex-date of the distribution. Shares are increased on the ex-date for category (1) and on the pay-date for category (2).
•	Halted securities: When a stock’s trading has been halted, Russell holds the security at its most recent closing price until trading is resumed or is officially delisted.

In addition, Russell will review stocks in two categories for removal: (1) stocks halted due to financial difficulty/debt or cash flow issues for a period longer than 40 calendar days or (2) those stocks suspended due to exchange listing rules or legal regulatory issues longer than one calendar quarter. Determination for removal will be made on a case-by-case basis and based upon reasonable likelihood of trade resumption and likelihood of residual value returned to equity holders. Should removal be deemed appropriate, announcement will be made with monthly share changes and removed on month-end at zero value (for system purposes the actual value used is .0001, in local currency).

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Historical Information

The following graphs set out the historical performance of the Index and the Price Return Index from June 4, 2004 to June 4, 2014. We obtained the closing levels below from Bloomberg, without independent verification. See “The Index” for a description of the methodology applicable to the Index.

You should not take the historical levels of the Index as an indication of future performance of the Index. Any historical upward or downward trend in the level of the Index during any period set forth in the graph below is not an indication that the Index is more or less likely to increase or decrease during the future. The Closing Level of the Index on June 4, 2014 was 817.0961. The Closing Level of the Price Return Index on June 4, 2014 was 898.776.

The graphs below do not represent the actual return you should expect to receive on the ETNs. Historical performance of the Index is not indicative of future performance of the Index or your investment in the ETNs. Because the ETNs are designed to reflect a leveraged exposure to the performance of the Index on a periodic basis, their returns over longer periods of time can, and most likely will, differ significantly from two times the return on a direct investment in the Index. The historical Index performance and Index levels therefore do not reflect how a leveraged investment such as the ETNs would have performed over the same period of time and also do not reflect the ETN Fees. The ETNs do not guarantee any return of, or on, your initial investment. Any payment on the ETNs is subject to our ability to satisfy our obligations as they become due.

The Index

The Price Return Index

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License Agreement

We and Russell have entered into a non-exclusive license agreement providing for the license to us, in exchange for a fee, of the right to use the Russell 1000® Growth Index in connection with the securities, including the ETNs. The license agreement between Russell and us provides that language substantially the same as the following language must be stated in this pricing supplement. The Russell 1000® Growth Index is the intellectual property of Russell. Russell reserves all rights including copyright, to the Russell 1000® Growth Index.

The ETNs are not sponsored, endorsed, sold or promoted by Russell. Russell makes no representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in ETNs generally or in these securities particularly or the ability of the Russell U.S. Indices to track general stock market performance or a segment of the same. Russell’s publication of the Russell U.S. Indices in no way suggests or implies an opinion by Russell as to the advisability of investment in any or all of the ETNs upon which the Russell U.S. Indices are based. Russell’s only relationship to Credit Suisse is the licensing of certain trademarks and trade names of Russell and of the Russell U.S. Indices which are determined, composed and calculated by Russell without regard to Credit Suisse or the ETNs. Russell is not responsible for and has not reviewed the ETNs, nor any associated literature or publications and Russell makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell U.S. Indices. Russell has no obligation or liability in connection with the administration, marketing or trading of the ETNs.

RUSSELL DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL U.S. INDICES OR ANY DATA INCLUDED THEREIN AND RUSSELL SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. RUSSELL MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO THE RESULTS TO BE OBTAINED BY THE RUSSELL U.S. INDICES TO INVESTORS, OWNERS OF THE ETNS, OR ANY OTHER PERSON OR ENTITY. RUSSELL MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL U.S. INDICES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL RUSSELL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

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DESCRIPTION OF THE ETNS

The market value of the ETNs will be affected by several factors, many of which are beyond our control. We expect that generally the level of the Index on any day will affect the market value of the ETNs more than any other factor. Other factors that may influence the market value of the ETNs include, but are not limited to, the path and volatility of the Index; the prevailing market prices of options on the Index and other financial instruments related to the Index; supply and demand for the ETNs, including inventory positions with any market maker; the volatility of the Index; prevailing rates of interest; the volatility of securities markets; economic, financial, political, regulatory or judicial events that affect the level of the Index or the market price or forward volatility of the stock markets on which the Index Components are listed or traded; the general interest rate environment; the perceived creditworthiness of Credit Suisse; supply and demand in the listed and over-the-counter equity derivative markets; and supply and demand as well as hedging activities. See “Risk Factors” in this pricing supplement for a discussion of the factors that may influence the market value of the ETNs prior to maturity.

Intraday Indicative Value

The Intraday Indicative Value of the ETNs will be calculated and published every 15 seconds on each ETN Business Day during normal trading hours under the Bloomberg ticker symbol “FLGE.IV” so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape, or other major market vendor. The Intraday Indicative Value at any time is based on the most recent intraday level of the Index.

If the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value on that day, and all future days, will be zero.

Neither the Intraday Indicative Value or the Closing Indicative Value calculation is intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption, acceleration or termination of your ETNs, nor will it reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads. Published levels of the Index from the Calculation Agent may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current level of the Index and therefore the Intraday Indicative Value of your ETNs. The actual trading price of the ETNs may be different from their Intraday Indicative Value or Closing Indicative Value. CSI or its affiliate is responsible for computing and disseminating the indicative values.

The actual trading prices of the ETNs may vary significantly from the Intraday Indicative Value and the Closing Indicative Value.

The Intraday Indicative Value and the Closing Indicative Value of the ETNs are not the same as the closing price or any other trading price of the ETNs in the secondary market. The Closing Indicative Value on any ETN Business Day after the Inception Date will be equal to (1) the Closing Indicative Value on the immediately preceding ETN Business Day plus (2) the Index Amount on the current ETN Business Day minus (3) the Investor Fee on such ETN Business Day minus (4) the Exposure Fee on such ETN Business Day minus (5) the Rebalance Fee on such ETN Business Day, if applicable; provided that if the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value of the ETNs is equal to zero on any Trading Day, the Closing Indicative Value on that day, and all future days, will be zero. The Closing Indicative Value will never be less than zero. The Closing Indicative Value will be zero on and subsequent to any calendar day on which the Intraday Indicative Value is equal to or less than zero at any time or the Closing Indicative Value equals zero. The Closing Indicative Value will be published on each Trading Day under the Bloomberg ticker symbol “FLGE.IV”. If your ETNs have not previously been redeemed or accelerated, at maturity you will receive for each ETN a cash payment equal to the arithmetic average of the Closing Indicative Value on each of the immediately preceding five Trading Days to and including the Final Valuation Date (the “Final Valuation Period”). Any payment on the ETNs is subject to our ability to pay our obligations as they become due. In no event will the payment at maturity be less than zero. If you elect to offer your ETNs for redemption, and the requirements for acceptance by us are met, you will receive a cash payment per ETN on the Early Redemption Date equal to the greater of (A) zero and (B)(1) the Closing Indicative Value on the applicable Early Redemption Valuation Date minus (2) the Early Redemption Charge.

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The Intraday Indicative Value of the ETNs will be calculated and published every 15 seconds on each ETN Business Day during normal trading hours under the Bloomberg ticker symbol “FLGE.IV” so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape, or other major market vendor. The Intraday Indicative Value at any time is based on the most recent intraday level of the Index. If the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value on that day, and all future days, will be zero.

The trading price of the ETNs at any time is the price at which you may be able to sell your ETNs in the secondary market at such time, if one exists. The trading price of the ETNs at any time may vary significantly from the Intraday Indicative Value of such ETNs at such time. Paying a premium purchase price over the Intraday Indicative Value or the Closing Indicative Value of the ETNs could lead to significant losses in the event the investor sells such ETNs at a time when such premium is no longer present in the market place or such ETNs are accelerated (including at our option), in which case investors will receive a cash payment based on the Closing Indicative Value as described below. We may, without providing you notice or obtaining your consent, create and issue ETNs in addition to those offered by this pricing supplement having the same terms and conditions as the ETNs. However, we are under no obligation to sell additional ETNs at any time, and we may suspend issuance of new ETNs at any time without providing you notice or obtaining your consent. If we stop selling additional ETNs, the price and liquidity of the ETNs could be materially and adversely affected, including an increase in the premium purchase price of the ETNs over the Intraday Indicative Value or the Closing Indicative Value of the ETNs. Before trading in the secondary market, you should compare the Closing Indicative Value and Intraday Indicative Value with the then-prevailing trading price of the ETNs.

The ETNs may be redeemed or accelerated at any time, subject to the conditions described in this pricing supplement.

As discussed in “Specific Terms of the ETNs—Payment Upon Early Redemption” below, you may, subject to certain restrictions, choose to offer your ETNs for redemption by Credit Suisse on any Business Day during the term of the ETNs beginning on June    , 2014 (for an anticipated June    , 2014 Early Redemption Valuation Date and an Early Redemption Date of June    , 2014) through           , 2019 (or, if the maturity of the ETNs is extended, five scheduled Trading Days prior to the scheduled Final Valuation Date, as extended) for an anticipated           , 2019 Early Redemption Valuation Date and an anticipated Early Redemption Date of June    , 2019 (or, if the maturity of the ETNs is extended, an Early Redemption Valuation Date four scheduled Trading Days prior to the scheduled Final Valuation Date, as extended, and an Early Redemption Date one scheduled Business Day prior to the scheduled Final Valuation Date, as extended). If you elect to offer your ETNs to Credit Suisse for redemption, you must offer at least the applicable Minimum Redemption Amount at one time for redemption by Credit Suisse on any Early Redemption Date.

In addition, we have the right to accelerate the ETNs in whole or in part on any Business Day occurring after the Inception Date (an “Optional Acceleration”). In addition, if an Acceleration Event (as defined herein) occurs at any time with respect to the ETNs, all of the outstanding ETNs will be subject to automatic acceleration (an “Automatic Acceleration”). Upon an acceleration of all of the outstanding ETNs pursuant to an Optional Acceleration, the “Accelerated Redemption Amount” will be equal to the arithmetic average of the Closing Indicative Values of such ETNs during the Accelerated Valuation Period. If all of the outstanding ETNs are accelerated pursuant to an Automatic Acceleration, the Accelerated Redemption Amount will be determined by the Calculation Agent, in its sole discretion, acting in good faith and in a commercially reasonable manner, using the latest publicly available quotations for the intraday prices of the relevant Index Components that are available as soon as practicable following the occurrence of an Acceleration Event. The Calculation Agent will approximate the intraday Index Amount on the basis of such quotations and calculate, in the manner described under “Closing Indicative Value”, a corresponding Intraday Indicative Value minus the Acceleration Fee, which shall be deemed to be the Accelerated Redemption Amount if the ETNs are accelerated pursuant to an Automatic Acceleration.

Upon an acceleration of less than all of the outstanding ETNs pursuant to an Optional Acceleration, the Accelerated Redemption Amount will be equal to the Closing Indicative Value on the applicable Valuation Date. If less than all of the ETNs are to be redeemed pursuant to an Optional Acceleration, the trustee shall select, pro rata, by lot or in such manner as it deems appropriate and fair, the ETNs to be redeemed pursuant to such acceleration. ETNs accelerated in part may be accelerated in multiples of 10,000 ETNs. We will provide at least five Business Days’ notice of any ETNs to be redeemed pursuant to an Optional Acceleration and, in the case of any ETNs

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selected for partial redemption, the stated principal amount thereof to be redeemed. All provisions relating to the acceleration of less than all of the outstanding ETNs relate to the portion of the stated principal amount of ETNs which has been or is to be redeemed pursuant to these acceleration provisions.

In the case of an Optional Acceleration of all of the outstanding ETNs, the “Accelerated Valuation Period” shall be a period of five consecutive Trading Days specified in our notice of Optional Acceleration, the first Trading Day of which shall be at least two Business Days after the date on which we give notice of such Optional Acceleration. In the case of an Automatic Acceleration of all of the outstanding ETNs, the “Accelerated Valuation Date” will be the date of the Acceleration Event. In the case of an Optional Acceleration of less than all of the outstanding ETNs, the Accelerated Valuation Date will be the first Trading Day following the date of our notice of acceleration.

The Accelerated Redemption Amount will be payable on the third Business Day following the Accelerated Valuation Date or the third Business Day following the last Trading Day in the Accelerated Valuation Period, as the case may be (such date the “Acceleration Date”). We will give notice of any acceleration of the ETNs through customary channels used to deliver notices to holders of exchange traded notes.

The last date on which Credit Suisse will redeem your ETNs at your option will be June    , 2019 (or, if the maturity of the ETNs is extended, one scheduled Business Day prior to the scheduled Maturity Date, as extended). As such, you must offer your ETNs for redemption no later than           , 2019 (or, if the maturity of the ETNs is extended, five scheduled Trading Days prior to the scheduled Final Valuation Date, as extended). The daily redemption feature is intended to induce arbitrageurs to counteract any trading of the ETNs at a premium or discount to their Intraday Indicative Value, although there can be no assurance that arbitrageurs will employ the redemption feature in this manner.

Split or Reverse Split of the ETNs

The Calculation Agent may initiate a split or reverse split of the ETNs on any Trading Day. If the Calculation Agent decides to initiate a split or reverse split, the Calculation Agent will issue a notice to holders of the ETNs and a press release announcing the split or reverse split, specifying the effective date of the split or reverse split. The Calculation Agent will determine the ratio of such split or reverse split, as the case may be, using relevant market indicia, and will adjust the terms of the ETNs accordingly. Any adjustment of the closing value will be rounded to 8 decimal places.

In the case of a reverse split, we reserve the right to address odd numbers of ETNs (commonly referred to as “partials”) in a manner determined by the Calculation Agent in its sole discretion. For example, if the ETNs undergo a 1-for-4 reverse split, holders who own a number of ETNs on the relevant record date that is not evenly divisible by 4 will receive the same treatment as all other holders for the maximum number of ETNs they hold that is evenly divisible by 4, and we will have the right to compensate holders for their remaining or “partial” ETNs in a manner determined by the Calculation Agent in its sole discretion. Our current intention is to provide holders with a cash payment for their partials in an amount equal to the appropriate percentage of the Closing Indicative Value of the ETNs on a specified Trading Day following the announcement date.

A split or reverse split of the ETNs will not affect the aggregate stated principal amount of ETNs held by an investor, other than to the extent of any “partial” ETNs, but it will affect the number of ETNs an investor holds, the denominations used for trading purposes on the exchange and the trading price, and may affect the liquidity, of the ETNs on the exchange.

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SPECIFIC TERMS OF THE ETNS

In this section, references to “holders” mean those who own the ETNs registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the ETNs registered in street name or in the ETNs issued in book-entry form through The Depository Trust Company (“DTC”) or another depositary. Owners of beneficial interests in the ETNs should read the section entitled “Description of Notes—Book-Entry, Delivery and Form” in the accompanying prospectus supplement.

The ETNs are Senior Medium-Term Notes as described in the accompanying prospectus supplement dated March 23, 2012 and prospectus which also contain a detailed summary of additional provisions of the ETNs and of the senior indenture, dated as of March 29, 2007, as amended, between Credit Suisse AG (formerly Credit Suisse) and The Bank of New York Mellon (formerly The Bank of New York), as trustee, under which the ETNs will be issued (the “indenture”). You should read all the provisions of the accompanying prospectus and prospectus supplement, including information incorporated by reference, and the indenture.

Please note that the information about the price to the public and the proceeds to Credit Suisse on the front cover of this pricing supplement relates only to the initial sale of the ETNs. If you have purchased the ETNs after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

Coupon

We will not make any coupon or interest payments during the term of the ETNs.

Denomination

We will offer the ETNs in denominations of $100.00 stated principal amount. ETNs issued in the future may be issued at a price higher or lower than the stated principal amount, based on the indicative value of the ETNs at that time.

Payment at Maturity

If your ETNs have not previously been redeemed, called or accelerated, at maturity you will receive for each ETN a cash payment equal to the arithmetic average of the Closing Indicative Value on each of the immediately preceding five Trading Days to and including the Final Valuation Date (the “Final Valuation Period”). Any payment on the ETNs is subject to our ability to pay our obligations as they become due. In no event will the payment at maturity be less than zero. If the scheduled Maturity Date is not a Business Day, the Maturity Date will be postponed to the first Business Day following the scheduled Maturity Date. If the scheduled Final Valuation Date is not a Trading Day, the Final Valuation Date will be postponed to the next following Trading Day, in which case the Maturity Date will be postponed to the third Business Day following the Final Valuation Date as so postponed In addition, if a Market Disruption Event occurs or is continuing on any Trading Day during the Final Valuation Period, the Maturity Date will be postponed until the date three (3) Business Days following the Final Valuation Date, as postponed. No interest or additional payment will accrue or be payable as a result of any postponement of the Maturity Date. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

If not previously redeemed or accelerated, the ETNs will mature on June    , 2019 subject to postponement if such date is not a Business Day, in the event of a Market Disruption Event or an extension of the Maturity Date at our option for up to two additional five-year periods. We may only extend the scheduled Maturity Date for five years at a time. If we exercise our option to extend the maturity of the ETNs, we will notify DTC (the holder of the global note for the ETNs) and the trustee at least 45 but not more than 60 calendar days prior to the then-scheduled Maturity Date. We will provide such notice to DTC and the trustee in respect of each five-year extension of the scheduled Maturity Date that we choose to effect.

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Maturity Date

If the maturity date stated on the cover of this pricing supplement is not a Business Day, the Maturity Date will be the next following business day. If the fifth Business Day before this day does not qualify as a valuation date (as described above), then the maturity date will be the third Business Day following the Final Valuation Date. The Calculation Agent may postpone the Final Valuation Date—and therefore the Maturity Date—if a Market Disruption Event occurs or is continuing on a day that would otherwise be the Final Valuation Date.

In the event that payment at maturity is deferred beyond the stated Maturity Date, penalty interest will not accrue or be payable with respect to that deferred payment.

If the Closing Indicative Value is zero, the Maturity Redemption Amount will be zero.

The Closing Indicative Value for the ETNs on the Inception Date will equal $100.00 (the “Initial Indicative Value”). The Closing Indicative Value on any ETN Business Day after the Inception Date will be equal to (1) the Closing Indicative Value on the immediately preceding ETN Business Day plus (2) the Index Amount on the current ETN Business Day minus (3) the Investor Fee on such ETN Business Day minus (4) the Exposure Fee on such ETN Business Day minus (5) the Rebalance Fee on such ETN Business Day, if applicable; provided that if the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value of the ETNs is equal to zero on any Trading Day, the Closing Indicative Value on that day, and all future days, will be zero.

If the ETNs undergoes a split or reverse split, the Closing Indicative Value, Rebalanced Indicative Value and Intraday Indicative Value of the ETNs will be adjusted accordingly (see “Description of the ETNs—Split or Reverse Split of the ETNs” in this pricing supplement). Such adjustment may adversely affect the trading price and liquidity of the ETNs. None of the Closing Indicative Value, Rebalanced Indicative Value or the Intraday Indicative Value is the same as closing price or any other trading price of the ETNs in the secondary market. The trading price of the ETNs at any time may vary significantly from the Closing Indicative Value, Rebalanced Indicative Value and Intraday Indicative Value of the ETNs at such time. See “Description of the ETNs—Intraday Indicative Value” in this pricing supplement.

The Closing Indicative Value will never be less than zero. If the Intraday Indicative Value is equal to or less than zero at any time, the Closing Indicative Value on that day, and all future days, will be zero. The Closing Indicative Value for each Trading Day will be published on such Trading Day under the Bloomberg ticker symbol “FLGE.IV”. CSI is responsible for computing and disseminating the Closing Indicative Value.

The “Closing Level” of the Index on any ETN Business Day will be the closing level published on Bloomberg under the ticker symbol “RU10GRTR <Index>” or any successor page on Bloomberg or any successor service, as applicable, as determined by the Calculation Agent; provided that if such day is not an Index Business Day, the Closing Level of the Index will be deemed to be the Closing Level as of the immediately preceding Index Business Day, as determined by the Calculation Agent; provided further that in the event a Market Disruption Event exists on a Valuation Date, the Calculation Agent will determine the Closing Level of the Index according to the methodology described below in “—Market Disruption Events.”

The “Exposure Fee,” on any ETN Business Day following the Inception Date will be equal to the product of (1) (a) the Index Units as of the previous ETN Business Day times (b) 0.5 times (2) the Financing Rate as of the most recent Quarterly Reference Date prior to the current ETN Business Day times (3) the Closing Level of the Index as of the most recent Quarterly Reference Date prior to the current ETN Business Day times (4) the Day Count Fraction.

The Exposure Fee is deemed to be zero on the Inception Date and any day that is not an ETN Business Day. If the level of the Index decreases or does not increase sufficiently to offset the Exposure Fee (including the Financing Rate and the Investor Fee), the Rebalance Fee and the Early Redemption Charge, if applicable, over the term of the ETNs, you will receive less than the principal amount of your investment at maturity or upon early redemption or acceleration of the ETNs. See “Hypothetical Examples” and “Risk Factors—Even if the Closing Level of the Index on the applicable Valuation Date exceeds the Closing Level of the Index on the date of your

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investment, you may receive less than your initial investment amount of your ETNs” in this pricing supplement for additional information on how the Exposure Fee affects the overall value of the ETNs.

The “Investor Fee,” on any ETN Business Day following the Inception Date, will be equal to the product of (1) the Closing Indicative Value as of the previous ETN Business Day times (2) 0.85% times (3) the Day Count Fraction.

The “Financing Rate,” on any LIBOR Business Day, will be equal to the Reference Rate applicable on the immediately preceding Quarterly Reference Date, plus a spread of 0.44% (44 basis points).

The “Reference Rate” will be equal to the 3-month USD LIBOR, which is the London Interbank Offered Rate for three month deposits in U.S. dollars, which is displayed on Reuters page LIBOR01 (or any successor service or page for the purpose of displaying the London interbank offered rates of major banks, as determined by the Calculation Agent), as of 11:00 a.m., London time, on the relevant Quarterly Reference Date.

The “Intraday Indicative Value” will be calculated and published every 15 seconds on each ETN Business Day during normal trading hours under the Bloomberg ticker symbol “FLGE.IV” so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape, or other major market vendor. The Intraday Indicative Value at any time is based on the most recent intraday level of the Index. If the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value on that day, and all future days, will be zero.

A “Business Day” is any Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City or London, England generally are authorized or obligated by law, regulation or executive order to close.

An “ETN Business Day” is a day on which trading is generally conducted on the New York Stock Exchange, NYSE Arca and Nasdaq.

The “Index” means the Russell 1000® Growth Index Total Return. The intraday level and the official Closing Level of the Index are expected to be reported by the Index Sponsor on Bloomberg page “RU10GRTR <Index>”. At any time on any Trading Day that the intraday level of the Index is not reported by the Index Sponsor on Bloomberg page “RU10GRTR <Index>”, the intraday level of the Index will be determined by the Calculation Agent to be (a) the Closing Level of the Index on the immediately preceding ETN Business Day times (b) the level of the Price Return Index at that time divided by (c) the closing level of the Price Return Index on the immediately preceding ETN Business Day.

The “Price Return Index” means the Russell 1000® Growth Index as published on the Bloomberg page “RLG <Index>” or any successor page, or in the case of any successor thereto, the Bloomberg page or successor page for any such successor index.

The “Index Amount” on the Inception Date will equal 0. On any ETN Business Day after the Inception Date, the Index Amount will be equal to the product of (1) the Index Units as of the immediately preceding ETN Business Day times (2) the difference between (a) the Closing Level of the Index on the current ETN Business Day minus (b) the Closing Level of the Index on the immediately preceding ETN Business Day.

The “Index Units,” on any ETN Business Day from and including the Inception Date to but excluding the first Rebalance Date, will be equal to the product of (1) the Leverage Factor times (2) the Initial Indicative Value divided by (3) the Initial Index Level. The Index Units will be adjusted upon the occurrence of a Rebalance Event. From and including each Rebalance Date, the Index Units will equal (1) the Leverage Factor times (2) the Closing Indicative Value on the most recent Rebalance Trigger Date for which the corresponding Rebalance Date falls on or before the current ETN Business Day divided by (3) the Closing Level of the Index on such Rebalance Trigger Date.

The “Leverage Factor” is set to 2.0.

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The “Day Count Fraction,” on any ETN Business Day, will be equal to the quotient (1) the number of calendar days from and including the previous ETN Business Day to but excluding the current ETN Business Day divided by (2) 360.

An “Index Business Day” is any day on which the level of the Index is calculated and published.

With respect to any Index Component, an “Index Component Business Day” is a day on which trading is generally conducted on the primary securities exchange on which such Index Component is traded and any exchange on which equity securities or options contracts relating to such Index Component are traded.

A “LIBOR Business Day” is any trading day other than a day on which banking institutions in the city of London, England are authorized or obligated by law or executive order to be closed.

The first “Quarterly Reference Date” will be the Inception Date. Following the Inception Date, the “Quarterly Reference Date” will be on each January 1st, April 1st, July 1st and October 1st beginning on October 1, 2014, or if such date is not a LIBOR Business Day and an Index Business Day, the next succeeding day that is both a LIBOR Business Day and an Index Business Day.

A “Trading Day” is a day which is (i) an Index Business Day, (ii) an ETN Business Day and (iii) an Index Component Business Day for each of the Index Components.

The ETNs do not guarantee any return of principal. If the level of the Index decreases or does not increase sufficiently to offset the ETN Fees, you will receive less than your initial investment amount at maturity, upon early redemption or acceleration of the ETNs. See “Hypothetical Examples” and “Risk Factors—Even if the Closing Level of the Index on the applicable Valuation Date exceeds the Closing Level of the Index on the date of your investment, you may receive less than your initial investment amount of your ETNs” in this pricing supplement for additional information on how the ETN Fees affects the overall value of the ETNs.

Any payment you will be entitled to receive is subject to our ability to pay our obligations as they become due.

For a further description of how your payment at maturity will be calculated, see “Hypothetical Examples” and “Specific Terms of the ETNs” in this pricing supplement.

Determination of the 3-Month USD LIBOR

For the purposes of calculating the Reference Rate, the 3-Month USD LIBOR will be the London Interbank Offered Rate for three month deposits in U.S. dollars, which is displayed on Reuters page LIBOR01 (or any successor service or page for the purpose of displaying the London interbank offered rates of major banks, as determined by the Calculation Agent), as of 11:00 a.m., London time, on the relevant Quarterly Reference Date.

If the 3-Month USD LIBOR cannot be determined as described above as of any date of determination, the 3-Month USD LIBOR for such date of determination will be determined on the basis of the rates at which three month deposits in U.S. dollars are offered by four major banks in the London interbank market (the “Reference Banks”) at approximately 11:00 a.m., London time to prime banks in the London interbank market for a period commencing as of such date in a representative amount. The Calculation Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two of those quotations are provided, the 3-Month USD LIBOR for that date of determination will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the 3-Month USD LIBOR for such date of determination will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Calculation Agent, at approximately 11:00 a.m., New York City time, as of such date for loans in U.S. dollars to leading European banks for a period commencing as such date and in a representative amount. If fewer than two banks selected by the Calculation Agent provide quotes as described above, the 3-Month USD LIBOR for that date of determination will be determined by the Calculation Agent.

Rebalance Event

A Rebalance Event shall occur (1) quarterly, on each Quarterly Rebalance Calculation Date, and (2) if the Closing Indicative Value on any Trading Day is equal to or less than 60% of the then current Rebalanced Indicative

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Value (each such day, a “Deleveraging Calculation Date” and, together with any Quarterly Rebalance Calculation Date, a “Rebalance Trigger Date”). The Trading Day following each Rebalance Trigger Date will be a “Rebalance Date,” subject to postponement in the event of a Market Disruption Event and the Calculation Agent will make adjustments to the Index Amount and Exposure Fee and other relevant terms of the ETNs, as described under “Specific Terms of the ETNs—Rebalance Event.” Upon the occurrence of each Rebalance Event, you will incur a Rebalance Fee on the relevant Rebalance Date. On any ETN Business Day that is a Rebalance Date, the “Rebalance Fee” per ETN will be equal to the product of (1) the Rebalance Rate times (2) the Closing Level of the Index on such Rebalance Date times (3) the absolute value of the difference between (a) the Index Units on the Trading Day immediately preceding the relevant Rebalance Date minus (b) the Index Units on such Rebalance Date. On any ETN Business Day that is not a Rebalance Date, the Rebalance Fee will equal zero. The “Rebalance Rate” on any Rebalance Date following a Deleveraging Calculation Date, will equal 0.05%. The Rebalance Rate will equal 0.02% on any other Rebalance Date. Following the Inception Date, a “Quarterly Rebalance Calculation Date” will occur on the Trading Day immediately preceding each Quarterly Reference Date.

Each Rebalance Event will have the effect of resetting the then-current leverage to approximately 2.0 based on the Closing Level of the Index as of the Rebalance Trigger Date. Each time a Rebalance Event occurs, you will incur a Rebalance Fee. This fee will reduce the value of your ETNs.

The initial “Rebalanced Indicative Value” will be the Initial Indicative Value. Thereafter, the Rebalanced Indicative Value will be the Closing Indicative Value on the Rebalance Trigger Date immediately preceding the relevant Rebalance Date.

Payment Upon Early Redemption

Prior to maturity, you may, subject to certain restrictions described below, offer at least the applicable Minimum Redemption Amount or more of your ETNs to us for redemption on an Early Redemption Date during the term of the ETNs until June    , 2019 (or, if the maturity of the ETNs is extended, five scheduled Trading Days prior to the scheduled Final Valuation Date, as extended). If you elect to offer your ETNs for redemption, and the requirements for acceptance by us are met, you will receive a cash payment per ETN on the Early Redemption Date equal to the Early Redemption Amount. Any payment you will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due.

You may exercise your early redemption right by causing your broker or other person with whom you hold your ETNs to deliver a Redemption Notice (as defined herein) to Credit Suisse. If your Redemption Notice is delivered prior to 4:00 p.m., New York City time, on any Business Day, the immediately following Trading Day will be the applicable “Early Redemption Valuation Date”. Otherwise, the second following Trading Day will be the applicable Early Redemption Valuation Date. Credit Suisse may, at its option, waive the requirement that the Redemption Notice be delivered as set forth above, if confirmed by Credit Suisse that a written indication of an offer for early redemption has otherwise been accepted by Credit Suisse. See “Specific Terms of the ETNs—Redemption Procedures” in this pricing supplement.

You must offer for redemption at least 10,000 ETNs at one time in order to exercise your right to cause us to redeem your ETNs on any Early Redemption Date (the “Minimum Redemption Amount”); provided that we or CSI as the Calculation Agent may from time to time reduce, in whole or in part, the Minimum Redemption Amount. Any such reduction will be applied on a consistent basis for all holders of the ETNs at the time the reduction becomes effective. If the ETNs undergo a split or reverse split, the minimum number of ETNs needed to exercise your right to redeem will remain the same.

The “Early Redemption Date” is the third Business Day following an Early Redemption Valuation Date.

The “Early Redemption Amount” is a cash payment per ETN equal to the greater of (A) zero and (B)(1) the Closing Indicative Value on the applicable Early Redemption Valuation Date minus (2) the Early Redemption Charge.

The “Early Redemption Charge” will equal the product of (i) up to 0.05% times (ii) the Closing Level of the Index on the Early Redemption Valuation Date times (iii) the Index Units as of the immediately preceding Trading Day.

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Redemption Procedures

If you wish to offer your ETNs to Credit Suisse for redemption, your broker or other person with whom you hold your ETNs must follow the following procedures:

•	Deliver a notice of redemption, in substantially the form of Annex A (the “Redemption Notice”), to Credit Suisse via email or other electronic delivery as requested by Credit Suisse. If your Redemption Notice is delivered prior to 4:00 p.m., New York City time, on any Business Day, the immediately following Trading Day will be the applicable “Early Redemption Valuation Date.” Otherwise, the second following Trading Day will be the applicable Early Redemption Valuation Date. If Credit Suisse receives your Redemption Notice no later than 4:00 p.m., New York City time, on any Business Day, Credit Suisse will respond by sending your broker an acknowledgment of the Redemption Notice accepting your redemption request by 7:30 p.m., New York City time, on the Business Day prior to the applicable Early Redemption Valuation Date. Credit Suisse or its affiliate must acknowledge to your broker or other person with whom you hold your ETNs acceptance of the Redemption Notice in order for your redemption request to be effective;
•	Notwithstanding the foregoing, Credit Suisse may, at its option, waive the requirement that the Redemption Notice be delivered as set forth above, if confirmed by Credit Suisse that a written indication of an offer for early redemption has otherwise been accepted by Credit Suisse. Any such written indication that is delivered after 4:00 p.m., New York City time, on any Business Day, will be deemed to have been made on the following Business Day. For the avoidance of doubt, you may choose to comply with the procedures set forth above in lieu of the procedures in this clause, irrespective of any waiver by Credit Suisse;
•	Cause your DTC custodian to book a delivery versus payment trade with respect to the ETNs on the applicable Early Redemption Valuation Date at a price equal to the applicable Early Redemption Amount, facing us; and
•	Cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. New York City time, on the applicable Early Redemption Date (the third Business Day following the Early Redemption Valuation Date).

You are responsible for (i) instructing or otherwise causing your broker or other person with whom you hold your ETNs to provide the Redemption Notice (unless otherwise waived by Credit Suisse as set forth above) and (ii) your broker satisfying the additional requirements as set forth in the second and third bullets above in order for the redemption to be effected. Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, you should consult the brokerage firm through which you own your interest in the ETNs in respect of such deadlines. If Credit Suisse does not (i) receive the Redemption Notice from your broker by 4:00 p.m. and (ii) deliver an acknowledgment of such Redemption Notice to your broker accepting your redemption request by 7:30 p.m., on the Business Day prior to the applicable Early Redemption Valuation Date, such notice will not be effective for such Business Day and Credit Suisse will treat such Redemption Notice as if it was received on the next Business Day. Any redemption instructions for which Credit Suisse receives a valid confirmation in accordance with the procedures described above will be irrevocable.

Any ETNs previously redeemed by us at your option will be cancelled on the Early Redemption Date. Consequently, as of such Early Redemption Date, the redeemed ETNs will no longer be considered outstanding.

Acceleration at Our Option or Upon an Acceleration Event

We have the right to accelerate the ETNs in whole or in part on any Business Day occurring after the Inception Date (an “Optional Acceleration”). In addition, if an Acceleration Event (as defined herein) occurs at any time with respect to the ETNs, all of the outstanding ETNs will be subject to automatic acceleration (an “Automatic Acceleration”).

Upon an acceleration of all of the outstanding ETNs pursuant to an Optional Acceleration, the “Accelerated Redemption Amount” will be equal to the arithmetic average of the Closing Indicative Values of such ETNs during the Accelerated Valuation Period.

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If all of the outstanding ETNs are accelerated pursuant to an Automatic Acceleration, the Accelerated Redemption Amount will be determined by the Calculation Agent, in its sole discretion, acting in good faith and in a commercially reasonable manner, using the latest publicly available quotations for the intraday prices of the relevant Index Components that are available as soon as practicable following the occurrence of an Acceleration Event. The Calculation Agent will approximate the intraday Index Amount on the basis of such quotations and calculate, in the manner described under “Closing Indicative Value”, a corresponding Intraday Indicative Value minus the Acceleration Fee, which shall be deemed to be the Accelerated Redemption Amount if the ETNs are accelerated pursuant to an Automatic Acceleration.

Upon an acceleration of less than all of the outstanding ETNs pursuant to an Optional Acceleration, the Accelerated Redemption Amount will be equal to the Closing Indicative Value on the applicable Valuation Date. If less than all of the ETNs are to be redeemed pursuant to an Optional Acceleration, the trustee shall select, pro rata, by lot or in such manner as it deems appropriate and fair, the ETNs to be redeemed pursuant to such acceleration. ETNs accelerated in part may be accelerated in multiples of 10,000 ETNs. We will provide at least five Business Days’ notice of any ETNs to be redeemed pursuant to an Optional Acceleration and, in the case of any ETNs selected for partial redemption, the stated principal amount thereof to be redeemed. All provisions relating to the acceleration of less than all of the outstanding ETNs relate to the portion of the stated principal amount of ETNs which has been or is to be redeemed pursuant to these acceleration provisions.

Any payment you will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due.

In the case of an Optional Acceleration of all of the outstanding ETNs, the “Accelerated Valuation Period” shall be a period of five consecutive Trading Days specified in our notice of Optional Acceleration, the first Trading Day of which shall be at least two Business Days after the date on which we give notice of such Optional Acceleration. In the case of an Automatic Acceleration of all of the outstanding ETNs, the “Accelerated Valuation Date” will be the date of the Acceleration Event. In the case of an Optional Acceleration of less than all of the outstanding ETNs, the Accelerated Valuation Date will be the first Trading Day following the date of our notice of acceleration.

The Accelerated Redemption Amount will be payable on the third Business Day following the Accelerated Valuation Date or the third Business Day following the last Trading Day in the Accelerated Valuation Period, as the case may be (such date the “Acceleration Date”). We will give notice of any acceleration of the ETNs through customary channels used to deliver notices to holders of exchange traded notes.

If an Acceleration Event occurs, an “Acceleration Fee” equal to the product of (1) 0.05% times (2) the level of the Index used in determining the Index Amount on the Accelerated Valuation Date times (3) the Index Units as of the immediately preceding ETN Business Day will apply.

Any payment you will be entitled to receive is subject to our ability to pay our obligations as they become due.

An “Acceleration Event” will occur if the Intraday Indicative Value on any Trading Day is equal to or less than 40% of the most recent Rebalanced Indicative Value.

Any ETNs accelerated following an Acceleration Event will be cancelled on the Acceleration Date. Consequently, as of such Acceleration Date, the ETNs will no longer be considered outstanding.

Market Disruption Events

The Calculation Agent will be solely responsible for the determination and calculation of any adjustments to the Index and of any related determinations and calculations with respect to any event described below and its determinations and calculations will be conclusive absent manifest error.

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In respect of the Index, a “Market Disruption Event” is:

(a)	the occurrence or existence of a suspension, absence or material limitation of trading of Index Components then constituting 20% or more of the level of the Index on the principal exchange on which the Index Components are traded for those securities for more than two hours of trading, or during the one-half hour period preceding the close of the principal trading session on the principal exchange on which the Index Components are traded;
(b)	a breakdown or failure in the price and trade reporting systems of the principal exchange on which the Index Components are traded for the Index as a result of which the reported trading prices for Index Components then constituting 20% or more of the level of the Index during the one-half hour preceding the close of the principal trading session on the principal exchange on which the Index Components are traded are materially inaccurate;
(c)	the occurrence or existence of a suspension, absence or material limitation of trading on the primary related exchange or market for trading in equity securities related to the Index, if available, during the one-half hour period preceding the close of the principal trading session for such related exchange or market; or
(d)	a decision to permanently discontinue trading in those related equity securities.

in each case, as determined by the Calculation Agent in its sole discretion; and in each case a determination by the Calculation Agent in its sole discretion that any event described above materially interfered with our ability or the ability of any of our affiliates to effect transactions in the Index Components or any instrument related to the Index Components or to adjust or unwind all or a material portion of any hedge position in the Index with respect to the ETNs.

For the purpose of determining whether a Market Disruption Event with respect to the Index exists at any time, if trading in a security included in the Index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the Index will be based on a comparison of (1) the portion of the level of the Index attributable to that security relative to (2) the overall level of the Index, in each case immediately before that suspension or limitation.

For the purpose of determining whether a Market Disruption Event in respect of the Index has occurred:

(a)	a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the principal exchange on which the Index Components are traded or the primary exchange or market for trading in equity securities related to the Index;
(b)	limitations pursuant to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by the NYSE, any other U.S. self-regulatory organization, the SEC or any other relevant authority of scope similar to NYSE Rule 80B) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading; and
(c)	a suspension of trading in equity securities related to the Index by the primary exchange or market for trading in such contracts, if available, by reason of:
•	a price change exceeding limits set by such exchange or market;
•	an imbalance of orders relating to such contracts; or
•	a disparity in bid and ask quotes relating to such contracts;

will, in each such case, constitute a suspension, absence or material limitation of trading in equity securities related to the Index; and

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(d)	a “suspension, absence or material limitation of trading” on the primary related exchange or market on which equity securities related to the Index are traded will not include any time when such exchange or market is itself closed for trading under ordinary circumstances;

in each case, as determined by the Calculation Agent in its sole discretion.

If the Calculation Agent determines that a Market Disruption Event exists in respect of the Index on a Valuation Date or Rebalance Date, then that Valuation Date or Rebalance Date will be postponed to the first succeeding Trading Day on which the Calculation Agent determines that no Market Disruption Event exists in respect of the Index, unless the Calculation Agent determines that a Market Disruption Event exists in respect of the Index on each of the five Trading Days immediately following the scheduled Valuation Date or Rebalance Date. In that case, (a) the fifth succeeding Trading Day following the scheduled Valuation Date or Rebalance Date will be deemed to be such Valuation Date for the Index, notwithstanding the Market Disruption Event in respect of the Index, and (b) the Calculation Agent will determine the closing level for the Index on that deemed Valuation Date or Rebalance Date in accordance with the formula for and method of calculating the Index last in effect prior to the commencement of the Market Disruption Event in respect of the Index using exchange-traded prices on the principal exchange on which the Index Components are traded (as determined by the Calculation Agent in its sole discretion) or, if trading in any component comprising the Index has been materially suspended or materially limited, the Calculation Agent’s good faith estimate of the prices that would have prevailed on the principal exchange on which the Index Components are traded (as determined by the Calculation Agent in its sole discretion) but for the suspension or limitation, as of the valuation time on that deemed Valuation Date or Rebalance Date, of each component comprising the Index.

If a Market Disruption Event exists in respect of the Index during the Accelerated Valuation Period or Final Valuation Period, (such disrupted date, the “Disrupted Valuation Date”), all of the Valuation Dates that are scheduled to occur on consecutive Trading Days following such Disrupted Valuation Date, if any, will be postponed by the corresponding number of days by which such Disrupted Valuation Date is postponed as a result of such Market Disruption Event.

If the Final Valuation Date, the Valuation Date corresponding to an Early Redemption Date or the last scheduled Valuation Date in the Accelerated Valuation Period is postponed, the Maturity Date, the corresponding Early Redemption Date or the Acceleration Date, as the case may be, will be postponed until the date three Business Days following such Final Valuation Date, Valuation Date corresponding to an Early Redemption Date or last scheduled Valuation Date in the Accelerated Valuation Period, as postponed.

Default Amount on Acceleration

For the purpose of determining whether the holders of our senior medium-term notes, of which the ETNs are a part, are entitled to take any action under the indenture, we will treat the stated principal amount of each ETN outstanding as the principal amount of that ETN. Although the terms of the ETNs may differ from those of the other senior medium-term notes, holders of specified percentages in principal amount of all senior medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the senior medium-term notes, including the ETNs. This action may involve changing some of the terms that apply to the senior medium-term notes, accelerating the maturity of the senior medium-term notes (in accordance with the acceleration provisions set forth in the accompanying prospectus) after a default or waiving some of our obligations under the indenture.

In case an event of default (as defined in the accompanying prospectus) with respect to ETNs shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the ETNs will be determined by CSI, as the Calculation Agent, and will equal, for each ETN that you then hold, the Closing Indicative Value determined by the Calculation Agent occurring on the Trading Day following the date on which the ETNs were declared due and payable.

Further Issuances

We may, from time to time, without notice to or the consent of the holders of the ETNs, create and issue additional securities having the same terms and conditions as the ETNs offered by this pricing supplement, and

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ranking on an equal basis with the ETNs in all respects. If there is substantial demand for the ETNs, we may issue additional ETNs frequently. We may sell additional ETNs at different prices but we are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop selling additional ETNs at any time. If we stop selling additional ETNs, the trading price and liquidity of the ETNs could be materially and adversely affected. The maximum aggregate stated principal amount of ETNs linked to the Index that we will issue under this pricing supplement will be $               , less the amount of such ETNs outstanding at any time. However, we have no obligation to issue up to this amount or any specific amount of ETNs and, in our sole discretion, may issue ETNs in excess of this amount.

We have no obligation to take your interests into account when deciding to issue additional securities. If, on any Valuation Date on which we price an additional ETN creation, a Market Disruption Event occurs or is continuing, we will determine the Closing Level of the Index applicable to such creation in accordance with the procedures under “—Market Disruption Events” in this pricing supplement.

Discontinuation or Modification of the Index

If the Index Sponsor discontinues publication of the Index and the Index Sponsor or anyone else publishes a substitute index that the Calculation Agent determines is comparable to the Index, then the Calculation Agent will permanently replace the original Index with that substitute index (the “Successor Index”) for all purposes, and all provisions described in this pricing supplement as applying to the Index will thereafter apply to the Successor Index instead. If the Calculation Agent replaces the original Index with a Successor Index, then the Calculation Agent will determine the Early Redemption Amount, Accelerated Redemption Amount or Maturity Redemption Amount (each, a “Redemption Amount”), as applicable, by reference to the Successor Index.

If the Calculation Agent determines that the publication of the Index is discontinued and there is no Successor Index, the Calculation Agent will determine the level of the Index, and thus the applicable Redemption Amount, by a computation methodology that the Calculation Agent determines will as closely as reasonably possible replicate the Index.

If the Calculation Agent determines that the Index, the equity securities included in the Index or the method of calculating the Index is changed at any time in any respect, including whether the change is made by the Index Sponsor under its existing policies or following a modification of those policies, is due to the publication of a Successor Index, is due to events affecting the equity securities included in the Index or is due to any other reason and is not otherwise reflected in the level of the Index by the Index Sponsor pursuant to the methodology described herein, then the Calculation Agent will be permitted (but not required) to make such adjustments in the Index or the method of its calculation as it believes are appropriate to ensure that the Closing Level of the Index used to determine the applicable Redemption Amount is equitable.

Manner of Payment and Delivery

Any payment on or delivery of the ETNs at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the ETNs are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Role of the Calculation Agent

Credit Suisse International (“CSI”), an affiliate of ours, will serve as the Calculation Agent. The Calculation Agent will, in its reasonable discretion, make all calculations and determinations regarding the value of the ETNs, including at maturity, upon early redemption or acceleration, Market Disruption Events (see “—Market Disruption Events”), Business Days and Trading Days, the ETN Fees, the Closing Level of the Index on any ETN Business Day, the intraday level of the Index if not published by the Index Sponsor, the Maturity Date, any Early Redemption Dates, Rebalance Dates, the Acceleration Date, the amount payable in respect of your ETNs at maturity, upon early redemption or acceleration and any other calculations or determinations to be made by the Calculation Agent as specified herein. CSI will have the sole ability to make determinations with respect to reduction of the Minimum Redemption Amount, the occurrence of an Acceleration Event, calculation of default amounts and whether a Market Disruption Event has occurred, and will have the sole responsibility to calculate and

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disseminate the Closing Indicative Value and the Intraday Indicative Value and make determinations regarding a Trading Day. Absent manifest error, all determinations of the Calculation Agent will be final and binding on you and us, without any liability on the part of the Calculation Agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the Calculation Agent.

Although CSI obtains information for inclusion in or for use in calculations related to the ETNs from sources that CSI considers reliable, neither CSI nor any other party guarantees the accuracy and/or the completeness of the Index or any data included therein or any calculations made with respect to the ETNs. Without limiting any of the foregoing, in no event shall CSI or any other party have any liability for any direct, indirect, special, punitive, consequential or any other damages (including lost profits) even if notified of the possibility of such damages.

If the Calculation Agent ceases to perform its role as described in this pricing supplement, we will either, at our sole discretion, perform such role, appoint another party to do so or accelerate the ETNs.

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CLEARANCE AND SETTLEMENT

DTC participants that hold the ETNs through DTC on behalf of investors will follow the settlement practices applicable to equity securities in DTC’s settlement system with respect to the primary distribution of the ETNs and secondary market trading between DTC participants.

SUPPLEMENTAL USE OF PROCEEDS AND HEDGING

We intend to use the net proceeds from this offering for our general corporate purposes, which may include the refinancing of our existing indebtedness outside Switzerland. We may also use some or all of the net proceeds from this offering to hedge our obligations under the ETNs.

One or more of our affiliates before and following the issuance of the ETNs may acquire or dispose of the equity securities included in the Index, or listed or over-the-counter options contracts in, or other derivatives or synthetic instruments related to, the Index to hedge our obligations under the ETNs. In the course of pursuing such a hedging strategy, the price at which such positions may be acquired or disposed of may be a factor in determining the levels of the Index. Although we and our affiliates have no reason to believe that our or their hedging activities will have a material impact on the level of the Index, there can be no assurance that the level of the Index will not be affected.

From time to time after issuance and prior to the maturity of the ETNs, depending on market conditions (including the level of the Index), in connection with hedging certain of the risks associated with the ETNs, we expect that one or more of our affiliates will increase or decrease their initial hedging positions using dynamic hedging techniques and may take long or short positions in listed or over-the-counter options, equity securities, swaps, or other derivative or synthetic instruments relating to the Index or the equity securities included in the Index or other instruments linked to the Index or the equity securities included in the Index. We or our affiliates will maintain, adjust or unwind our hedge by, among other things, purchasing or selling any of the foregoing, at any time and from time to time, including on or before any Valuation Date or Rebalance Date. We, our affiliates, or third parties with whom we transact, may also enter into, maintain, adjust and unwind hedging transactions relating to other securities whose returns are linked to the Index or the equity securities included in the Index. Any of these hedging activities could affect the value of the equity securities included in the Index, and accordingly the value of your ETNs and the amount we will pay on your ETNs on the relevant Early Redemption Date, Acceleration Date or the Maturity Date. Moreover, this hedging activity may result in our or our affiliates’ or third parties’ receipt of a profit, even if the market value of the ETNs declines. In addition, we or one or more of our affiliates may take positions in other types of appropriate financial instruments that may become available in the future. To the extent that we or one or more of our affiliates have a hedge position in the Index, we or one or more of our affiliates may liquidate a portion of those holdings on or before the Final Valuation Date. Depending, among other things, on future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. Our or our affiliates’ hedging activities will not be limited to any particular securities exchange or market.

The hedging activity discussed above may adversely affect the level of the Index and, as a consequence, the market value of the ETNs and the amount payable at maturity, upon early redemption or acceleration. See “Risk Factors” in this pricing supplement for a discussion of possible adverse effects related to our hedging activities.

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MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

Subject to the limitations and qualifications contained herein, the following discussion summarizes the material U.S. federal income tax consequences of owning and disposing of ETNs that may be relevant to holders of ETNs that acquire their ETNs from us as part of the original issuance of the ETNs. This discussion applies only to holders that hold their ETNs as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”). Further, this discussion does not address all of the U.S. federal income tax consequences that may be relevant to you in light of your individual circumstances or if you are subject to special rules, such as if you are:

•	a financial institution,
•	a mutual fund,
•	a tax-exempt organization,
•	a grantor trust,
•	certain U.S. expatriates,
•	an insurance company,
•	a dealer or trader in securities or foreign currencies,
•	a person (including traders in securities) using a mark-to-market method of accounting,
•	a person who holds ETNs as a hedge or as part of a straddle with another position, constructive sale, conversion transaction or other integrated transaction, or
•	an entity that is treated as a partnership for U.S. federal income tax purposes.

The discussion is based upon the Code, law, regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and foreign laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been or will be sought as to the U.S. federal income tax consequences of the ownership and disposition of ETNs, and the following discussion is not binding on the IRS.

You should consult your tax advisor as to the specific tax consequences to you of owning and disposing of ETNs, including the application of federal, state, local and foreign income and other tax laws based on your particular facts and circumstances.

IRS CIRCULAR 230 REQUIRES THAT WE INFORM YOU THAT ANY TAX STATEMENT HEREIN REGARDING ANY U.S. FEDERAL TAX IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING ANY PENALTIES. ANY SUCH STATEMENT HEREIN WAS WRITTEN TO SUPPORT THE MARKETING OR PROMOTION OF THE TRANSACTION(S) OR MATTER(S) TO WHICH THE STATEMENT RELATES. A PROSPECTIVE INVESTOR (INCLUDING A TAX-EXEMPT INVESTOR) IN THE ETNS SHOULD CONSULT ITS OWN TAX ADVISOR IN DETERMINING THE TAX CONSEQUENCES OF AN INVESTMENT IN THE ETNS, INCLUDING THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

Characterization of the ETNs

There are no statutory provisions, regulations, published rulings, or judicial decisions addressing the characterization for U.S. federal income tax purposes of ETNs with terms that are substantially the same as those of your ETNs. In the opinion of Milbank, Tweed, Hadley & McCloy LLP, acting as special tax counsel (“Special Tax Counsel”), for U.S. federal income tax purposes, the ETNs should be treated as a prepaid financial contract with respect to the applicable Index that is eligible for open transaction treatment. Thus, we intend to so treat the ETNs.

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In the absence of an administrative or judicial ruling to the contrary, we and, by acceptance of the ETNs, you, agree to treat your ETNs for all tax purposes in accordance with such characterization.

You should be aware that the characterization of the ETNs as described above is not certain, nor is it binding on the IRS or the courts. Thus, it is possible that the IRS would seek to characterize your ETNs in a manner that results in tax consequences to you that are different from those described above. For example, the IRS might assert that the ETNs constitute debt instruments that are “contingent payment debt instruments” that are subject to special tax rules under the applicable Treasury regulations governing the recognition of income over the term of your ETNs. If the ETNs were to be treated as contingent payment debt instruments, you would be required to include in income on an economic accrual basis over the term of the ETNs an amount of interest that is based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your ETNs, or the comparable yield. The characterization of ETNs as contingent payment debt instruments under these rules is likely to be adverse. You should consult your tax advisor regarding the possible tax consequences of characterization of the ETNs as contingent payment debt instruments.

It is also possible that the IRS would seek to characterize your ETNs as regulated futures contracts or options that may be subject to the provisions of Code section 1256. In such case, the ETNs would be marked to market at the end of each taxable year and 40% of any gain or loss would be treated as short-term capital gain or loss, and the remaining 60% of any gain or loss would be treated as long-term capital gain or loss. We are not responsible for any adverse consequences that you may experience as a result of any alternative characterization of the ETNs for U.S. federal income tax or other tax purposes. In light of the fact that we agree to treat the ETNs as a prepaid financial contract, the balance of this discussion assumes that the ETNs will be so treated.

You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your ETNs for U.S. federal income tax purposes.

U.S. Holders

For purposes of this discussion, the term “U.S. Holder,” for U.S. federal income tax purposes, means a beneficial owner of ETNs that is (1) a citizen or resident of the United States, (2) a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust, if (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes. If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds ETNs, the U.S. federal income tax treatment of such partnership and a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership, or a partner of a partnership, holding ETNs, you should consult your tax advisor regarding the tax consequences to you from the partnership’s purchase, ownership and disposition of the ETNs.

In accordance with the agreed-upon tax treatment described above, upon receipt of the redemption amount of the ETNs from us, a U.S. Holder will recognize gain or loss equal to the difference between the amount of cash received from us and the U.S. Holder’s tax basis in the ETN at that time. For ETNs with a term of more than one year, such gain or loss will be long-term capital gain or loss if the U.S. Holder has held the ETN for more than one year at maturity. For ETNs with a term of one year or less, such gain or loss will be short-term capital gain or loss. The deductibility of capital losses is subject to certain limitations.

Upon the sale or other taxable disposition of a ETN, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized on the sale or other taxable disposition and the U.S. Holder’s tax basis in the ETN (generally its cost). For ETNs with a term of more than one year, such gain or loss will be long-term capital gain or loss if the U.S. Holder has held the ETN for more than one year at the time of disposition. For ETNs with a term of one year or less, such gain or loss will be short-term capital gain or loss. The deductibility of capital losses is subject to certain limitations.

However, even if the agreed-upon tax characterization of the ETNs (as described above) were upheld, it is possible that the IRS could assert that each reconstitution or rebalancing (collectively, “Rebalancing”) of the

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applicable Index is considered a taxable event to you. If the IRS were to prevail in treating each Rebalancing of the applicable Index as a taxable event, you would recognize capital gain or, possibly, loss on the ETNs on the date of each Rebalancing to the extent of the difference between the fair market value of the ETNs and your adjusted basis in the ETNs at that time. Such gain or loss generally would be short-term capital gain or loss.

Medicare Tax

For taxable years beginning after December 31, 2012, certain U.S. Holders that are individuals, estates, and trusts must pay a 3.8% tax (the “Medicare Tax”) on the lesser of the U.S. person’s (1) “net investment income” or “undistributed net investment income” in the case of an estate or trust and (2) the excess of modified adjusted gross income over a certain specified threshold for the taxable year. “Net investment income” generally includes income from interest, dividends, and net gains from the disposition of property (such as the ETNs) unless such income or net gains are derived in the ordinary course of a trade or business (other than a trade or business that is a passive activity with respect to the taxpayer or a trade or business of trading in financial instruments or commodities). Net investment income may be reduced by allowable deductions properly allocable to such gross income or net gain. Any interest earned or deemed earned on the ETNs and any gain on sale or other taxable disposition of the ETNs will be subject to the Medicare Tax. If you are an individual, estate, or trust, you are urged to consult with your tax advisor regarding application of Medicare Tax to your income and gains in respect of your investment in the ETNs.

Information Reporting Regarding Specified Foreign Financial Assets

Section 6038D of the United States Internal Revenue Code, enacted under the “Hiring Incentives to Restore Employment Act” (the “Act”), and temporary and proposed regulations generally require individual U.S. Holders (“specified individuals”) and “specified domestic entities” with an interest in any “specified foreign financial asset” to file an annual report on IRS Form 8938 with information relating to the asset, including the maximum value thereof, for any taxable year in which the aggregate value of all such assets is greater than $50,000 on the last day of the taxable year or $75,000 at any time during the taxable year. Certain individuals are permitted to have an interest in a higher aggregate value of such assets before being required to file a report. The proposed regulations relating to specified domestic entities apply to taxable years beginning after December 31, 2011. Under the proposed regulations, “specified domestic entities” are domestic entities that are formed or used for the purposes of holding, directly or indirectly, specified foreign financial assets. Generally, specified domestic entities are certain closely held corporations and partnerships that meet passive income or passive asset tests and, with certain exceptions, domestic trusts that have a specified individual as a current beneficiary and exceed the reporting threshold. Specified foreign financial assets include any depository or custodial account held at a foreign financial institution; any debt or equity interest in a foreign financial institution if such interest is not regularly traded on an established securities market; and, if not held at a financial institution, (1) any stock or security issued by a non-U.S. person, (2) any financial instrument or contract held for investment where the issuer or counterparty is a non-U.S. person, and (3) any interest in an entity which is a non-U.S. person.

Depending on the aggregate value of your investment in specified foreign financial assets, you may be obligated to file an IRS Form 8938 under this provision if you are an individual U.S. Holder. Pursuant to a recent IRS Notice, reporting by domestic entities of interests in specified foreign financial assets will not be required before the date specified by final regulations, which will not be earlier than taxable years beginning after December 31, 2012. Penalties apply to any failure to file IRS Form 8938. Additionally, in the event a U.S. Holder (either a specified individual or specified domestic entity) does not file such form, the statute of limitations on the assessment and collection of U.S. federal income taxes of such U.S. Holder for the related tax year may not close before the date which is three years after the date such information is filed. You should consult your tax advisor as to the possible application to you of this information reporting requirement and related statute of limitations tolling provision.

ETNs Issued to or Held Through Certain Foreign Entities

Under sections 1471 through 1474 of the Internal Revenue Code, enacted under the Act (“FATCA”) and recently finalized regulations, a 30% withholding tax is imposed on “withholdable payments” and certain “passthru payments” made to “foreign financial institutions” (as defined in the regulations or an applicable intergovernmental agreement) (and their more than 50% affiliates) unless the payee foreign financial institution agrees, among other things, to disclose the identity of any U.S. individual with an account at the institution (or the institution’s affiliates) and to annually report certain information about such account. The term “withholdable payments” generally

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includes (1) payments of fixed or determinable annual or periodical gains, profits, and income (“FDAP”), in each case, from sources within the United States, and (2) gross proceeds from the sale of any property of a type which can produce interest or dividends from sources within the United States. “Passthru payments” means any withholdable payment and any foreign passthru payment. To avoid becoming subject to the 30% withholding tax on payments to them, we and other foreign financial institutions may be required to report information to the IRS regarding the holders of the notes and, in the case of holders who (i) fail to provide the relevant information, (ii) are foreign financial institutions who have not agreed to comply with these information reporting requirements, or (iii) hold the notes directly or indirectly through such non-compliant foreign financial institutions, we may be required to withhold on a portion of payments under the notes. FATCA also requires withholding agents making withholdable payments to certain foreign entities that are not foreign financial institutions that do not disclose the name, address, and taxpayer identification number of any substantial United States owners (or certify that they do not have any substantial United States owners) to withhold tax at a rate of 30%. We will treat payments on the ETNs as withholdable payments for these purposes.

Withholding under FATCA will apply to all withholdable payments and certain passthru payments without regard to whether the beneficial owner of the payment is a U.S. person, or would otherwise be entitled to an exemption from the imposition of withholding tax pursuant to an applicable tax treaty with the United States or pursuant to U.S. domestic law.  Unless a foreign financial institution is the beneficial owner of a payment, it will be subject to refund or credit in accordance with the same procedures and limitations applicable to other taxes withheld on FDAP payments provided that the beneficial owner of the payment furnishes such information as the IRS determines is necessary to determine whether such beneficial owner is a United States owned foreign entity and the identity of any substantial United States owners of such entity.

Pursuant to the recently finalized regulations described above and IRS Notice 2013-43, and subject to the exceptions described below, FATCA’s withholding regime generally will apply to (i) withholdable payments (other than gross proceeds of the type described above) made after June 30, 2014 (other than certain payments made with respect to a “preexisting obligation,” as defined in the regulations); (ii) payments of gross proceeds of the type described above with respect to a sale or disposition occurring after December 31, 2016; and (iii) foreign passthru payments made after the later of December 31, 2016, or six months after the date that final regulations defining the term “foreign passthru payment” are published. Notwithstanding the foregoing, the provisions of FATCA discussed above generally will not apply to (a) any obligation (other than an instrument that is treated as equity for U.S. tax purposes or that lacks a stated expiration or term) that is outstanding on July 1, 2014 (a “grandfathered obligation”); (b) any obligation that produces withholdable payments solely because the obligation is treated as giving rise to a dividend equivalent pursuant to Code section 871(m) and the regulations thereunder that is outstanding at any point prior to six months after the date on which obligations of its type are first treated as giving rise to dividend equivalents; and (c) any agreement requiring a secured party to make payments with respect to collateral securing one or more grandfathered obligations (even if the collateral is not itself a grandfathered obligation).

If you are, or hold your ETNs through a foreign financial institution or foreign entity, or you otherwise fail to comply with information reporting and certification requirements necessary for an applicable withholding agent to determine your status for purposes of FATCA, a portion of any of the payments made to you after June 30, 2014, may be subject to 30% withholding.

Since we are a “foreign financial institution,” within the meaning of Hiring Incentives to Restore Employment Act, we may be required to withhold 30% of any “passthru payments” we make to you after December 31, 2016, if you are a foreign financial institution that has not entered into the agreement described in that paragraph or if you do not provide certain documentation that may be required under the Act, including but not limited to information concerning “substantial U.S. owners”. We are not required to pay any additional amounts if withholding is required under the Act or otherwise.

Non-U.S. Holders Generally

In the case of a holder of the ETNs that is not a U.S. Holder and has no connection with the United States other than holding its ETNs (a “Non-U.S. Holder”), subject to the discussion below, payments made with respect to the ETNs will not be subject to U.S. withholding tax, provided that such Non-U.S. Holder complies with applicable certification requirements. Any gain realized upon the sale or other disposition of the ETNs by a Non-U.S. Holder will generally not be subject to U.S. federal income tax unless (i) such gain is effectively connected with a U.S.

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trade or business of such Non-U.S. Holder or (ii) in the case of an individual, such individual is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met. Any effectively connected gains described in clause (i) above may also, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified in an applicable income tax treaty. Non-U.S. Holders that are subject to U.S. federal income taxation on a net income basis with respect to their investment in the ETNs should refer to the discussion above relating to U.S. Holders.

Non-U.S. Holders – Substitute Dividend and Dividend Equivalent Payments

Section 871(m) of the United States Internal Revenue Code, enacted under the Act, and regulations thereunder treat a “dividend equivalent” payment as a dividend from sources within the United States. Under the Act, unless reduced by an applicable tax treaty with the United States, such payments generally will be subject to U.S. withholding tax. A “dividend equivalent” payment is (i) a substitute dividend payment made pursuant to a securities lending or a sale-repurchase transaction that (directly or indirectly) is contingent upon, or determined by reference to, the payment of a dividend from sources within the United States, (ii) a payment made pursuant to a “specified notional principal contract” (a “specified NPC”) that (directly or indirectly) is contingent upon, or determined by reference to, the payment of a dividend from sources within the United States, and (iii) any other payment determined by the IRS to be substantially similar to a payment described in the preceding clauses (i) and (ii). For payments made before January 1, 2016, the regulations provide that a specified NPC is any NPC if (a) in connection with entering into the contract, any long party to the contract transfers the underlying security to any short party to the contract; (b) in connection with the termination of the contract, any short party to the contract transfers the underlying security to any long party to the contract; (c) the underlying security is not readily tradable on an established securities market; or (d) in connection with entering into the contract, the underlying security is posted as collateral by any short party to the contract with any long party to the contract.

Proposed  regulations provide that a dividend equivalent is (i) any payment of a substitute dividend made pursuant to a securities lending or sale-repurchase transaction that references the payment of a dividend from an underlying security, (ii) any payment made pursuant to a specified NPC that references the payment of a dividend from an underlying security, (iii) any payment made pursuant to a specified equity-linked instrument (a “specified ELI”) that references the payment of a dividend from an underlying security, or (iv) any other substantially similar payment.  An underlying security is any interest in an entity taxable as a domestic corporation if a payment with respect to that interest could give rise to a U.S. source dividend. An ELI is a financial instrument (other than a securities lending or sale-repurchase transaction or an NPC) or combination of financial instruments that references one or more underlying securities to determine its value, including a futures contract, forward contract, option, contingent payment debt instrument, or other contractual arrangement.  The proposed regulations provide that, for payments made after December 31, 2015, a specified NPC is any NPC that has a delta of 0.70 or greater with respect to an underlying security at the time of acquisition, which may include an acquisition after the original issuance of the security.  A comparable test would apply to a specified ELI that is issued after final regulations to this effect are promulgated. The delta of an NPC or ELI is the ratio of the change in the fair market value of the contract to the change in the fair market value of the property referenced by the contract. If an NPC (or ELI) references more than one underlying security, the NPC (or ELI) is a specified NPC (or specified ELI) only with respect to underlying securities for which the NPC (or ELI) has a delta of 0.70 or greater at the time that the long party acquires the NPC (or ELI).  If an NPC or ELI references more than one underlying security, a separate delta must be determined with respect to each underlying security without taking into account any other underlying security or other property or liability.

The proposed regulations provide that a payment includes a dividend equivalent payment even if there is no explicit or implicit reference to a dividend with respect to the underlying. Where the notes reference an interest in more than one underlying security, each underlying security is treated as an underlying security in a separate NPC (or ELI) for purposes of determining whether such NPC (or ELI) is a specified NPC (or specified ELI) or an amount received is a substantially similar payment. The proposed regulations provide an exception for qualified indices that satisfy certain criteria; however, it is not entirely clear how the proposed regulations will apply to notes that are linked to certain indices or baskets.

If the notes are treated as ELIs and are issued prior to 90 days after final regulations adopting the rules in the proposed regulations are published, the proposed regulations should not apply to a Non-U.S. Holder; however,

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these rules will apply if finalized without regard to the date of issuance if the notes are treated as NPCs. It is possible that, if the notes are treated as NPCs, a withholding agent may withhold on payments made to Non-U.S. Holders that purchase the notes in this offering if the withholding agent cannot determine the date on which the Non-U.S. Holder acquired the notes.

We will treat any portion of a payment or deemed payment on the ETNs (including, if appropriate, the payment of the purchase price) that is substantially similar to a dividend as a dividend equivalent payment, which will be subject to U.S. withholding tax unless reduced by an applicable tax treaty and a properly executed IRS Form W-8 (or other qualifying documentation) is provided. The proposed regulations are extremely complex. Non-U.S. Holders should consult their tax advisors regarding the U.S. federal income tax consequences to them of these proposed regulations and whether payments or deemed payments on the ETNs constitute dividend equivalent payments.

U.S. Federal Estate Tax Treatment of Non-U.S. Holders

The ETNs may be subject to U.S. federal estate tax if an individual Non-U.S. Holder holds the ETNs at the time of his or her death. The gross estate of a Non-U.S. Holder domiciled outside the United States includes only property situated in the United States. Individual Non-U.S. Holders should consult their tax advisors regarding the U.S. federal estate tax consequences of holding the ETNs at death.

IRS Notice and Proposed Legislation on Certain Financial Transactions

In Notice 2008-2, the IRS and the Treasury Department stated they are considering issuing new regulations or other guidance on whether holders of an instrument such as the ETNs should be required to accrue income during the term of the instrument. The IRS and Treasury Department also requested taxpayer comments on (1) the appropriate method for accruing income or expense (e.g., a mark-to-market methodology or a method resembling the non-contingent bond method), (2) whether income and gain on such an instrument should be ordinary or capital, and (3) whether foreign holders should be subject to withholding tax on any deemed income accrual. Additionally, unofficial statements made by IRS officials have indicated that they will soon be addressing the treatment of prepaid forward contracts in proposed regulations.

Accordingly, it is possible that regulations or other guidance may be issued that require holders of the ETNs to recognize income in respect of the ETNs prior to receipt of any payments thereunder or sale thereof. Any regulations or other guidance that may be issued could result in income and gain (either at maturity or upon sale) in respect of the ETNs being treated as ordinary income.  It is also possible that a Non-U.S. Holder of the ETNs could be subject to U.S. withholding tax in respect of the ETNs under such regulations or other guidance. It is not possible to determine whether such regulations or other guidance will apply to your ETNs (possibly on a retroactive basis).  You are urged to consult your tax advisor regarding Notice 2008-2 and its possible impact on you.

More recently, on February 21, 2014, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If enacted as proposed, the effect of that legislation generally would be to require instruments such as the ETNs acquired after December 31, 2014, to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

Backup Withholding and Information Reporting

A holder of the ETNs (whether a U.S. Holder or a Non-U.S. Holder) may be subject to information reporting requirements and to backup withholding with respect to certain amounts paid to such holder unless it provides a correct taxpayer identification number, complies with certain certification procedures establishing that it is not a U.S. Holder or establishes proof of another applicable exemption, and otherwise complies with applicable requirements of the backup withholding rules. A holder of the ETNs (whether a U.S. Holder or a Non-U.S. Holder) may be subject to backup withholding with respect to certain amounts paid to such holder unless it provides a correct taxpayer identification number, complies with certain certification procedures establishing that it is not a U.S. Holder or establishes proof of another applicable exemption, and otherwise complies with applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. You can claim a credit against your U.S. federal income tax liability for amounts withheld under the backup withholding rules, and amounts

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in excess of your liability are refundable if you provide the required information to the IRS in a timely fashion. A holder of the ETNs may also be subject to information reporting to the IRS with respect to certain amounts paid to such holder unless it (1) is a Non-U.S. Holder and provides a properly executed IRS Form W-8 (or other qualifying documentation) or (2) otherwise establishes a basis for exemption.

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SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

The agent for this offering, CSSU, is our affiliate. We intend to sell a portion of the ETNs on the Inception Date to investors at 100% of their stated principal amount. We will receive proceeds equal to 100% of the offering price of ETNs sold on the Inception Date. After the Inception Date, additional ETNs may be issued and sold from time to time based on the indicative value of the ETNs at that time, through CSSU, acting as principal or as our agent, to investors and to dealers acting as principals for resale to investors. Sales of the ETNs after the Inception Date will be made at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. We may also sell ETNs to CSSU for sale directly to investors or for the purpose of lending the ETNs to broker-dealers and other market participants who may have made short sales of such ETNs and who may cover such short positions by borrowing or purchasing ETNs from us or our affiliates. If these activities are commenced, they may be discontinued at any time.

We may deliver ETNs against payment therefor on a date that is greater than three Business Days following the date of sale of any ETNs. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three Business Days, unless parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to transact in ETNs that are to be issued more than three Business Days after the related trade date will be required to specify alternative settlement arrangements to prevent a failed settlement.

CSSU and any other agent in the initial and any subsequent distribution are expected to charge normal commissions for the purchase of ETNs.

Broker-dealers may make a market in the ETNs, although none of them are obligated to do so and any of them may stop doing so at any time without notice. This pricing supplement (including the accompanying prospectus supplement and prospectus) may be used by such dealers in connection with market-making transactions. In these transactions, dealers may resell an ETN covered by this pricing supplement (including the accompanying prospectus supplement and prospectus) that they acquire from other holders after the original offering and sale of the ETNs, or they may sell an ETN covered by this pricing supplement (including the accompanying prospectus supplement and prospectus) in short sale transactions.

Broker-dealers and other market participants are cautioned that some of their activities, including covering short sales with ETNs borrowed from one of our affiliates, may result in their being deemed participants in the distribution of the ETNs in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act of 1933. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the participant in the particular case, and the example mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject a market participant to the prospectus-delivery and liability provisions of the Securities Act. This prospectus will be deemed to cover any short sales of ETNs by market participants who cover their short positions with ETNs borrowed or acquired from us or our affiliates in the manner described above.

CSSU or another FINRA member will provide certain services relating to the distribution of the ETNs and may be paid a fee for its services equal to all, or a portion of, the ETN Fees. CSSU may also pay fees to other dealers pursuant to one or more separate agreements. Any portion of the ETN Fees paid to CSSU or such other FINRA member will be paid on a periodic basis over the term of the ETNs. Although CSSU will not receive any discounts in connection with such sales, CSSU is expected to charge normal commissions for the purchase of any ETNs. Any distribution of the ETNs in which CSSU participates will conform to the requirements of FINRA Rule 5121. CSSU will act as our agent in connection with any repurchases at the investor’s option. If you elect to have your ETNs redeemed by us prior to the Maturity Date or the ETNs are subject to an Automatic Acceleration, a fee equal to the product of (i) 0.05% times (ii) the Closing Level of the Index on the Early Redemption Valuation Date or Accelerated Valuation Date, as the case may be, times (iii) the Index Units as of the immediately preceding Trading Day will apply to each ETN that is redeemed prior to the Maturity Date. The amount of the fees paid in connection with the ETNs that represent underwriting compensation will not exceed a total of 8% of the proceeds to us from the ETNs.

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BENEFIT PLAN INVESTOR CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Internal Revenue Code of 1986 (the “Code”), impose certain requirements on (a) employee benefit plans subject to Title I of ERISA, (b) individual retirement accounts, Keogh plans or other arrangements subject to Section 4975 of the Code, (c) entities whose underlying assets include “plan assets” (within the meaning of U.S. Department of Labor Regulation Section 2510.3-101, as modified by Section 3(42) of ERISA) by reason of any such plan’s or arrangement’s investment therein (we refer to the foregoing collectively as “Plans”) and (d) persons who are fiduciaries with respect to Plans. In addition, certain governmental, church and non-U.S. plans (“Non-ERISA Arrangements”) are not subject to Section 406 of ERISA or Section 4975 of the Code, but may be subject to other laws that are substantially similar to those provisions (each, a “Similar Law”).

In addition to ERISA’s general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., “parties in interest” as defined in ERISA or “disqualified persons” as defined in Section 4975 of the Code (we refer to the foregoing collectively as “parties in interest”) unless exemptive relief is available under an exemption issued by the U.S. Department of Labor. Parties in interest that engage in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. We, and our current and future affiliates, including Credit Suisse Securities (USA) LLC and Credit Suisse International, may be parties in interest with respect to many Plans. Thus, a Plan fiduciary considering an investment in the ETNs should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code. For example, the ETNs may be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between us and an investing Plan which would be prohibited if we are a party in interest with respect to the Plan unless exemptive relief were available under an applicable exemption.

In this regard, each prospective purchaser that is, or is acting on behalf of, a Plan, and proposes to purchase the ETNs, should consider the exemptive relief available under the following prohibited transaction class exemptions, or PTCEs: (A) the in-house asset manager exemption (PTCE 96-23), (B) the insurance company general account exemption (PTCE 95-60), (C) the bank collective investment fund exemption (PTCE 91-38), (D) the insurance company pooled separate account exemption (PTCE 90-1) and (E) the qualified professional asset manager exemption (PTCE 84-14). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide a limited exemption for the purchase and sale of ETNs and related lending transactions, provided that neither the issuer of the ETNs nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration (within the meaning of Section 408(b)(17) of ERISA or Section 4975(f)(10) of the Code) in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the ETNs.

Each purchaser or holder of a security, and each fiduciary who causes any entity to purchase or hold a security, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such ETNs, that either (i) it is neither a Plan nor a Non-ERISA Arrangement and it is not purchasing or holding ETNs on behalf of or with the assets of any Plan or Non-ERISA Arrangement; or (ii) its purchase, holding and subsequent disposition of such ETNs shall not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any provision of Similar Law.

Fiduciaries of any Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing the ETNs. We also refer you to the portions of the offering circular addressing restrictions applicable under ERISA, the Code and Similar Law.

Each purchaser of a security will have exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the security does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law. Nothing herein shall be construed as a representation that an investment in the ETNs would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

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LEGAL MATTERS

Latham & Watkins LLP has acted as special counsel to the agent.  Milbank, Tweed, Hadley & McCloy LLP has acted as special tax counsel to the issuer.

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ANNEX A

FORM OF OFFER FOR REDEMPTION

PART A: TO BE COMPLETED BY THE BENEFICIAL OWNER

Dated:______________
[insert date]

Credit Suisse AG (“Credit Suisse”)

E-mail: list.etndesk@credit-suisse.com

Re:	Credit Suisse FI Large Cap Growth Enhanced Exchange Traded Notes due June , 2019 Linked to the Russell 1000® Growth Index Total Return (the “ETNs”)

Ladies and Gentlemen:

The undersigned beneficial owner hereby irrevocably offers to Credit Suisse the right to redeem the ETNs, as described in the Pricing Supplement dated June , 2014, in the amounts and on the date set forth below.

Name of beneficial holder:	_______________________________
[insert name of beneficial owner]

Number of ETNs offered for redemption (You must offer at least the applicable minimum redemption amount for redemption at one time for your offer to be valid. The minimum redemption amount will be equal to 10,000 ETNs. The trading day immediately succeeding the date you offered your ETNs for redemption will be the valuation date applicable to such redemption.):

[insert number of ETNs offered for redemption by Credit Suisse]

Applicable valuation date:	,	20
Applicable redemption date:	,	20
	[insert a date that is three business days following the applicable valuation date]

Contact Name:
[insert the name of a person or entity to be contacted with respect to this Offer for Redemption]

Telephone #:
[insert the telephone number at which the contact person or entity can be reached]

My ETNs are held in the following DTC Participant’s Account (the following information is available from the broker through which you hold your ETNs):

Name:

DTC Account Number (and any relevant sub-account):

Contact Name:

Telephone Number:

Acknowledgement: In addition to any other requirements specified in the Pricing Supplement being satisfied, I

A-1

acknowledge that the ETNs specified above will not be redeemed unless (i) this Offer for Redemption, as completed and signed by the DTC Participant through which my ETNs are held (the “DTC Participant”), is delivered to Credit Suisse, (ii) the DTC Participant has booked a “delivery versus payment” (“DVP”) trade on the applicable valuation date facing Credit Suisse, and (iii) the DTC Participant instructs DTC to deliver the DVP trade to Credit Suisse as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the applicable redemption date. I also acknowledge that if this Offer for Redemption is received after 4:00 p.m., New York City time, on a business day, I will be deemed to have made this Offer for Redemption on the following business day.

The undersigned acknowledges that Credit Suisse will not be responsible for any failure by the DTC Participant through which such undersigned’s ETNs are held to fulfill the requirements for redemption set forth above.

[Beneficial Holder]

PART B OF THIS NOTICE IS TO BE COMPLETED BY THE DTC PARTICIPANT IN WHOSE ACCOUNT THE ETNs ARE HELD AND DELIVERED TO CREDIT SUISSE BY 4:00 P.M., NEW YORK CITY TIME, ON THE BUSINESS DAY IMMEDIATELY PRECEDING THE APPLICABLE VALUATION DATE

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BROKER’S CONFIRMATION OF REDEMPTION

[PART B: TO BE COMPLETED BY BROKER]

Dated: ________________
[insert date]

Credit Suisse AG (“Credit Suisse”)

Re:	Credit Suisse FI Large Cap Growth Enhanced Exchange Traded Notes due June , 2019 Linked to the Russell 1000® Growth Index Total Return (the “ETNs”)

Ladies and Gentlemen:

The undersigned holder of Exchange Traded Notes due June     , 2019 Linked to the Russell 1000® Growth Index Total Return, issued by Credit Suisse, acting through its Nassau Branch, CUSIP No. 22542D423 (the “ETNs”) hereby irrevocably offers to Credit Suisse the right to redeem, on the Redemption Date of                                     , with respect to the number of the ETNs indicated below as described in the Pricing Supplement dated June     , 2014 relating to the ETNs (the “Pricing Supplement”). Terms not defined herein have the meanings given to such terms in the Pricing Supplement.

The undersigned certifies to you that it will (i) book a delivery versus payment trade on the valuation date with respect to the number of ETNs specified below at a price per ETN equal to the redemption value, facing Credit Suisse, DTC #355 and (ii) deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the redemption date.

Very truly yours,

[NAME OF DTC PARTICIPANT HOLDER]

Contact Name:

Title:

Telephone:

Fax:

E-mail:

Number of ETNs offered for redemption (You must offer at least the applicable minimum redemption amount for redemption at one time for your offer to be valid (10,000 ETNs)). The trading day immediately succeeding the date you offered your ETNs for redemption will be the valuation date applicable to such redemption.):

 DTC # (and any relevant sub-account):

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$

Credit Suisse AG,

Acting through its Nassau Branch

Credit Suisse FI Large Cap Growth Enhanced Exchange Traded Notes

due June    , 2019

Linked to the Russell 1000® Growth Index Total Return

June     , 2014

Credit Suisse